UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Mercury Systems, Inc.
 (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)Title of each class of securities to which transaction applies:
(2)Aggregate number of securities to which transaction applies:
(3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)Proposed maximum aggregate value of transaction:
(5)Total fee paid:

☐ Fee paid previously with preliminary materials:
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)Amount previously paid:
(2)Form, Schedule or Registration Statement No.:
(3)Filing Party:
(4)Date Filed:

2020 Proxy Statement

Notice of 2020 Annual Meeting of
Shareholders and Proxy Statement

mercury systems

INNOVATION
THAT
MATTERS

mrcy.com

September 3, 2020
Dear Shareholder:
We will hold our Annual Meeting of Shareholders on October 28, 2020, beginning at 10:00 a.m Eastern Time. Due to the COVID-19 pandemic, our 2020 Annual Meeting of Shareholders will be conducted as a virtual-only meeting. We look forward to your attending the meeting either online or by proxy. The enclosed notice of meeting, proxy statement, and proxy card describe the proposals to be acted upon at the meeting.
Please refer to the enclosed proxy statement for detailed information on each of the proposals. Your vote is important. Please vote by internet, telephone, or mail as soon as possible to ensure your vote is recorded promptly. To attend the virtual meeting webcast, please follow the instructions on page 1 of the proxy statement.
On behalf of the Board of Directors, we would like to express our appreciation for your continued interest in our company.

Sincerely yours,

Mark Aslett, President, Chief Executive Officer, and Director

MERCURY SYSTEMS, INC.
50 MINUTEMAN ROAD
ANDOVER, MA 01810
(978) 256-1300

Notice of Annual Meeting of Shareholders

To Be Held on October 28, 2020
The Annual Meeting of Shareholders of MERCURY SYSTEMS, INC. will be held on October 28, 2020, at 10:00 a.m. Eastern Time. Due to the COVID-19 pandemic, our 2020 Annual Meeting of Shareholders will be conducted as a virtual-only meeting. The meeting is being held for the following purposes:
1. To elect three Class II directors nominated by the Board of Directors, each to serve for a three-year term, and to elect one Class III director nominated by the Board of Directors, to serve for a one-year term, and in each case until their successors are duly elected and qualified.
2. To hold an advisory vote on the compensation of our named executive officers (the "say-on-pay" vote).
3. To hold a vote to approve our amended and restated 2018 Stock Incentive Plan.
4. To hold a vote to approve our amended and restated 1997 Employee Stock Purchase Plan.
5. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2021.
6. To consider and act upon any other business that may properly come before the meeting or any adjournment or postponement of the meeting.
Proposal Number One relates solely to the election of three Class II directors and one Class III director and does not include any other matters relating to the election of directors, including, without limitation, the election of directors nominated by any Mercury shareholder.
The Board of Directors has fixed the close of business on August 24, 2020 as the record date for the meeting. All shareholders of record on that date are entitled to notice of and to vote at the meeting.
Your vote is important. Please vote by internet, telephone, or mail as soon as possible to ensure your vote is recorded promptly. To attend the virtual meeting webcast, please follow the instructions on page 1 of the proxy statement.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders To Be Held on October 28, 2020: This proxy statement and Annual Report and Form 10-K for our fiscal year ended July 3, 2020 are available at www.edocumentview.com/MRCY.

By Order of the Board of Directors

Christopher C. Cambria Secretary

Andover, Massachusetts
September 3, 2020

i

EXECUTIVE SUMMARY
This executive summary is an overview of information that you will find elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.
Proposals and Board Recommendations

No.	Proposal Summary	Board's Voting Recommendations
1	Election of Three Class II Directors and One Class III Director	FOR each nominee
2	Advisory Vote on Executive Compensation ("Say-on-Pay")	FOR
3	Amended and Restated 2018 Stock Incentive Plan	FOR
4	Amended and Restated 1997 Employee Stock Purchase Plan	FOR
5	Ratification of Appointment of Our Independent Registered Public Accounting Firm for Fiscal 2021	FOR

Fiscal 2020 Business Performance Highlights
At Mercury Systems, we deliver Innovation That Matters®. We make mission-critical technologies profoundly more accessible and affordable for aerospace and defense. Our fiscal 2020 results demonstrate that our customers trust us more than ever to meet their current and emerging technology and business needs. We delivered record bookings, revenue, net income, adjusted EBITDA, and adjusted EPS in fiscal 2020 against a challenging coronavirus backdrop. We continued to invest organically in the business for future growth, improved our performance in operations and manufacturing, acquired American Panel Corporation ("APC"), and concluded the year with zero debt and nearly $1 billion of financial capacity.
Our footprint has increased in recent years to more than 300 programs and platforms. Our top-line growth reflects this expansion. Revenue for fiscal 2020 increased 22% year-over-year to a new Company record of $797 million. Our largest revenue programs were SEWIP, F-35, P8, Filthy Buzzard and ARCI.
Organic revenue, excluding recent acquisitions, was up 14% from fiscal 2019. Bookings grew 22% to $954 million – our sixth straight record. Year-end backlog increased 33% to a record $831 million, positioning us to continue delivering above industry average growth in fiscal 2021. It was also a record year for new design wins, which amounted to more than $2 billion in total lifetime value.
Our business model continues to perform well, and Mercury delivered strong results on the bottom line in fiscal 2020. GAAP net income increased 83% from fiscal 2019, driven by improved operating performance and the positive impact of one-time, non-operating items. Adjusted EBITDA grew 21% to a record $176 million. It also was a record year for free cash flow, defined as operating cash flow less capital expenditures, at $72 million.
We are beginning fiscal 2021 in an excellent position strategically. The team is doing an outstanding job managing through the virus pandemic. Although the public health and economic risks remain elevated, we are positive about the business outlook.
We continue to believe that Mercury is targeting the right parts of the market. The wave of modernization occurring in radar, electronic warfare, and C4I continues to drive growth in the business. Demand in weapons systems, space, avionics processing, and mission computing, as well as secure rugged servers, remains healthy.
Our bookings and design win activity reflect the impacts of three industry trends that we have previously discussed: 1) supply chain delayering by the government and the defense primes; 2) the primes' flight to quality suppliers; and 3) increased outsourcing by the primes at the subsystem level. Potentially a fourth trend is the government's drive to create a domestic supply chain for secure and trusted advanced electronics capabilities designed and built in the U.S.
Protecting the health, safety and livelihoods of our employees has been the center of our decision making since the earliest days of the COVID pandemic. In return, our team has performed superbly in maintaining their productivity and overcoming our operational challenges.
We are optimistic about our ability to continue delivering organic revenue growth at a rate that exceeds the industry average, and confident that we can improve Mercury's financial performance by executing our plans in five areas:
•deliver robust organic revenue growth, supplemented by growth from acquisitions;
•invest in new technologies, in our manufacturing assets and business systems, and in our people;
•enhance margins and drive working capital efficiencies through manufacturing insourcing and performance improvements;
•create stronger operating leverage in the business by growing revenue faster than expenses; and
•fully integrate our acquired businesses to generate cost and revenue synergies.
This strategy has worked very well over the past six years. Given our ability to execute, we are confident that Mercury will extend this record of success. We anticipate another year of strong growth in revenue and adjusted EBITDA in fiscal 2021, driven by high single-digit to low double-digit organic revenue growth, in line with our long-term strategy.

FY20 FINANCIAL HIGHLIGHTS

BOOKINGS ($M)

22% YOY

29% CAGR
269
299
444
564
783
954
FY15 FY16 FY17 FY18 FY19 FY20

REVENUE ($M)

22% YOY

28% CAGR
235
270
409
493
655
797
FY15 FY16 FY17 FY18 FY19 FY20

ADJ. EBITDA ($M)

21% YOY

32% CAGR
44
56
93
115
145
176
FY15 FY16 FY17 FY18 FY19 FY20

ADJ. EPS ($)

25% YOY

24% CAGR
0.80
0.94
1.12
1.41
1.84
2.30
FY15 FY16 FY17 FY18 FY19 FY20

Notes: For the fiscal year ended July 3, 2020. Bookings as reported in the Company's earnings announcement on August 4, 2020. Figures are based on fiscal year results as reported in the Company's Form 10-Ks. CAGR figures for the period FY15–FY20. Adjusted EBITDA and adjusted EPS are key measures that are not calculated according to U.S. generally accepted accounting principles ("GAAP"). Refer to "Non-GAAP Financial Measures" in Management's Discussion and Analysis of Financial Condition and Results of Operations in our Form 10-K for our definition of these measures, including reconciliations to our most directly comparable GAAP financial measures.

SELECTED FINANCIAL DATA

The following table summarizes certain historical consolidated financial data, which should be read in conjunction with the consolidated financial statements and related notes included elsewhere in this report (in thousands, except per share data):

	FISCAL YEARS				
	2020	2019	2018	2017	2016
Statement of Operations Data					
Net revenues	$796,610	$654,744	$493,184	$408,588	$270,154
Income from operations	$91,062	$76,584	$46,985	$37,403	$23,973
Net income	$85,712	$46,775	$40,883	$24,875	$19,742
Net earnings per share					
Basic	$1.57	$0.98	$0.88	$0.59	$0.58
Diluted	$1.56	$0.96	$0.86	$0.58	$0.56
Adjusted EBITDA(1)	$176,242	$145,326	$114,567	$92,576	$56,137
Adjusted EPS(1)	$2.30	$1.84	$1.41	$1.12	$0.94

	AS OF FISCAL YEARS				
	2020	2019	2018	2017	2016
Balance Sheet Data					
Working capital	$508,854	$484,140	$260,063	$173,351	$177,748
Total assets	$1,610,720	$1,416,977	$1,064,480	$815,745	$736,496
Long-term obligations	$100,021	$34,206	$220,909	$17,483	$195,808
Total shareholders' equity	$1,384,784	$1,284,739	$771,891	$725,417	$473,044

(1) Adjusted EBITDA and adjusted EPS are key measures that are not calculated according to U.S. generally accepted accounting principles ("GAAP"). Refer to "Non-GAAP Financial Measures" in Management's Discussion and Analysis of Financial Condition and Results of Operations in our Form 10-K for our definition of these measures, including reconciliations to our most directly comparable GAAP financial measures.

Executive Compensation Highlights and Alignment of Compensation with Business Strategy
Pay for Performance
Our executive compensation program is designed to motivate, engage, and retain a talented leadership team and to appropriately reward them for their contributions to our business. Our performance framework consists of a combination of financial performance measures that provide a balance between short-term results and drivers of long-term value. We provide our executive officers with three primary elements of pay: base salary; a performance cash bonus opportunity; and long-term equity incentive compensation. By placing a substantial majority of our executives' compensation at risk through performance-based variable compensation, we align our compensation program with our business strategy. The following charts show the pay mix for our CEO and our other named executive officers for fiscal 2020.
        Performance-based variable compensation accounted for 88% and 79% of total compensation for our CEO and other named executive officers, respectively, for fiscal 2020. The foregoing percentages were calculated using the salary, annual cash bonuses, and the grant date fair value of equity awards as reported for fiscal 2020 in the Summary Compensation and Grants of Plan-Based Awards Tables below. All other compensation for our named executive officers for fiscal 2020, which consisted of a $12,000 allowance for tax and financial planning for executives, and a 401(k) match which is available to all employees, amounted to less than 1% of total compensation for named executive officers and is not reflected in the table above due to rounding.
Executive Bonus Program
For our fiscal 2020 executive bonus program, 100% of the total value was based on our achieving corporate financial performance objectives. Our fiscal 2020 executive bonus plan was split into two halves, with specific financial performance targets addressing the first half and the second half of the fiscal year. We used two semi-annual performance periods with two different performance targets in order to align our cash incentive program with our strategic operating plan ("SOP") review and midyear SOP update. We determined the potential total size of the annual cash incentive bonuses at the beginning of the fiscal year as well as set the first half financial performance target, and then set the second half and full year performance target in connection with our midyear SOP update. Potential over-achievement awards were based on exceeding the sum of the two half year corporate financial performance objectives. Our executive officers earned payouts at 100% of the first half target corporate financial performance bonus and 99% of the second half target corporate financial performance bonus. The target bonus was weighted 44% for the first half and 56% for the second half of the fiscal year, reflecting the fiscal 2020 adjusted EBITDA split between the first and second halves of the fiscal year in our SOP, with a catch-up feature for unearned first half cash incentives based on our full year performance. No over-achievement bonuses were earned for fiscal 2020. During the fourth quarter of fiscal 2020, we amended our adjusted EBITDA definition for external financial reporting to add back COVID-related costs as we believe these incremental expenses are outside the normal operations of the Company and are not indicative of ongoing operating results. The Compensation Committee maintained the original adjusted EBITDA target for the second half of the fiscal year and approved the use of the new adjusted EBITDA definition for the bonus plan for the second half of the fiscal year.
Executive Equity Awards
        Each fiscal 2020 restricted stock award for our named executive officers was 50% performance-based vesting and 50% time-based vesting. For the time-based vesting half of the fiscal 2020 awards, one-third vests on each of the first three anniversaries of the grant date. For the performance-based vesting half of the fiscal 2020 awards, the awards vest based on
v

relative performance to our peer group for the three-year period ending in fiscal 2022. For fiscal 2020, we used two relative performance metrics for the performance-based awards: (i) a ratio of adjusted EBITDA to revenue, percentile ranked relative to our peer group (50% weighting); and (ii) revenue growth percentage, percentile ranked relative to our peer group (50% weighting).
Our fiscal 2018 performance-based restricted stock awards vested at 250% based on our performance for the three-year period ended in fiscal 2020. Our fiscal 2018 performance awards used a mix of the ratio of adjusted EBITDA to revenue, percentile ranked relative to our peer group (75% weighting), and revenue growth percentage, percentile ranked relative to our peer group (25% weighting). Our financial results for the fiscal 2018 performance awards were at the 80th and 95th percentiles, respectively, of EBITDA margin and revenue growth compared to our peer group.
Compensation Governance and Best Practices

What We Do
Provide short-term and long-term incentive plans with performance targets aligned to business objectives
Conduct an annual advisory vote for shareholders to approve executive compensation
Maintain a Compensation Committee composed entirely of independent directors
Require stock ownership for all executives
Conduct regular shareholder outreach and engagement
Retain an independent executive compensation consultant to the Compensation Committee
Maintain an insider trading policy requiring executives and directors to trade only during established window periods after contacting our General Counsel prior to any sales or purchases of Mercury shares
Use only double trigger change in control agreements for executives
Maintain a clawback policy for actions that result in a financial restatement

What We Don't Do
Provide gross-up payments to cover personal income taxes or excise taxes pertaining to executive or severance benefits
Allow employees, executives, and directors to engage in hedging or pledging of Mercury shares
Reward excessive, inappropriate, or unnecessary risk-taking
Allow the repricing or backdating of equity awards
Provide pension plans or supplemental executive retirement plans
Pay dividends or dividend equivalents on unvested equity awards

Our Board of Directors
The following table provides summary information about our Directors.

				Committee Memberships
Name	Director Since	Primary Occupation	Independent	AC	CC	NGC	GRC	M&A
Mark Aslett	2007	President and CEO Mercury Systems	No				M
James K. Bass	2010	Former President and CEO Piper Aircraft	Yes	M, F				M
Orlando P. Carvalho	2020	Former Executive Vice President Aeronautics, Lockheed Martin	Yes		M		M
Michael A. Daniels	2010	Former Chairman and CEO Mobile 365 and Network Solutions	Yes		C	M		C
Lisa S. Disbrow	2017	Under Secretary of the U.S. Air Force (Retired)	Yes	M, F			C
Mary Louise Krakauer	2017	Former Executive Dell and EMC	Yes		M
Barry R. Nearhos	2018	Former Managing Partner PricewaterhouseCoopers	Yes	M,F
William K. O'Brien	2008	Former Executive Chairman Enterasys Networks	Yes	C, F		M		M
Vincent Vitto Chairman of the Board	2006	Former President and CEO Charles Stark Draper Laboratory	Yes		M	C	M	M

AC = Audit Committee	GRC = Government Relations Committee	M = Member
CC = Compensation Committee	M&A = M&A and Finance Committee	C = Committee Chair
NGC = Nominating & Governance Committee		F = Financial Expert
We are proposing that the Class II nominees listed above, which consist of three incumbent directors, Mark Aslett, Mary Louise Krakauer, and William K. O'Brien, be elected to serve terms of three years, and that the Class III nominee listed above, Orlando P. Carvalho, an incumbent director, be elected to serve a term of one year, and in each case until their successors are duly elected and qualified or until they sooner die, resign, or are removed. Pursuant to our Board Policy, a director elected to the Board other than at a meeting of shareholders shall stand for election at the next shareholder meeting; accordingly, Mr. Carvalho is standing for election at this annual meeting as he was elected by the Board of Directors in January 2020.

Environmental, Social, and Corporate Governance Highlights
Our commitment to good corporate governance stems from our belief that a strong governance framework creates long-term value for our shareholders, strengthens Board and management accountability, and builds trust in us and our brand. Our governance framework includes the following highlights:

Board and Governance Information		Board and Governance Information
Size of the Board of Directors	9	Board Meetings Held During Fiscal 2020	5
Number/ % of Independent Directors	8/ 89%	Poison Pill	No
Average Age of Independent Directors	67	Proxy Access	No
Average Independent Director Tenure	7 years	Code of Business Conduct and Ethics	Yes
Women Board Members	22%	Stock Ownership Guidelines: Directors & Executives	Yes
Classified Board of Directors	Yes	Anti-Hedging and Pledging Policies	Yes
Majority Voting in Director Elections	Yes	Compensation Clawback Policy	Yes
Plurality Voting in Contested Director Elections	Yes	Separate Chairman and CEO	Yes
Annual Board and Committee Self-Assessments	Yes	Ongoing Shareholder Outreach and Engagement	Yes
Annual Director Peer Assessments	Yes	Capital Structure with One Vote per Common Share	Yes
Limited Membership on Other Public Co Boards	Yes	Succession Planning Process for Senior Management	Yes
Board Committees are 100% Independent Directors	Yes (1)	Regular Executive Sessions without Management	Yes
(1) Each of the Audit Committee, Compensation Committee, Nominating and Governance Committee, and M&A and Finance Committee is comprised of 100% independent directors. Our CEO is a member of the Government Relations Committee as we believe his experience with our customers and markets adds value to the Committee.
        Our Board of Directors and executives understand and embrace the importance to all of our primary stakeholders of environmental, social, and governance ("ESG") measurement and reporting. For a number of years, we have been addressing the aspects of ESG we believe have the greatest impact on our business, our stakeholders, and value creation. As it relates to environment and sustainability, our initial priorities include: talent management and culture; responsible sourcing and operational excellence; cyber security; and environmental stewardship. We have also addressed a number of key governance principles that are considered best practice and will continue to advance in this area as well. Of our areas of focus, we are more advanced in developing talent management and culture and cyber security because these have the greatest potential to create - and the highest risk to destroy - value for Mercury and our shareholders. We are committed to continued progress in our efforts, results, and reporting accountability, and will add both to what we do and how we report these efforts over time.
        For talent management and culture, we invest in the professional development of our team members, hiring and retaining a diverse workforce. We are committed to ongoing employee training in critical compliance areas including business ethics, export rules, and our culture of integrity. We adhere to high ethical and security standards and operating with integrity is a foundation of our culture and values. We disclose in the Corporate Sustainability section of our website gender, racial, and ethnicity data, our voluntary and involuntary termination rates, and our OSHA injury rates.
Identifying and quantifying historic pay gaps based solely on gender can be challenging given the unique backgrounds each of our employees brings to the company. Despite this challenge and evidencing our strong commitment to closing the historical gender pay gap in the U.S., in 2018 we engaged an internationally known human resources consulting firm to conduct an assessment to determine the extent to which gender could have an impact on pay levels across the organization for our U.S. employees. That assessment found that women - without adjustment for factors outside of gender that might reasonably command higher pay in the marketplace from employers - are paid on average approximately 2% - 4% less than men. Based on the assessment, we have proactively worked to address each employee's individual circumstances to determine whether the pay gap was associated with factors other than gender and initiated a process to provide pay adjustments for women, as appropriate. Any adjustments have been based on the statistically derived recommendations from our outside consultant, and we continuously leverage market data and other statistics to inform promotions, adjustments, and new hire offers to provide women with competitive pay without regard to gender.
        The layers of cyber security we have built into our business systems and incorporated into our processes help ensure the critical data that drives the development of customer solutions is secure and protects our employees' personal information. Our good work has been recognized and we remain committed to modeling industry best practices. We have deployed and have been relying upon a best in class industrial security program as evidenced by superior ratings from the U.S. Defense Counterintelligence and Security Agency (DCSA). Four of our cleared sites have been recognized with the James S. Cogswell

Industrial Security Achievement Award in recent years, with our Andover, MA headquarters being recognized with this award in 2020; less than 1% of the 13,000+ cleared contractor locations receive this award annually.
        Responsible sourcing and operational excellence are an integral part of value creation. We work with all our suppliers to ensure that we all adhere to an equal and high standard of sustainability and ethical principles. We provide opportunities for small businesses to engage with us as we support our customers in the aerospace, defense, and intelligence markets. We work closely with many categories of small businesses, including small disadvantaged, women-owned, veteran-owned, service-disabled veteran-owned, and historically underutilized business zone (HUBZone) companies.
        As a technology company, we have relatively limited exposure to environmental stewardship risks in our operations. We are committed to promoting environmental stewardship and introducing innovative processes and technologies that improve our efforts, including quantifying and disclosing our environmental impact along with our efforts to maximize future generations' ability to live, work, and play in our shared natural environment. We disclose in the Corporate Sustainability section of our website our energy and water usage at our U.S. facilities, including our scope 2 greenhouse gas (GHG) emissions for indirect emissions from the generation of purchased energy, as well as the GHG emissions from our business travel.
        Our executive leadership team reviews our ESG efforts and the Compensation Committee of the Board of Directors reviews our ESG practices with a view toward how our efforts help attract, develop, and retain employee talent, including our culture and values as well as how we demonstrate our commitment to good corporate citizenship.
Please see the Corporate Sustainability section of our website, www.mrcy.com, under "Who We Are" for detailed disclosures on our commitment to sustainability and ESG practices. Information contained on our website does not constitute part of this proxy statement or our annual report on Form 10-K.

x

MERCURY SYSTEMS, INC.
50 MINUTEMAN ROAD
ANDOVER, MA 01810
(978) 256-1300
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why am I receiving these materials?
We are mailing this proxy statement, with the accompanying proxy card, to you on or about September 3, 2020 in connection with the solicitation of proxies by the Board of Directors of Mercury Systems, Inc. ("Mercury") for the annual meeting of shareholders to be held on October 28, 2020, and any adjournment or postponement of that meeting. The meeting will be held on October 28, 2020, beginning at 10:00 a.m. Eastern Time. Due to the COVID-19 pandemic, we are conducting a virtual-only annual meeting this year. You are invited to attend the meeting online, and we request that you vote on the proposals described in this proxy statement. You do not need to attend the meeting online to vote your shares. You may vote by internet, telephone, or mail in order to have your shares voted at the meeting on your behalf.
What am I voting on?
There are five matters scheduled for a vote:
•election of three Class II directors nominated by the Board of Directors, each to serve for a three-year term, and the election of one Class III director nominated by the Board of Directors, for a one-year term, and in each case until their successors are duly elected and qualified;
•an advisory vote on the compensation of our named executive officers (the "say-on-pay" vote);
•approval of our amended and restated 2018 Stock Incentive Plan;
•approval of our amended and restated 1997 Employee Stock Purchase Plan; and
•ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2021.
Who can attend and vote at the meeting?
Shareholders of record at the close of business on August 24, 2020 are entitled to attend and vote at the meeting. Each share of our common stock is entitled to one vote on all matters to be voted on at the meeting, and can be voted only if the record owner is present to vote or is represented by proxy. The proxy card provided with this proxy statement indicates the number of shares of common stock that you own and are entitled to vote at the meeting.
How can I attend the virtual annual meeting?
The annual meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by webcast. You are entitled to participate in the annual meeting only if you were a stockholder of the Company as of the close of business on August 24, 2020, or if you hold a valid proxy for the annual meeting. No physical meeting will be held.
You will be able to attend the annual meeting online and submit your questions during the meeting by visiting www.meetingcenter.io/258596499. You also will be able to vote your shares online by attending the annual meeting by webcast.
To participate in the annual meeting, you will need to review the information included on your proxy card or on the instructions that accompanied your proxy materials. The password for the meeting is MRCY2020.
If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below. The online meeting will begin promptly at 10 a.m., Eastern Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.

How do I register to attend the annual meeting virtually on the Internet?
If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the annual meeting virtually on the Internet. Please follow the instructions on the proxy card that you received.
If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the annual meeting virtually on the Internet. To register to attend the annual meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Mercury Systems, Inc. holdings along with your name and email address to Computershare. Requests for registration must be labeled as "Legal Proxy" and be received no later than 5:00 p.m., Eastern Time, on October 27, 2020. You will receive a confirmation of your registration by email after Computershare receives your registration materials.
Requests for registration should be directed to the following:
By email
Please forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com.
By mail
 Computershare
Mercury Systems, Inc. Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001
What constitutes a quorum at the meeting?
The presence at the meeting, in person or represented by proxy, of the holders of a majority of our common stock outstanding on August 24, 2020, the record date, will constitute a quorum for purposes of the meeting. On the record date, 56,000,597 shares of our common stock were outstanding. For purposes of determining whether a quorum exists, proxies received but marked "abstain" and so-called "broker non-votes" (described below) will be counted as present.
How do I vote my shares?
•Beneficial Shareholders. If you own shares through a broker, bank, or other holder of record (that is, your shares are held in "street name"), you must instruct the holder of record how to vote your shares. In order to provide voting instructions to the holder of record of your shares, please refer to the materials forwarded by your broker, bank, or other holder of record. If your shares are held in "street name" and you wish to vote them online at the meeting, you must obtain from your broker a properly executed legal proxy identifying you as a Mercury shareholder, authorizing you to act on behalf of the broker at the meeting, and specifying the number of shares with respect to which the authorization is granted. Proxies submitted by internet or telephone must be received by 11:59 p.m., Eastern Time, on October 27, 2020.
•Registered Shareholders. If you own shares that are registered in your name, you may vote by proxy before the annual meeting by internet at www.envisionreports.com/MRCY, by calling 1-800-652-VOTE (8683), or by signing and returning your proxy card. To vote by internet or telephone, you will need your voting control number, which can be found on your proxy card. Proxies submitted by internet or telephone must be received by 11:59 p.m., Eastern Time, on October 27, 2020. If you return a signed proxy card but do not provide voting instructions for some or all of the matters to be voted on, your shares will be voted on all uninstructed matters in accordance with the recommendations of the Board.
If you sign, date, and return the proxy card but do not specify how your shares are to be voted, then your proxy will vote your shares as follows:
•FOR the election of the nominees for three Class II directors and one Class III director named below under "Proposal 1: Election of Three Class II Directors and One Class III Director;"
•FOR the approval of, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement;
•FOR the approval of our amended and restated 2018 Stock Incentive Plan;
•FOR the approval of our amended and restated 1997 Employee Stock Purchase Plan;

•FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2021; and
•in the proxy's discretion as to any other business which may properly come before the meeting or any adjournment or postponement of the meeting.
What discretion does my broker have to vote my shares held in "street name"?
A broker holding your shares in "street name" must vote those shares according to any specific instructions it receives from you. If specific instructions are not received, your broker may vote your shares in its discretion, depending on the type of proposal involved. Under applicable rules, there are certain matters on which brokers may not vote without specific instructions from you, such as the election of directors, the advisory vote on say-on-pay, and the approval of our equity plans. If such matters come before the meeting and you have not specifically instructed your broker how to vote your shares, your shares will not be voted on those matters, giving rise to what is called a "broker non-vote." Shares represented by broker non-votes will be counted for purposes of determining the existence of a quorum for the transaction of business, but for purposes of determining the number of shares voting on a particular proposal, broker non-votes will not be counted as votes cast or shares voting.
Can I change my vote after I return my proxy card?
•Beneficial Shareholders. Beneficial shareholders should contact their broker, bank, or other holder of record for instructions on how to revoke their proxies or change their vote.
•Registered Shareholders. Registered shareholders may revoke their proxies or change their voting instructions at any time before 11:59 p.m., Eastern Time, on October 27, 2020, by submitting a proxy via internet, telephone, or mail that is dated later than the original proxy or by delivering written notice of revocation to our Corporate Secretary. Registered shareholders may also revoke their proxies or change their vote by attending the virtual annual meeting and voting by ballot.
Your attendance at the virtual meeting will not be deemed to revoke a previously delivered proxy unless you clearly indicate at the meeting that you intend to revoke your proxy and vote online at the meeting.
How are votes counted?
•Election of directors. A director nominee receiving a majority of the votes properly cast at the meeting for the nominee's election (meaning he or she receives more votes cast "FOR" than cast "WITHHOLD") will be elected director. Abstentions and broker non-votes, which are described above, will have no effect on the outcome of voting on these matters.
•All other proposals. All of the other proposals at the meeting require the favorable vote of a majority of the votes cast on the matter. Abstentions and broker non-votes, which are described above, will have no effect on the outcome of voting on these matters.
How is Mercury soliciting proxies?
We bear the cost of preparing, assembling, and mailing the proxy material relating to the solicitation of proxies by the Board of Directors for the meeting. In addition to the use of the mails, certain of our officers and regular employees may, without additional compensation, solicit proxies in person, by telephone, or by other means of communication. We will also request brokerage houses, custodians, nominees, and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares, and will reimburse those record holders for their reasonable expenses in transmitting this material.

PROPOSAL 1: ELECTION OF THREE CLASS II DIRECTORS AND ONE CLASS III DIRECTOR
        The following table provides summary information about our Directors.

				Committee Memberships
Name	Director Since	Primary Occupation	Independent	AC	CC	NGC	GRC	M&A
Mark Aslett	2007	President and CEO Mercury Systems	No				M
James K. Bass	2010	Former President and CEO Piper Aircraft	Yes	M, F				M
Orlando P. Carvalho	2020	Former Executive Vice President Aeronautics, Lockheed Martin	Yes		M		M
Michael A. Daniels	2010	Former Chairman and CEO Mobile 365 and Network Solutions	Yes		C	M		C
Lisa S. Disbrow	2017	Under Secretary of the U.S. Air Force (Retired)	Yes	M, F			C
Mary Louise Krakauer	2017	Former Executive Dell and EMC	Yes		M
Barry R. Nearhos	2018	Former Managing Partner PricewaterhouseCoopers	Yes	M,F
William K. O'Brien	2008	Former Executive Chairman Enterasys Networks	Yes	C, F		M		M
Vincent Vitto Chairman of the Board	2006	Former President and CEO Charles Stark Draper Laboratory	Yes		M	C	M	M

AC = Audit Committee	GRC = Government Relations Committee	M = Member
CC = Compensation Committee	M&A = M&A and Finance Committee	C = Committee Chair
NGC = Nominating & Governance Committee		F = Financial Expert
Who sits on the Board of Directors?
Our by-laws provide for a Board of Directors of not fewer than three nor more than fifteen directors. As permitted by Massachusetts law, the Board of Directors is divided into three classes, with each class consisting, as nearly as may be possible, of one-third of the whole number of the Board of Directors. The Board of Directors currently consists of nine members, with James K. Bass, Michael A. Daniels, and Lisa S. Disbrow serving as Class I directors, Mark Aslett, Mary Louise Krakauer, and William K. O'Brien serving as Class II directors, and Orlando P. Carvalho, Barry R. Nearhos, and Vincent Vitto serving as Class III directors.
The terms of the Class I, Class II, and Class III directors expire in 2022, 2020, and 2021, respectively. With the expiration of its respective term, each class is nominated for election for a subsequent three-year term. We are proposing that the Class II nominees listed below, which consist of three incumbent directors, Mark Aslett, Mary Louise Krakauer, and William K. O'Brien, be elected to serve terms of three years and that the Class III nominee, Orlando P. Carvalho, an incumbent director, be elected to serve a term of one year, and in each case until their successors are duly elected and qualified or until they sooner die, resign, or are removed. Pursuant to our Board Policy, a director elected to the Board other than at a meeting of shareholders shall stand for election at the next shareholder meeting; accordingly, Mr. Carvalho is standing for election at this annual meeting as he was elected by the Board of Directors in January 2020.
Directors' Qualifications and Diversity
The Board of Directors believes that the Board, as a whole, should possess a combination of skills, professional experience, and backgrounds necessary to oversee the Company's business. In addition, the Board of Directors believes that there are certain attributes that every director should possess, as reflected in the Board's membership criteria. Accordingly, the

Board of Directors and the Nominating and Governance Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board of Directors' overall composition and the Company's current and future needs.
The Nominating and Governance Committee is responsible for developing and recommending Board of Director membership criteria to the Board for approval. The criteria include independent and sound judgment, integrity, the ability to commit sufficient time and attention to Board of Director activities, and the absence of conflicts with the Company's interests. In addition, the Nominating and Governance Committee periodically evaluates the composition of the Board of Directors to assess the skills and experience that are currently represented on the Board of Directors as well as the skills and experience that the Board of Directors will find valuable in the future, given the Company's current situation and strategic plans. While the Nominating and Governance Committee does not have an explicit policy with respect to diversity, it may consider the Board's diversity of qualifications in terms of industry experience, functional skills, age, gender, race, ethnicity, governance service on other boards, prior work experience, educational background, and other important considerations. The Nominating and Governance Committee believes that it is important that Board of Director members represent diverse viewpoints and perspectives in their application of judgment to Company matters. In evaluating director candidates, and considering incumbent directors for renomination to the Board of Directors, the Nominating and Governance Committee considers, among other things, each nominee's independence, financial literacy, personal and professional accomplishments, and experience, including the following:

Experience/ Qualification	Relevance to Mercury
Senior Leadership	Experience in significant leadership positions provides us with new insights and demonstrates key management disciplines that are relevant to the oversight of our business.
Defense Industry	Extensive experience in the defense industry provides an understanding of the complex environment in which we operate and is highly important to strategic planning and oversight of our business operations.
Technology Industry	Experience with secure sensor processing, rugged servers, mission computers, safety-critical avionics, radio frequency components, multifunction assemblies and subsystems provides an understanding of the complex operations of our business as well as the labor markets in which we compete for talent.
Corporate Governance	An understanding of organizations and governance supports management accountability, transparency, and protection of shareholder interests.
Risk Management	Risk management experience is critical in overseeing the risks we face today and those emerging risks that could present in the future.
Finance and Accounting	Finance and accounting experience is important in understanding and reviewing our business operations, strategy, and financial results.
Business Operations and Strategic Planning	An understanding of business operations and processes, and experience making strategic decisions, are critical to the oversight of our business, including the assessment of our strategic operating plan and business strategy.
Regulatory	An understanding of laws and regulations is important because we operate in a highly regulated industry and we are directly affected by government actions.
Talent Management	We place great importance on attracting and retaining superior talent, and motivating employees to achieve desired enterprise and individual performance objectives.
Mergers & Acquisitions (M&A)	Experience with acquiring and integrating companies through M&A transactions is important to understanding our acquisition growth strategy.
Debt and Equity Capital Markets	Debt and equity capital markets experience is important because we use the capital markets, along with cash generated from operations, to finance our growth agenda.

Board Matrix for Non-Employee Directors

Skill/ Qualification	Vincent Vitto	James K. Bass	Orlando P. Carvalho	Michael A. Daniels	Lisa S. Disbrow	Mary Louise Krakauer	Barry R. Nearhos	William K. O'Brien
Senior Leadership	X	X	X	X	X	X	X	X
Defense Industry	X	—	X	X	X	—	—	—
Technology Industry	X	X	X	X	—	X	—	X
Corporate Governance	X	X	X	X	—	X	X	X
Risk Management	X	X	X	X	X	X	X	X
Finance and Accounting	—	X	X	—	X	—	X	X
Business Operations & Strategic Planning	X	X	X	X	X	X	X	X
Regulatory	X	—	X	X	X	—	—	—
Talent Management	X	X	X	X	X	X	—	—
Mergers & Acquisitions	X	X	X	X	—	X	X	X
Debt & Equity Capital Markets	—	X	—	X	—	—	X	X
Diversity	—	—	—	—	X	X	—	—
Mercury Board Tenure (years)	14	10	1	10	3	3	2	12
Other Public Company Boards	—	—	—	2	2	2	1	1

Recommendation
The Board of Directors recommends a vote FOR the election of the nominees listed below.
Information about the Directors
The persons named as proxies in the accompanying proxy card will vote, unless authority is withheld, for the election of the three Class II nominees and the one Class III nominee named below. We have no reason to believe that any of the nominees will be unavailable for election. However, if any one of them becomes unavailable, the persons named as proxies in the accompanying proxy card have discretionary authority to vote for a substitute chosen by the Board. Any vacancies not filled at the meeting may be filled by the Board.
The following information was provided by each of the incumbent directors whose term will continue after the meeting.

Class II Directors - Nominated for a Term Ending in 2023:

Mark Aslett
Age: 52	Committee Memberships:
Director Since: 2007	Government Relations
Primary Occupation:
President and CEO, Mercury Systems
Description of Business Experience:	Skills and Qualifications:
Mr. Aslett has served as our President and Chief Executive Officer since November 2007. Prior to that, he was Chief Operating Officer and Chief Executive Officer of Enterasys Networks, a public technology company, from 2003 to 2006, and held various positions with Marconi plc and its affiliated companies, including Executive Vice President of Marketing, Vice President of Portfolio Management, and President of Marconi Communications—North America, from 1998 to 2002. Mr. Aslett served on the Board of Directors of Enterasys Networks from 2004 to 2006. He has also held positions at GEC Plessey Telecommunications, as well as other telecommunications-related technology firms. Mr. Aslett provides an insider's perspective in Board discussions about the business and strategic direction of the Company with his detailed knowledge of the Company’s employees, customers, suppliers, business prospects, and markets.
Senior Leadership Defense Industry Technology Industry Corporate Governance Risk Management Finance and Accounting Business Operations & Strategy Regulatory Talent Management Mergers & Acquisitions Debt and Equity Capital Markets

Other Public Company Directorships Held in the Last Five Years:
None

Mary Louise Krakauer
Age: 63	Committee Memberships:
Director Since: 2017	Compensation
Primary Occupation:
Former Executive, Dell and EMC
Description of Business Experience:	Skills and Qualifications:
Ms. Krakauer retired as the Executive Vice President, Chief Information Officer of Dell Corporation in 2017, where she was responsible for global IT. She served as the Executive Vice President, Chief Information Officer of EMC Corporation in 2016. Prior to that she served as EVP, Business Development, Global Enterprise Services for EMC Corporation during 2015. From 2012 to 2015 she was Executive Vice President, Global Human Resources for EMC Corporation, responsible for developing and executing a talent strategy in support of the business strategy, including executive and employee recruitment and development, compensation and benefits, acquisition integration and succession planning. Previously, she led large businesses as COO, Technology Services & Solutions and Managed Services at EMC Corporation, and VP/General Manager of multiple services businesses at Hewlett-Packard Corporation, Compaq Computer Corporation, and Digital Equipment Corporation. She has been a director of Xilinx Inc., a publicly-traded adaptive and intelligent computing company, since 2017 and DXC Technology Co., a publicly-traded IT services company, since 2018. Ms. Krakauer's qualifications to serve on our Board of Directors include her extensive executive experience in the technology industry, including leading large businesses, as well as the IT and Human Resources functions of a public company.
Senior Leadership Technology Industry Corporate Governance Risk Management Business Operations & Strategy Talent Management Mergers & Acquisitions Diversity
Other Public Company Directorships Held in the Last Five Years:
DXC Technology Co. (2018 - present)
Xilinx Inc. (2017 - present)

William K. O'Brien
Age: 76	Committee Memberships:
Director Since: 2008	Audit (Chair) M&A and Finance Nominating and Governance
Primary Occupation:
Former Executive Chairman, Enterasys Networks
Description of Business Experience:	Skills and Qualifications:
Mr. O'Brien served as Executive Chairman at Enterasys Networks, a public technology company, from 2003 until his retirement in 2006. He served as Chief Executive Officer of Enterasys from 2002 to 2004, and as a member of the Board of Directors of Enterasys from 2002 to 2006. Prior to working at Enterasys, he worked for PricewaterhouseCoopers where he held several different senior management positions. Mr. O’Brien had over 33 years of experience in auditing and professional services while at PricewaterhouseCoopers. He has been a director of Virtusa Corporation, a publicly-traded IT services and outsourcing company, since 2008. Mr. O'Brien is one of our "audit committee financial experts." Mr. O'Brien's qualifications to serve on our Board of Directors include his executive experience in the technology industry, including being the Chairman and Chief Executive Officer of a public technology company, and his strong accounting and financial expertise.
Senior Leadership Technology Industry Corporate Governance Risk Management Finance and Accounting Business Operations & Strategy Mergers & Acquisitions Debt & Equity Capital Markets
Other Public Company Directorships Held in the Last Five Years:
Virtusa Corporation (2008 - present)

Class III Director - Nominated for a Term Ending in 2021:

Orlando P. Carvalho
Age: 62	Committee Memberships:
Director Since: 2020	Compensation Government Relations
Primary Occupation:
Former Executive Vice President, Aeronautics, Lockheed Martin
Description of Business Experience:	Skills and Qualifications:
Mr. Carvalho has over 38 years of experience in the aerospace and defense industry with Lockheed Martin. Before his retirement from Lockheed Martin in 2018, he was Executive Vice President of Lockheed Martin's Aeronautics business, a 24,000-employee enterprise. Mr. Carvalho held several integral leadership positions with Lockheed Martin, including Executive Vice President and General Manager of the F-35 Lightning II Joint Strike Fighter program, President of Lockheed Martin Mission Systems & Sensors, and General Manager and Vice President of Surface-Sea Based Ballistic Missile Defense Systems. Mr. Carvalho presently serves as the Chairman on the Board of Advisors for the University of Maryland Robert H. Smith School of Business and he is an Associate Fellow of the American Institute of Aeronautics and Astronautics. Mr. Carvalho's qualifications to serve on our Board of Directors include his executive experience with defense contracting and his knowledge of defense and aerospace technology, operations, and program management.	Senior Leadership Defense Industry Technology Industry Corporate Governance Risk Management Finance and Accounting Business Operations & Strategy Regulatory Mergers & Acquisitions Talent Management
Other Public Company Directorships Held in the Last Five Years:
None

Class I Directors - Serving a Term Ending in 2022:

James K. Bass
Age: 63	Committee Memberships:
Director Since: 2010	Audit M&A and Finance
Primary Occupation:
Former President and CEO, Piper Aircraft
Description of Business Experience:	Skills and Qualifications:
Mr. Bass served as a director of TTM Technologies, Inc., a publicly-traded global printed circuit board manufacturer, from 2000 to 2018, as a director of Tigrent, Inc., a publicly-traded provider of information for real estate and financial investing, from 2010 to 2015, and as a director of Legacy Education Alliance, Inc., a successor to Tigrent and a publicly-traded provider of educational training from 2014 to 2019, including serving as Chairman of the Board of Legacy from 2015 to 2019. From September 2005 to June 2009, Mr. Bass served as the Chief Executive Officer and a director of Piper Aircraft, Inc., a general aviation manufacturing company. He served as the Chief Executive Officer and a director of Suntron Corporation, a provider of high mix electronic manufacturing services, from its incorporation in May 2001 until May 2005, and as Chief Executive Officer of EFTC Corporation, a subsidiary of Suntron Corporation, from July 2000 until April 2001. From 1992 to July 2000, Mr. Bass was a Senior Vice President of Sony Corporation. Prior to that, Mr. Bass spent 15 years in various manufacturing management positions at the aerospace group of the General Electric Company. Mr. Bass is one of our "audit committee financial experts." Mr. Bass' qualifications to serve on our Board of Directors include his extensive experience in the technology marketplace, his executive and operational experience as the Chief Executive Officer of a public company, and his broad experience with accounting and audit matters for publicly-traded companies.	Senior Leadership Technology Industry Corporate Governance Risk Management Finance and Accounting Business Operations & Strategy Talent Management Mergers & Acquisitions Debt & Equity Capital Markets
Other Public Company Directorships Held in the Last Five Years:
TTM Technologies, Inc. (2000 - 2018)
Tigrent, Inc. (2010 - 2015)
Legacy Education Alliance, Inc. (2014 - 2019)

Michael A. Daniels
Age: 74	Committee Memberships:
Director Since: 2010	Compensation (Chair) M&A and Finance (Chair) Government Relations Nominating and Governance
Primary Occupation:
Former Chairman and CEO, Mobile 365 and Network Solutions
Description of Business Experience:	Skills and Qualifications:
Mr. Daniels served as Chairman of the Board of Mobile 365, Inc. from May 2005 to November 2006 and served as its Chief Executive Officer from December 2005 to August 2006. Sybase acquired Mobile 365, Inc. in November 2006 and renamed it Sybase 365, Inc. Mr. Daniels was a director of Sybase, a publicly-traded global enterprise software and services company, from 2007 until its acquisition by SAP in 2010. From December 1986 to May 2004, Mr. Daniels served in a number of senior executive positions at Science Applications International Corporation (SAIC), a publicly-traded scientific, technical, and professional services firm, including Sector Vice President from February 1994 to May 2004. Mr. Daniels served as Chairman and Chief Executive Officer of Network Solutions, Inc., an internet company, from March 1995 to June 2000 when Verisign purchased Network Solutions. From June 2007 to July 2009, Mr. Daniels served on the Board of Directors of Luna Innovations, a high technology manufacturer. From 2007 to 2013 Mr. Daniels served as Chairman of GlobalLogic. Apax Partners purchased GlobalLogic in 2013. In addition to his role at Mercury, he currently serves on the Board of Directors of Blackberry and CACI International and as Chairman of Two Six Labs. He served as the Chairman of the Logistics Management Institute from 2010 to 2019. Mr. Daniels' qualifications to serve on our Board of Directors include his extensive executive experience in the defense and technology industries and experience serving as a director of public companies, including software and technology companies.	Senior Leadership Defense Industry Technology Industry Corporate Governance Risk Management Business Operations & Strategy Regulatory Talent Management Mergers & Acquisitions Debt and Equity Capital Markets
Other Public Company Directorships Held in the Last Five Years:
Blackberry Limited (2014 - present)
CACI International (2013 - present)

Lisa S. Disbrow
Age: 57	Committee Memberships:
Director Since: 2017	Audit Government Relations (Chair)
Primary Occupation:
Under Secretary of the Air Force (Retired)
Description of Business Experience:	Skills and Qualifications:
Ms. Disbrow retired as the U.S. Senate-confirmed Under Secretary of the Air Force in 2017, responsible for the affairs of the Air Force, including organizing, training, equipping, and providing for the welfare of approximately 660,000 active duty, Guard, Reserve and civilian Airmen, worldwide. She oversaw the Air Force’s annual budget of over $132 billion dollars and directed strategy and policy development, risk management, weapons requirements and acquisition, technology investments, and human resource management across a global enterprise. Ms. Disbrow served as the Acting Secretary of the Air Force from January through May 2017. In 2014, Ms. Disbrow was confirmed by the Senate as the Assistant Secretary of the Air Force for Financial Management and Comptroller, the principal senior official on all financial matters with a financial workforce of 10,000 personnel world-wide. She served in multiple senior positions on the Joint Staff and on the National Security Council at the White House. Ms. Disbrow was commissioned into the U.S. Air Force in 1985 and retired in 2008 as a Colonel with over 23 years of total active and reserve service. Ms. Disbrow is one of our "audit committee financial experts." Ms. Disbrow's qualifications to serve on our Board of Directors include her extensive military and budget experience in the Company’s target defense market, her defense procurement experience, and her knowledge of defense and aerospace technology.
Senior Leadership Defense Industry Risk Management Finance and Accounting Business Operations & Strategy Regulatory Talent Management Diversity
Other Public Company Directorships Held in the Last Five Years:
Perspecta, Inc. (2018 - present)
Blackberry Limited (2019 - present)

Class III Directors - Serving a Term Ending in 2021:

Barry R. Nearhos
Age: 62	Committee Memberships:
Director Since: 2018	Audit
Primary Occupation:
Former Managing Partner, PricewaterhouseCoopers
Description of Business Experience:	Skills and Qualifications:
Mr. Nearhos has over 35 years of experience with PricewaterhouseCoopers (PwC) providing assurance, business advisory, and other services to clients across multiple industries, including technology, life sciences, telecom, and manufacturing. Before his retirement from PwC in June 2015, Mr. Nearhos was Market Managing Partner for PwC's Northeast region, responsible for directing the strategy and operations of the firm's Boston, Hartford, and Albany offices. During his tenure, he also served as the leader of PwC's Northeast Assurance practice, a position he held from 2005 until 2008, and as a partner in PwC's Assurance practice from 1989 to 2015. He has been a director of Virtusa Corporation, a publicly-traded IT services and outsourcing company, since 2016. Mr. Nearhos is one of our "audit committee financial experts." Mr. Nearhos' qualifications to serve on our Board of Directors include his strong accounting and financial expertise.	Senior Leadership Corporate Governance Risk Management Business Operations & Strategy Finance and Accounting Mergers & Acquisitions Debt & Equity Capital Markets
Other Public Company Directorships Held in the Last Five Years:
Virtusa Corporation (2016 - present)

Vincent Vitto	Chairman of the Board
Age: 79	Committee Memberships:
Director Since: 2006	Compensation Government Relations M&A and Finance Nominating and Governance (Chair)
Primary Occupation:
Former President and CEO, The Charles Stark Draper Laboratory
Description of Business Experience:	Skills and Qualifications:
Mr. Vitto served as President and Chief Executive Officer of The Charles Stark Draper Laboratory, Inc., a research and development laboratory, from 1997 to his retirement in 2006. Prior to that, he spent 32 years of increasing responsibility at MIT Lincoln Laboratory, a research and development laboratory, rising to Assistant Director for Surface Surveillance and Communications. Mr. Vitto's qualifications to serve on our Board of Directors include his exceptional understanding of defense technology, particularly related to surveillance and communications, and experience managing major defense research laboratories.
Senior Leadership Defense Industry Technology Industry Corporate Governance Risk Management Business Operations & Strategy Regulatory Mergers & Acquisitions Talent Management
Other Public Company Directorships Held in the Last Five Years:
None

CORPORATE GOVERNANCE
Corporate Governance Highlights
Our commitment to good corporate governance stems from our belief that a strong governance framework creates long-term value for our shareholders, strengthens Board and management accountability, and builds trust in us and our brand. Our governance framework includes the following highlights:

Board and Governance Information		Board and Governance Information
Size of the Board of Directors	9	Board Meetings Held During Fiscal 2020	5
Number/ % of Independent Directors	8/ 89%	Poison Pill	No
Average Age of Independent Directors	67	Proxy Access	No
Average Independent Director Tenure	7 years	Code of Business Conduct and Ethics	Yes
Women Board Members	22%	Stock Ownership Guidelines: Directors & Executives	Yes
Classified Board of Directors	Yes	Anti-Hedging and Pledging Policies	Yes
Majority Voting in Director Elections	Yes	Compensation Clawback Policy	Yes
Plurality Voting in Contested Director Elections	Yes	Separate Chairman and CEO	Yes
Annual Board and Committee Self-Assessments	Yes	Ongoing Shareholder Outreach and Engagement	Yes
Annual Director Peer Assessments	Yes	Capital Structure with One Vote per Common Share	Yes
Limited Membership on Other Public Co Boards	Yes	Succession Planning Process for Senior Management	Yes
Board Committees are 100% Independent Directors	Yes (1)	Regular Executive Sessions without Management	Yes
(1) Each of the Audit Committee, Compensation Committee, Nominating and Governance Committee, and M&A and Finance Committee is comprised of 100% independent directors. Our CEO is a member of the Government Relations Committee as we believe his experience with our customers and markets adds value to the Committee.
Independence
The Board of Directors has determined that a majority of the members of the Board should consist of "independent directors," determined in accordance with the applicable listing standards of the Nasdaq Global Select Market as in effect from time to time. Directors who are also Mercury employees are not considered to be independent for this purpose. For a non-employee director to be considered independent, he or she must not have any direct or indirect material relationship with Mercury. A material relationship is one which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In determining whether a material relationship exists, the Board considers, among other things, the circumstances of any direct compensation received by a director or a member of a director's immediate family from Mercury, any professional relationship between a director or a member of a director's immediate family and Mercury's outside auditors, any participation by a Mercury executive officer in the compensation decisions of other companies employing a director or a member of a director's immediate family as an executive officer, and commercial relationships between Mercury and other entities with which a director is affiliated (as an executive officer, partner, or controlling shareholder). The Board has determined that directors who serve on the Audit Committee must qualify as independent under the applicable rules of the Securities and Exchange Commission ("SEC"), which limit the types of compensation an Audit Committee member may receive directly or indirectly from Mercury and require that Audit Committee members not be "affiliated persons" of Mercury or its subsidiaries. In addition, the Board of Directors has determined that directors who serve on the Compensation Committee must satisfy the standards for being considered a "non-employee director" within the meaning of Securities and Exchange Commission Rule 16b-3 and an "outside director" for purposes of Section 162(m) of the Internal Revenue Code.
Consistent with these considerations, the Board has determined that all of the members of the Board are independent directors, except Mr. Aslett, who is Mercury's President and Chief Executive Officer.
How are nominees for the Board selected?
Our Nominating and Governance Committee is responsible for identifying and recommending nominees for election to the Board. The Committee will consider nominees recommended by a shareholder if the shareholder submits the nomination in compliance with applicable requirements. The Committee did not receive any shareholder nominations for election of directors at this year’s meeting. With respect to the nominees for Class II director standing for election at the meeting, Ms. Krakauer and Messrs. Aslett and O'Brien were each most recently elected as a Class II director at the 2017 Annual Meeting of Shareholders.

With respect to the nominee for Class III director standing for election at the meeting, Mr. Carvalho was elected to the Board at a special Board of Directors meeting held in January 2020.
When considering a potential candidate for membership on the Board, the Nominating and Governance Committee will consider any criteria it deems appropriate, including, among other things, the experience and qualifications of any particular candidate as well as such candidate's past or anticipated contributions to the Board and its committees. At a minimum, each nominee is expected to have high personal and professional integrity and demonstrated ability and judgment, and to be effective, with the other directors, in collectively serving the long-term interests of our shareholders. In addition to these minimum qualifications, when considering potential candidates for the Board, the Committee seeks to ensure that the Board is comprised of a majority of independent directors and that the committees of the Board, other than the Government Relations Committee, are comprised entirely of independent directors. The Nominating and Governance Committee may also consider any other standards that it deems appropriate, including whether a potential candidate has direct experience in our industry and whether such candidate, if elected, would assist in achieving a mix of directors that represents a diversity of backgrounds and experiences. In practice, the Committee generally will evaluate and consider all candidates recommended by our directors, officers, and shareholders. The Committee intends to consider shareholder recommendations for directors using the same criteria that would be used with potential nominees recommended by members of the Committee or others.
Shareholders who wish to submit director candidates for consideration should send such recommendations to our Secretary at our executive offices not less than, unless a lesser time period is required by applicable law, 120 days nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting of stockholders or special meeting in lieu of an annual meeting. Such recommendations must include the following information as to each person whom the shareholder proposes to nominate for election or reelection as a director:
•the name and address of the shareholder and each of his or her nominees;
•a description of all arrangements or understandings between the shareholder and each such nominee;
•such other information as would be required to be included in a proxy statement soliciting proxies for the election of the nominees of such shareholder; and
•the consent of each nominee to serve as a Director if so elected.
In addition, such recommendations must include the following information as to each shareholder giving the notice:
•the number of all shares of Mercury stock held of record, owned beneficially (directly or indirectly) and represented by proxy by such shareholder as of the date of such notice and as of one year prior to the date of such notice;
•a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder;
•a description of any derivative position held or beneficially held (directly or indirectly) by such shareholder with respect to Mercury stock;
•a description of any proxy, contract, arrangement, understanding, or relationship between such shareholder and any other person or persons (including their names and addresses) in connection with the nomination or nominations to be made by such shareholder or pursuant to which such shareholder has a right to vote any Mercury stock; and
•a description of any proportionate interest in Mercury stock or derivative positions with respect to Mercury held, directly or indirectly, by a general or limited partnership in which such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in such a general partner.
We may require any proposed nominee to furnish such other information as may reasonably be required by us to determine the eligibility of such proposed nominee to serve as a director. Shareholders must also submit any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to SEC rules. See also the information contained elsewhere in this proxy statement under the heading "Shareholder Proposals for the 2021 Annual Meeting."
Can I communicate with Mercury’s directors?
Yes. Shareholders who wish to communicate with the Board or with a particular director may send a letter to Mercury Systems, Inc., 50 Minuteman Road, Andover, Massachusetts 01810, attention: Secretary. The mailing envelope should contain a clear notation that the enclosed letter is a "Shareholder-Board Communication" or "Shareholder-Director Communication." All such letters should clearly state whether the intended recipients are all members of the Board or certain specified individual directors. Our Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

What committees has the Board established?
The Board of Directors has standing Audit, Compensation, Nominating and Governance, M&A and Finance, and Government Relations Committees. As described above under the heading "Independence," all of the members of the Audit, Compensation, Nominating and Governance, and M&A and Finance Committees are deemed to be independent directors. Each of our Board committees acts under a written charter, copies of which can be found on our website at www.mrcy.com on the "Investor Relations" page under "Corporate Governance."
Audit Committee
The Audit Committee assists the Board in its oversight of management's conduct of our accounting and financial reporting processes, including by providing oversight with respect to the financial reports and other financial information provided by our systems of internal accounting and financial controls, and the annual audit of our financial statements. The Audit Committee also reviews the qualifications, independence, and performance of our independent registered public accounting firm, pre-approves all audit and non-audit services provided by such firm and its fees, and discusses with management and our independent registered public accounting firm the quality and adequacy of our internal control over financial reporting. The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the work of our independent registered public accounting firm, which reports directly to the Audit Committee. The Audit Committee also is responsible for reviewing and approving related-person transactions in accordance with our Code of Business Conduct and Ethics and the Audit Committee charter.
Compensation Committee
The Compensation Committee is responsible for:
•setting the compensation of our executive officers;
•reviewing and approving employment agreements, consulting arrangements, severance or retirement arrangements, and change-in-control arrangements or provisions covering any of our current or former executive officers;
•overseeing the administration of our equity-based and other long-term incentive plans;
•exercising any fiduciary, administrative, or other function assigned to the committee under any of our health, benefit, or welfare plans, including our 401(k) retirement savings plan;
•reviewing the compensation and benefits for non-employee directors and making recommendations for any changes to our Board;
•overseeing the development and implementation of succession planning for our senior executives; and
•reviewing our ESG practices with a view toward how our efforts help attract, develop, and retain employee talent, including our culture and values as well as how we demonstrate our commitment to good corporate citizenship.
All of the independent directors on the Board annually review and approve our CEO's corporate financial performance objectives, and evaluate the CEO's performance in light of those goals and objectives. Based on the foregoing, the Compensation Committee sets the CEO's compensation, including salary, target bonus, bonus and over-achievement payouts, and equity-based compensation, and any other special or supplemental benefits, which is then subject to ratification by a majority of the independent directors on our Board. Our CEO annually evaluates the contribution and performance of our other executive officers and provides input to the Compensation Committee, and the Compensation Committee sets their compensation. Our Senior Vice President, Chief Human Resources Officer and the Compensation Committee’s independent compensation consultant also make recommendations to the Compensation Committee regarding compensation for our executives.
The Compensation Committee may delegate to the Chief Executive Officer, the Chief Financial Officer, the General Counsel, and the Chief Human Resources Officer the authority to grant equity awards under our 2018 Stock Incentive Plan to individuals who are not subject to the reporting and other requirements of Section 16 of the Exchange Act. The Compensation Committee may also delegate the administration of the health, benefit, and welfare plans within the scope of its oversight to our human resources and finance departments and to outside service providers, as appropriate.

The Compensation Committee's independent compensation consultant provides input to the Compensation Committee regarding compensation for non-employee directors. The Compensation Committee then recommends any changes in the compensation and benefits for non-employee directors to the full Board for its consideration and approval.
The Compensation Committee is authorized to obtain advice and assistance from independent compensation consultants, outside legal counsel, and other advisors as it deems appropriate, at our expense. The Compensation Committee has engaged an outside compensation consultant, which has been Mercer since 2018, to assist the Committee in applying our compensation philosophy for our executive officers and non-employee directors, analyzing current compensation conditions in the marketplace generally and among our peers specifically, and assessing the competitiveness and appropriateness of compensation levels for our executive officers. Representatives of Mercer periodically attend meetings of the Compensation Committee, both with and without members of management present, and interact with members of our human resources department with respect to its assessment of the compensation for our executive officers. In addition, at the direction of the Compensation Committee, Mercer may assist management in analyzing the compensation of our non-executive employees. Mercer's services also include providing compensation survey data for non-employee directors, executives, and non-executive employees. Information regarding fees paid to Mercer can be found in the Compensation Discussion & Analysis section of this proxy statement under "How We Determine Executive Compensation".
Nominating and Governance Committee
The Nominating and Governance Committee assists the Board in identifying individuals qualified to become Board members, and recommends to the Board persons to be nominated for election as directors by the shareholders at the annual meeting of shareholders or by the Board to fill vacancies. The Committee has recommended the nominees for election at the annual meeting. In addition, the Committee oversees the process by which the Board and Committees each assesses its effectiveness as well as the individual director peer assessment process. The Committee also reviews our Board of Directors Policy and the charters for each of the Committees of the Board of Directors.
M&A and Finance Committee
The M&A and Finance Committee assists the Board in reviewing and assessing M&A transactions. The Committee is comprised of at least three members, all independent directors, as appointed by the Board. The Board has delegated to the Committee the authority to approve the acquisition or disposition of any other company, or any division, business unit or line of business of Mercury, for a purchase price of up to $25 million. The Committee also serves as the pricing committee for any of the Company's capital markets activities.
Government Relations Committee
The Government Relations Committee, consisting of three or more members as appointed by the Board, assists the Board with the following functions:
•identifying and evaluating global security, political, budgetary, regulatory and other issues, trends, opportunities, and challenges that could impact our business activities and performance;
•making recommendations to continue to raise our visibility in the marketplace and awareness of our commercial business model, as well as our products and capabilities; and
•making recommendations concerning our government relations activities, including our interactions with local, state, and federal government on matters of impact to our business with the aim of enhancing our customer base.
In carrying out its duties and responsibilities, the Government Relations Committee has the authority to meet with and make inquiries of our employees as well as obtain advice and assistance from external advisors.

How often did the Board and Committees meet during fiscal 2020?
The Board of Directors met five times during fiscal 2020. The table below reports information about the committees during fiscal 2020:

Name	Audit Committee(1)	Compensation Committee	Nominating and Governance Committee	M&A and Finance Committee	Government Relations Committee
Mark Aslett					X
James K. Bass	X			X
Orlando P. Carvalho		X			X
Michael A. Daniels		Chairman	X	Chairman	X
Lisa S. Disbrow	X				Chairman
Mary Louise Krakauer		X
Barry R. Nearhos	X
William K. O’Brien	Chairman		X	X
Vincent Vitto		X	Chairman	Alternate	X
Number of Meetings During Fiscal 2020	9	7	3	2	3
(1) The Board has determined that each of Messrs. Bass, Nearhos, and O’Brien and Ms. Disbrow qualified as an "audit committee financial expert" under Securities and Exchange Commission rules.
All of the directors attended at least 75% of the meetings of the Board of Directors and committees of the Board on which they served.
Our independent directors regularly meet in executive sessions outside the presence of management. The independent directors met four times during the last fiscal year in executive session without management present. All meetings, or portions of meetings, of the Board at which only independent directors were present were presided over by Mr. Vitto, our Chairman of the Board.
Does Mercury have a policy regarding director attendance at annual meetings of the shareholders?
Directors are encouraged to attend the annual meeting of shareholders, or special meeting in lieu thereof; however, we do not have a formal policy with respect to attendance at shareholder meetings. All of the directors then in office attended the 2019 annual meeting of shareholders.
Does Mercury have stock ownership guidelines for directors?
Each non-employee director is expected to own or control, directly or indirectly, shares of the Company's common stock equal to five times the value of the annual director cash retainer within five years of first becoming a non-employee director. Each non-employee director is expected to retain such investment in the Company as long as he or she is a non-employee director. Exceptions to this stock ownership guideline may be approved from time to time by the Board as it deems necessary to address individual circumstances.
Does Mercury have stock ownership guidelines and holding requirements for its Chief Executive Officer?
The CEO is expected to own or control, directly or indirectly, shares of Mercury common stock with a value of at least five times the CEO's base salary. The CEO is expected to meet this guideline within five years of first becoming CEO and is expected to retain such investment in the Company as long as he or she is the CEO. Prior to meeting the five times holding requirement per this guideline, after applicable tax withholding on the vesting of an equity award, the CEO is required to retain 50% of the net, after tax award until he or she is in compliance with the stock ownership guideline. Exceptions to this stock ownership guideline may be approved from time to time by the Board as it deems necessary to address individual circumstances. Mr. Aslett's holdings of our common stock satisfy the stock ownership guidelines.

Does Mercury have stock ownership guidelines and holding requirements for its executives who report to the Chief Executive Officer?
Each of the executives who report directly to the CEO is expected to own or control, directly or indirectly, shares of the Mercury common stock with a value of at least three times the individual's base salary. Each such executive is expected to meet this guideline within five years of first becoming a direct report to the CEO, or within five years of January 22, 2019, whichever is later. Each such executive is expected to retain such investment in the Company as long as he or she is a direct report to the CEO. Prior to meeting the three times holding requirement per this guideline, after applicable tax withholding on the vesting of an equity award, the executive is required to retain 50% of the net, after tax award until he or she is in compliance with the stock ownership guideline. Exceptions to this stock ownership guideline may be approved from time to time by the Board as it deems necessary to address individual circumstances. Each of our executive's holdings of our common stock satisfy the stock ownership guidelines.
Does Mercury have a Code of Business Conduct and Ethics?
Yes. We have adopted a Code of Business Conduct and Ethics applicable to our officers, directors, and employees. This code is posted on our website at www.mrcy.com on the "Investor Relations" page under "Corporate Governance." We intend to satisfy our disclosure requirements regarding any amendment to, or waiver of, a provision of our Code of Business Conduct and Ethics by disclosing such matters on our website.
Does Mercury have a Human Rights Policy?
Yes. We have adopted a Human Rights Policy applicable to our employees and our suppliers. Our Human Rights Policy is posted on our website at www.mrcy.com on the "Investor Relations" page under "Corporate Governance." This Policy goes beyond mere compliance with law. When differences arise between standards and legal requirements, the stricter standard applies, in compliance with applicable law. We also expect our employees and suppliers to conduct themselves in accordance with all other Mercury policies, including the Code of Business Conduct and Ethics.
Does Mercury have a Supplier Code of Conduct?
Yes. We have adopted a Supplier Code of Conduct. Our Supplier Code of Conduct is posted on our website at www.mrcy.com. Our Supplier Code establishes minimum expectations and requirements for suppliers, as well as their employees, subcontractors, and agents in connection with their business dealings with Mercury. We encourage suppliers to go beyond the principles outlined in the Supplier Code and to observe the highest international standards. If a matter is not expressly addressed in the Supplier Code, we expect suppliers to use good judgment and respect the spirit of the Supplier Code.
Does Mercury have a method for the anonymous reporting of accounting, legal, and ethical concerns?
Yes. Our Code of Business Conduct and Ethics, our Human Rights Policy, and our Supplier Code of Conduct each include a means for the anonymous reporting of any concerns about accounting, legal, and ethical matters. Any employee, supplier, customer, shareholder, or other interested party can submit a report via the following anonymous methods:
•by telephone voicemail at 866-277-5739; or
•by submitting a complaint via the internet at www.whistleblowerservices.com/mrcy.
Does Mercury have a written policy governing related-person transactions?
Yes. We have adopted a written policy which provides for the review and approval by the Audit Committee of transactions involving Mercury in which a related person is known to have a direct or indirect interest and that are required to be reported under Item 404(a) of Regulation S-K promulgated by the SEC. For purposes of this policy, a related person includes: (1) any of our directors, director nominees, or executive officers; (2) any known beneficial owner of more than 5% of any class of our voting securities; or (3) any immediate family member of any of the foregoing. In situations where it is impractical to wait until the next regularly scheduled meeting of the Audit Committee or to convene a special meeting of the Committee, the Chair of the Committee has been delegated authority to review and approve related-person transactions. Transactions subject to this policy may be pursued only if the Audit Committee (or the Chair of the Committee acting pursuant to delegated authority) determines in good faith that, based on all the facts and circumstances available, the transactions are in, or are not inconsistent with, the best interests of Mercury and our shareholders.

Does Mercury make corporate political contributions?
No, we do not use corporate funds for political contributions. If we were to use corporate funds for political activities, per our Code of Business Conduct and Ethics, any such contribution would require approval by the Board of Directors.
Does Mercury have a clawback policy?
Yes. We have adopted a clawback policy applicable to our executive officers. This policy is posted on our website at www.mrcy.com on the "Investor Relations" page under "Corporate Governance." Pursuant to our policy, the Board of Directors shall, in all appropriate circumstances, require reimbursement of any annual incentive payment or long-term incentive payment to an executive officer where: (1) the payment was predicated upon achieving certain financial results that were subsequently the subject of a substantial restatement of Company financial statements filed with the SEC; (2) the Board determines the executive engaged in intentional misconduct that caused or substantially caused the need for the substantial restatement; and (3) a lower payment would have been made to the executive based upon the restated financial results.
Does Mercury have a short sale and hedging policy?
Yes. Pursuant to our insider trading policy, no employee, executive officer, or director may at any time sell any securities of Mercury that are not owned by such person at the time of the sale. Also, no such employee, executive officer, or director may buy or sell puts, calls, or other derivative securities of Mercury at any time. In addition, no such employee, executive officer, or director may hold Mercury securities in a brokerage margin account.
Does Mercury have a shareholder rights agreement?
No, Mercury does not have a shareholder rights agreement or other "poison pill".
Does Mercury regularly engage with its shareholders?
Yes, corporate governance is a focus at Mercury. Our executive officers and the Board believe that shareholder engagement is an important component of our governance practices. We engage with shareholders on a variety of matters, such as corporate governance, executive compensation, and sustainability and have been responsive to the feedback provided by shareholders. Our shareholder engagement program is a year-round process that includes our annual investor day, our regular participation at investment conferences, and our engagement with shareholders on non-deal roadshows at which our executives regularly meet with shareholders.
How Does the Board of Directors Exercise Its Oversight of Risk?
Our Chief Executive Officer and senior management are principally responsible for risk identification, management, and mitigation. Our senior management engages in an enterprise risk management ("ERM") process each fiscal year. The process consists of an annual assessment of risks and an ongoing review of risk mitigation efforts and assessment of new risk developments. At regularly scheduled Board meetings, our Senior Director of Internal Audit reviews the key risks identified in the ERM process and management's plans for mitigating such risks. Our directors have the opportunity to evaluate such risks and mitigation plans, to ask questions of management regarding those risks and plans, and to offer their ideas and insights to management as to these and other perceived risks and the implementation of risk mitigation plans.
In addition to discussions at regular Board meetings, the Audit Committee focuses on risks related to accounting, internal controls, financial and tax reporting, and related-party transactions; the Compensation Committee focuses on risks associated with our executive compensation policies and practices and executive succession planning; the Nominating and Governance Committee focuses on risks associated with non-compliance with SEC and Nasdaq requirements for director independence and the implementation of our corporate governance policies; the M&A and Finance Committee focuses on risks related to our acquisition activities; and the Government Relations Committee focuses on risks to our business from governmental actions, including the defense budget and continuing budget resolutions.
How is the Leadership of the Board of Directors Structured and How Does this Leadership Structure Impact Risk Oversight?
Our Board Policy provides that the Chairman of the Board will be elected from among the independent directors, barring the Board's specific determination otherwise. If, in its judgment the Board determines that election of a non-independent Chairman would best serve the Company at a particular time, such a Chairman would be excluded from executive sessions of the independent directors. In such case, a Lead Independent Director, as appointed from time to time, would preside over executive sessions and would perform such other duties as might be determined from time to time by the Board.
The Board has determined that having a separate Chairman and Chief Executive Officer is the most appropriate leadership structure for the Board of Directors at this time. However, the roles of Chairman and CEO may be filled by the same or different individuals. This allows the Board of Directors flexibility to determine whether the two roles should be combined in the future based upon the Company's needs and the Board of Directors’ assessment of the Company’s leadership from time to time.
As discussed above, our Chief Executive Officer and senior management are principally responsible for risk identification, management, and mitigation through our ERM process. Our Chairman of the Board is responsible for providing leadership for the Board, including the Board's evaluation of management’s ERM process.
The Board of Directors meets in executive session without management present at each quarterly Board meeting and the Audit Committee meets in executive session at each quarterly Committee meeting, as well as having regular executive sessions with our Senior Director of Internal Audit and our independent registered public accounting firm.
Do Our Compensation Programs Create a Reasonable Likelihood of Material Adverse Effects for the Company?
Our general employee compensation programs are substantially less weighted toward incentive compensation and equity awards than those for our executive officers. While managers below the executive officers do have incentive compensation tied to Company performance, and may receive equity awards in the form of restricted stock, the relative weight of their fixed salary compensation is much greater than for the executive officers. While some sales personnel are heavily dependent on sales-based commissions, the terms on which they may make sales are controlled by business unit managers and corporate-level bookings and revenue recognition procedures overseen and administered by non-sales executives.
Although any compensation program can create incentives that may include an element of risk and prove to be inappropriate to future circumstances, or that may encourage behavior that proves to be risky for the organization, the Compensation Committee believes that our programs, for both executives and other employees, do not create a reasonable likelihood of material adverse effects for the Company. In reaching this conclusion, the Compensation Committee has considered the following:
•Our compensation program consists of both fixed and variable components, as well as short and long-term performance measures. The fixed portion (i.e., base salary) provides a steady income to our employees regardless of the performance of our business or stock price. The variable portion (i.e., bonus and equity awards) is based upon our financial performance against short- and long-term objectives and multi-year time-based vesting criteria. This mix of compensation is designed to motivate our employees, including our executive officers, to produce superior short- and long-term corporate performance without taking unnecessary or excessive risks to the detriment of important business metrics.
•For the variable portion of compensation, the executive bonus program is focused on profitability while the executive equity program awards have a mix of time-based and multi-year performance-based vesting. We believe that these programs provide a check on excessive risk taking because to inappropriately benefit one would be a detriment to the other. In addition, we prohibit all our executive officers from short selling Mercury stock or from buying or selling puts, calls, or other derivative securities related to Mercury stock. By prohibiting such hedging transactions our executives cannot insulate themselves from the effects of poor stock performance.
•In order for any employee, including our executive officers, to be eligible for the corporate financial performance element of our bonus program, we must first achieve a certain level of profitability that is established by the Compensation Committee (we refer to this metric as “adjusted EBITDA”). We believe that focusing on profitability rather than other measures encourages a balanced approach to our performance and emphasizes consistent behavior across the organization.
•Our executive bonus program payout is capped, as are our performance equity awards. We believe this mitigates excessive risk taking by limiting payouts even if we dramatically exceed our financial targets and other performance metrics.
•Our bonus program has been structured around attaining a certain level of profitability for several years and we have seen no evidence that it encourages unnecessary or excessive risk taking.
•We have a clawback policy and stock ownership requirements for our executive officers which we believe limit excessive risk taking.

The calculation of our adjusted EBITDA for the executive bonus program is reviewed and defined annually by our Compensation Committee and is designed to keep it from being susceptible to manipulation by any employee, including our named executive officers.
Does Mercury have a commitment to sustainability and provide information on its Environmental, Social, and Governance ("ESG") practices?
        We discuss on our website, www.mrcy.com, under "Who We Are" and "Corporate Sustainability" our commitment to sustainability and our ESG practices.
        Our Board of Directors and executives understand and embrace the importance to all of our primary stakeholders of environmental, social, and governance ("ESG") measurement and reporting. For a number of years, we have been addressing the aspects of ESG we believe have the greatest impact on our business, our stakeholders, and value creation. As it relates to environment and sustainability, our initial priorities include: talent management and culture; responsible sourcing and operational excellence; cyber security; and environmental stewardship. We have also addressed a number of key governance principles that are considered best practice and will continue to advance in this area as well. Of our areas of focus, we are more advanced in developing talent management and culture and cyber security because these have the greatest potential to create - and the highest risk to destroy - value for Mercury and our shareholders. We are committed to continued progress in our efforts, results, and reporting accountability, and will add both to what we do and how we report these efforts over time.
        For talent management and culture, we invest in the professional development of our team members, hiring and retaining a diverse workforce. We are committed to ongoing employee training in critical compliance areas including business ethics, export rules, and our culture of integrity. We adhere to high ethical and security standards and operating with integrity is a foundation of our culture and values. We disclose in the Corporate Sustainability section of our website gender, racial, and ethnicity data, our voluntary and involuntary termination rates, and our OSHA injury rates.
Identifying and quantifying historic pay gaps based solely on gender can be challenging given the unique backgrounds each of our employees brings to the company. Despite this challenge and evidencing our strong commitment to closing the historical gender pay gap in the U.S., in 2018 we engaged an internationally known human resources consulting firm to conduct an assessment to determine the extent to which gender could have an impact on pay levels across the organization for our U.S. employees. That assessment found that women - without adjustment for factors outside of gender that might reasonably command higher pay in the marketplace from employers - are paid on average approximately 2% - 4% less than men. Based on the assessment, we have proactively worked to address each employee's individual circumstances to determine whether the pay gap was associated with factors other than gender and initiated a process to provide pay adjustments for women, as appropriate. Any adjustments have been based on the statistically derived recommendations from our outside consultant, and we continuously leverage market data and other statistics to inform promotions, adjustments, and new hire offers to provide women with competitive pay without regard to gender.
        The layers of cyber security we have built into our business systems and incorporated into our processes help ensure the critical data that drives the development of customer solutions is secure and protects our employees' personal information. Our good work has been recognized and we remain committed to modeling industry best practices. We have deployed and have been relying upon a best in class industrial security program as evidenced by superior ratings from the U.S. Defense Counterintelligence and Security Agency (DCSA). Four of our cleared sites have been recognized with the James S. Cogswell Industrial Security Achievement Award in recent years, with our Andover, MA headquarters being recognized with this award in 2020; less than 1% of the 13,000+ cleared contractor locations receive this award annually.
        Responsible sourcing and operational excellence are an integral part of value creation. We work with all our suppliers to ensure that we all adhere to an equal and high standard of sustainability and ethical principles. We provide opportunities for small businesses to engage with us as we support our customers in the aerospace, defense, and intelligence markets. We work closely with many categories of small businesses, including small disadvantaged, women-owned, veteran-owned, service-disabled veteran-owned and historically underutilized business zone (HUBZone) companies.
        As a technology company, we have relatively limited exposure to environmental stewardship risks in our operations. We are committed to promoting environmental stewardship and introducing innovative processes and technologies that improve our efforts, including quantifying and disclosing our environmental impact along with our efforts to maximize future generations' ability to live, work, and play in our shared natural environment. We disclose in the Corporate Sustainability section of our website our energy and water usage at our U.S. facilities, including our scope 2 greenhouse gas (GHG) emissions for indirect emissions from the generation of purchased energy, as well as our GHG emissions from corporate travel.

        Our executive leadership team reviews our ESG efforts and the Compensation Committee of the Board of Directors reviews our ESG practices with a view toward how our efforts help attract, develop, and retain employee talent, including our culture and values as well as how we demonstrate our commitment to good corporate citizenship.
        Please see the Corporate Sustainability section of our website, www.mrcy.com, under "Who We Are" for detailed disclosures on our commitment to sustainability and ESG practices. Information contained on our website does not constitute part of this proxy statement or our annual report on Form 10-K.
Does Mercury have a commitment to culture and values?
We are aware that the workforce required to grow our business and deliver creative solutions is rich in diversity of thought, experience, and culture. Our diversity and inclusion focus on building and maintaining the talent that will create cohesive and collaborative teams that drive innovation.
Our industry leadership is attributable to the spirit and commitment of our employees.

We are a destination employer for high performing, diverse, global talent. We deliver a world-class employee experience in a fast paced, energetic, and innovative environment that values results, caring, and learning.
We are dedicated to providing a world class employee experience and maximizing the potential of our greatest asset — our people. We embrace growth and the opportunity it brings, with a focus on: a healthy, vibrant, high performance culture; organizational effectiveness; a robust talent pipeline; compensation that recognizes and rewards success; and lifelong learning and mentoring.
We are committed to making Mercury a great place to work, no matter where our employees are located. We offer a casual and enjoyable work environment and encourage employees to get involved. Our social committees at each site organize a range of engagement activities including: holiday celebrations, participation in community events such as blood drives and organized family-friendly events.
At Mercury, we believe in building strong communities both inside our company and in the areas where we live and work. We are committed to our vision for strong communities, and we are taking action to achieve our goals. We strive to positively impact our local and global communities and understand that an important part of our success is giving back. As a community, we participate in charitable and educational initiatives around the world, donating time and contributing financially to community organizations focused on our country's youth and armed/veteran services. Additionally, our team members are involved in numerous community service and fundraising events throughout the year.

DIRECTOR COMPENSATION
How are the directors compensated?
The Compensation Committee performs an annual review of non-employee director compensation. Our director compensation philosophy is to provide our non-employee directors with competitive compensation. Our compensation philosophy is intended to offer compensation that attracts highly qualified non-employee directors and retain the leadership and skills necessary to build long-term shareholder value.
Cash Compensation for Non-Employee Directors for Fiscal 2020
Directors who are also our employees receive no additional compensation for serving on the Board of Directors. During fiscal 2020, our non-employee directors received an annual cash retainer of $60,000 and the following positions received additional cash retainers:

Independent Chairman of the Board	$45,000 per annum
Chairman of the Audit Committee	25,000 per annum
Chairman of the Compensation Committee	20,000 per annum
Chairman of the Nominating and Governance Committee	12,000 per annum
Chairman of the Government Relations Committee	12,000 per annum
Chairman of the M&A and Finance Committee	12,000 per annum
All of these retainers are paid in cash in quarterly installments. Directors are also reimbursed for their reasonable expenses incurred in connection with attendance at Board and committee meetings.
Equity Compensation for Non-Employee Directors for Fiscal 2020
New non-employee directors are granted restricted stock awards in connection with their first election to the Board. These awards are granted by the Board of Directors and consist of shares of restricted stock for the number of shares of common stock equal to $225,000 divided by the average closing price of our common stock during the 30 calendar days prior to the date of grant. These awards vest as to 50% of the covered shares on each of the first two anniversaries of the date of grant.
Non-employee directors also receive annual restricted stock awards for the number of shares of common stock equal to $150,000 divided by the average closing price of our common stock during the 30 calendar days prior to the date of grant. These awards vest on the first anniversary of the date of grant.
Non-employee directors will not be eligible to receive an annual restricted stock award for the fiscal year in which they are first elected. Non-employee directors who are first elected to the Board during the first half of our fiscal year will be eligible to receive an annual restricted stock award for the next fiscal year; otherwise, non-employee directors will not be eligible to receive their first annual restricted stock award until the second fiscal year following the fiscal year in which they are first elected to the Board.
Cash and Equity Compensation for Non-Employee Directors for Fiscal 2021
        The Compensation Committee, with the assistance of the Committee's independent compensation consultant, performed its annual review of the Company's compensation for non-employee directors. Based on market data, including data for our peer group, the Compensation Committee recommended, and the Board of Directors approved, the following changes to the compensation policy for non-employee directors effective for fiscal 2021:
•eliminated the restriction that non-employee directors who are first elected to the Board during the second half of Company's fiscal year would not be eligible to receive an annual restricted stock award for the next fiscal year.

How were the non-employee directors compensated for fiscal 2020?
The compensation paid to the non-employee members of the Board of Directors with respect to fiscal 2020 was as follows:
Non-Employee Director Compensation—Fiscal 2020

Name	Fees Earned	Restricted Stock Awards ($)(1)	Total
James K. Bass	$60,000	$142,016	$202,016
Orlando P. Carvalho (2)	$30,000	$234,913	$264,913
Michael A. Daniels	92,000	142,016	234,016
Lisa S. Disbrow	72,000	142,016	214,016
Mary Louise Krakauer	60,000	142,016	202,016
Barry R. Nearhos	60,000	142,016	202,016
William K. O'Brien	85,000	142,016	227,016
Vincent Vitto	117,000	142,016	259,016
(1)This column represents the grant date fair value of restricted stock awards for fiscal 2020 in accordance with FASB ASC Topic 718. The grant date fair value of the restricted stock awards granted to non-employee directors in fiscal 2020 has been calculated by multiplying the number of shares granted by the closing price of our common stock as reported on the Nasdaq Global Select Market on the date of grant.
(2)Mr. Carvalho was elected to the Board of Directors on January 13, 2020 and the amounts above reflect a new director restricted stock award and a partial year of cash retainer payments.
The aggregate number of unvested restricted stock awards outstanding for each non-employee director at July 3, 2020 was as follows:

Name	Aggregate Unvested Restricted Stock Awards (# of shares)
James K. Bass	1,961
Orlando P. Carvalho	3,128
Michael A. Daniels	1,961
Lisa S. Disbrow	1,961
Mary Louise Krakauer	1,961
Barry R. Nearhos	4,253
William K. O’Brien	1,961
Vincent Vitto	1,961

EQUITY COMPENSATION PLANS
The following table sets forth information as of July 3, 2020 with respect to existing compensation plans under which our equity securities are authorized for issuance.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (1)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in the first column)
Equity compensation plans approved by shareholders (2)	2,593	(3)	$5.520	2,659,737	(4)
Equity compensation plans not approved by shareholders	—		—	—
TOTAL	2,593		$5.520	2,659,737

(1)Does not include outstanding unvested restricted stock awards.
(2)Consists of our 2018 Stock Incentive Plan, as amended and restated to date ("2018 Plan"), and our 1997 Employee Stock Purchase Plan, as amended and restated to date ("ESPP").
(3)Does not include purchase rights under the ESPP, as the purchase price and number of shares to be purchased is not determined until the end of the relevant purchase period.
(4)Includes 2,630,958 shares available for future issuance under the 2018 Plan and 28,779 shares available for future issuance under the ESPP.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION ("SAY-ON-PAY")
Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we provide our shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission.
As described in greater detail under the heading "Compensation Discussion and Analysis," we seek to closely align the interests of our named executive officers with the interests of our shareholders. Our compensation programs are designed to reward our named executive officers for the achievement of short-term and long-term strategic and operational goals, which should result in increased value for our shareholders, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.
Required Vote
This vote is advisory, which means that the vote on executive compensation is not binding on us, our Board of Directors, or the Compensation Committee. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. To the extent there is a significant vote against our named executive officer compensation as disclosed in this proxy statement, the Compensation Committee will evaluate whether any actions are necessary to address our shareholders’ concerns.
The affirmative vote of a majority of the shares present or represented and entitled to vote either in person or by proxy is required to approve this Proposal 2.
Accordingly, we ask our shareholders to vote on the following resolution at the Annual Meeting:
"RESOLVED, that the Company's shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company's Proxy Statement for the Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure."
Recommendation
The Board of Directors recommends a vote FOR the approval of the compensation of our named executive officers, as disclosed in this proxy statement.

PROPOSAL 3: APPROVAL OF AMENDED AND RESTATED 2018 STOCK INCENTIVE PLAN
In August 2020, our Board of Directors adopted, subject to the approval of our shareholders, our amended and restated 2018 Stock Incentive Plan (the "2018 Plan") to increase the number of shares available for issuance by 3,000,000 shares and make the additional changes discussed below.
Summary of Changes
Additional Shares
In order to be able to make anticipated grants, the Board has amended the 2018 Plan to increase the number of shares authorized for issuance under the 2018 Plan by an additional 3,000,000 shares. If the shareholders approve the proposed amendment and restatement of the 2018 Plan, the additional shares to be issued under the 2018 Plan will be authorized but unissued shares.
As of August 24, 2020, there were 1,693,970 shares available for issuance under the 2018 Plan, with 921,221 outstanding time-based and performance-based restricted and deferred shares (assuming maximum performance on all performance-based awards). There were no stock options outstanding under the 2018 Plan as of August 24, 2020. We believe the additional 3,000,000 shares requested for the plan, together with the shares available under the plan, should last for two or three fiscal years depending on our organic growth, future M&A transactions, and changes in the price of our common stock.
Other Changes
The amended 2018 Plan now includes minimum vesting provisions for stock options and stock appreciation rights similar to the other equity awards permitted under the plan. In the event stock options or stock appreciation rights awarded to employees have a performance-based goal, the vesting period will be at least one year, and in the event any stock options or stock appreciation rights awarded to employees have a time-based restriction, the vesting period will be at least three years, but vesting can occur incrementally over the three-year period. No portion of any stock option or stock appreciation right granted to employees may vest prior to the first anniversary of the grant date.
Corporate Governance and Best Practice Highlights
The 2018 Plan and our corporate guidelines reflect best practices in equity compensation, including:
•awards do not vest solely on account of a change in control (requires a qualifying termination following a change in control or an acquiring company refusing to assume outstanding awards);
•no repricing of stock options or stock appreciation rights;
•no discounted stock options or stock appreciation rights;
•awards are subject to forfeiture provisions;
•the plan does not allow for "liberal share counting" (that is, reuse of shares tendered, exchanged, or withheld to cover option exercise costs, any award shares withheld to cover taxes, and all shares underlying an award of stock appreciation rights once such stock appreciation rights are exercised);
•the plan does not contain any "evergreen" provisions that automatically add shares to the plan reserve;
•no payment of dividends or dividend equivalents on unvested awards;
•we require executives and directors to comply with significant stock ownership guidelines; and
•we prohibit hedging and pledging of company stock.
Summary of the Amended and Restated 2018 Plan
The following is a summary of certain major features of the 2018 Plan. This summary is subject to the specific provisions contained in the full text of the 2018 Plan, which is attached as Appendix A to this proxy statement.
Plan Administration. The Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2018 Plan. The Compensation Committee may delegate to our CEO, our Chief Human Resources Officer, or any executive officer the authority to grant awards at fair market value to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act.
Eligibility and Limitations on Grants. Persons eligible to participate in the 2018 Plan are those full or part-time officers, employees, non-employee directors, and other key persons (including consultants) of the Company and its subsidiaries as selected from time to time by the Compensation Committee. As of August 24, 2020, approximately 1,958 individuals were eligible to participate in the 2018 Plan. The closing price per share of our common stock as reported by the NASDAQ Global Select Market was $76.29 on August 24, 2020.
Shares Reserved for Issuance. Of the 2,862,000 shares of our common stock, par value $.01 per share, authorized for issuance under the 2018 Plan, there were only 1,693,970 shares remaining available for issuance as of August 24, 2020. If the proposed amendment to the plan is approved by shareholders, the aggregate number of shares reserved and available for issuance will be increased by 3,000,000 shares, and the total number of shares authorized for issuance under the 2018 Plan from its inception will be increased from 2,862,000 shares to 5,862,000 shares. With this change, the maximum number of shares of stock reserved and available for issuance under the 2018 Plan will be 5,862,000 shares, plus the number of shares of stock reserved and available for issuance under the Company's Amended and Restated 2005 Stock Incentive Plan (the "2005 Stock Incentive Plan") as of October 24, 2018, the date of shareholder approval of the original 2018 Plan. For purposes of this limitation, the shares of stock underlying any awards that are forfeited, are canceled, expire or are terminated (other than by exercise) under (i) the 2018 Plan or (ii) from and after shareholder approval of the 2018 Plan, the 2005 Stock Incentive Plan shall be added to the shares of stock available for issuance under the 2018 Plan. Shares tendered or held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding shall not be available for future issuance under the 2018 Plan. In addition, upon exercise of stock appreciation rights, the gross number of shares exercised shall be deducted from the total number of shares remaining available for issuance under the 2018 Plan. Also, shares purchased in the open market using proceeds received upon the exercise of a stock option shall not be available for future issuance under the 2018 Plan. The maximum award of stock options or stock appreciation rights granted to any one individual will not exceed 500,000 shares of common stock (subject to adjustment for stock splits and similar events) for any calendar year period.
Effect of Grants. The grant of any award other than a stock option or a stock appreciation right will reduce the number of shares of common stock available for issuance under the 2018 Plan by 2.0 shares of common stock for each such share actually subject to the award. The grant of a stock option or a stock appreciation right will be deemed as an award of one share of common stock for each such share actually subject to the award.
Stock Options. The 2018 Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the 2018 Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and key persons. The option exercise price of each option will be determined by the Compensation Committee but may not be less than 100% of the fair market value of the common stock on the date of grant. The 2018 Plan provides for 5,862,000 shares that can be granted in the form of incentive stock options. No dividends or dividend equivalents shall be paid on stock options.
The term of each option will be fixed by the Compensation Committee and may not exceed seven years from the date of grant. The Compensation Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Compensation Committee. Options may be exercised in whole or in part with written notice to the Company.
Upon exercise of options, the option exercise price must be paid in full (1) in cash, by certified or bank check, or other instrument acceptable to the Compensation Committee, (2) by delivery (or attestation to the ownership) of shares of common stock that are beneficially owned by the optionee, (3) subject to applicable law, by a broker pursuant to irrevocable instructions to the broker from the optionee, or (4) by net exercise.
To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.
In the event stock options awarded to employees have a performance-based goal, the vesting period will be at least one year, and in the event any stock options awarded to employees have a time-based restriction, the vesting period will be at least three years, but vesting can occur incrementally over the three-year period. No portion of any stock option granted to employees may vest prior to the first anniversary of the grant date.
Stock Appreciation Rights. The Compensation Committee may award a stock appreciation right either as a freestanding award or in tandem with a stock option. The Compensation Committee may award stock appreciation rights subject to such conditions and restrictions as the Compensation Committee may determine, provided that (1) upon exercise of a stock appreciation right granted in tandem with an option, the applicable portion of any related option shall be surrendered, and

(2) stock appreciation rights granted in tandem with options are exercisable at such time or times and to the extent that the related stock options are exercisable. The term of each stock appreciation right may not exceed seven years. No dividends or dividend equivalents shall be paid on stock appreciation rights.
In the event awards made to employees have a performance-based goal, the restriction period will be at least one year, and in the event any awards made to employees have a time-based restriction, the restriction period will be at least three years, but vesting can occur incrementally over the three-year period. No portion of any stock appreciation right granted to employees may vest prior to the first anniversary of the grant date.
Restricted Stock. The Compensation Committee may award shares of common stock to participants subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified restricted period. However, in the event awards made to employees have a performance-based goal, the restriction period will be at least one year, and in the event any awards made to employees have a time-based restriction, the restriction period will be at least three years, but vesting can occur incrementally over the three-year period. No portion of any restricted stock award granted to employees may vest prior to the first anniversary of the grant date. Cash dividends and stock dividends, if any, with respect to restricted stock shall be withheld by the Company for the grantee's account, and shall be subject to forfeiture to the same degree as the shares of restricted stock to which such dividends relate. Except as otherwise determined by the Committee, no interest will accrue or be paid on the amount of any cash dividends withheld.
Deferred Stock Awards. The Compensation Committee may award phantom stock units as deferred stock awards to participants. Deferred stock awards are ultimately payable in the form of shares of common stock and may be subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified vesting period. However, in the event awards made to employees have a performance-based goal, the restriction period will be at least one year, and in the event any awards have a time-based restriction, the restriction period will be at least three years, but vesting can occur incrementally over the three-year period. No portion of any deferred stock award granted to employees may vest prior to the first anniversary of the grant date. In the Compensation Committee's sole discretion and subject to the participant's compliance with the procedures established by the Compensation Committee and requirements of Section 409A of the Code, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a deferred stock award. During the deferral period, a grantee shall have no rights as a shareholder; provided, however, that the grantee may be credited with dividend equivalent rights with respect to the phantom stock units underlying his deferred stock award, subject to such terms and conditions as the Committee may determine, but shall not be entitled to dividends, if any, or dividend equivalents prior to settlement.
Performance-Based Awards. The 2018 Plan provides that the Compensation Committee may require that the vesting of awards be conditioned on the satisfaction of one or more of the performance criteria.
Detrimental Activity. The Compensation Committee may cancel, rescind, suspend, or otherwise limit any award to a participant if the participant engages in detrimental activities, including rendering services to a competitor of the Company, disclosing confidential information without permission, refusing to assign inventions to the Company, soliciting employees or customers of the Company, engaging in an activity that results in a termination for cause, materially violating any internal policies of the Company, or being convicted of, or pleading guilty to, a crime.
Tax Withholding. Participants in the 2018 Plan are responsible for the payment of any federal, state, or local taxes that we are required by law to withhold upon any option exercise or vesting of other awards. Subject to approval by the Compensation Committee, depending on the withholding method, a grantee may elect to have such grantee’s tax withholding obligation satisfied at the minimum or other applicable withholding rate in the grantee’s applicable jurisdiction, including maximum applicable rates that may be utilized without creating adverse accounting treatment under Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto) and permitted under applicable withholding rules promulgated by the Internal Revenue Service or another applicable governmental entity, in whole or in part, by (i) authorizing the Company to withhold from shares of stock to be issued pursuant to any award a number of shares with an aggregate fair market value (as of the date the withholding is effected) that would satisfy such withholding amount, or (ii) transferring to the Company shares of stock owned by the grantee with an aggregate fair market value (as of the date the withholding is effected) that would satisfy such withholding amount.
Change of Control Provisions. The 2018 Plan provides that, if there is a change in control of the Company that is approved by the Board of Directors, if the grantee has a minimum of six months of service and within six months of the consummation of the change of control, the grantee’s employment is involuntarily terminated by us for reasons other than for "cause" or the grantee resigns for "good reason", 50% of such grantee’s unvested awards will become vested and immediately exercisable. If, in connection with the change of control, awards granted under the 2018 Plan are cancelled or otherwise terminated upon consummation of the change of control, then instead of accelerated vesting, the grantee will receive a cash payment for 50% of the value of his or her unvested awards (determined based on the price of our common stock at the time of consummation of the change of control). The foregoing is conditioned on the grantee’s execution of an effective release of claims if the value of the accelerated vesting or cash payment exceeds $25,000.
If there is a change of control that is not approved by the Board of Directors, all of the unvested awards under the 2018 Plan (regardless of the grant date) will become vested and immediately exercisable upon the change of control. Further, upon any change of control all outstanding awards held by non-employee directors will automatically become fully vested.
Amendments and Termination. The Board may at any time amend or discontinue the 2018 Plan, and the Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. Any amendments that materially change the terms of the 2018 Plan, including any amendments that increase the number of shares reserved for issuance under the 2018 Plan, expand the types of awards available under the 2018 Plan, materially expand the eligibility to participate in the 2018 Plan, materially extend the term of the 2018 Plan, or materially change the method of determining the fair market value of common stock, will be subject to approval by shareholders. Amendments shall also be subject to approval by our shareholders if and to the extent determined by the Compensation Committee to be required by the Code to preserve the qualified status of incentive options. In addition, except in connection with a reorganization or other similar change in the capital stock of the Company or a merger or other transaction, without prior shareholder approval, the Compensation Committee may not reduce the exercise price of an outstanding stock option or stock appreciation right or effect repricing of an outstanding stock option or stock appreciation right through cancellation or regrants.
No Repricing of Awards Without Stockholder Approval. Notwithstanding any other provision of the 2018 Plan, the repricing of awards shall not be permitted without stockholder approval. For this purpose, a "repricing" means any of the following (or any other action that has the same effect as any of the following): (1) changing the terms of an award to lower its exercise or base price (other than on account of capital adjustments resulting from share splits, etc.); (2) any other action that is treated as a repricing under GAAP; and (3) repurchasing for cash or canceling an award in exchange for another award at a time when its exercise or base price is greater than the fair market value of the underlying share of stock, unless the cancellation and exchange occurs in connection with a capital adjustment event.
Grantees Outside of the United States. The Compensation Committee may modify the terms of any award under the 2018 Plan made to or held by a grantee who is then a resident, or is primarily employed or providing services, outside of the United States in any manner deemed by the Compensation Committee to be necessary or appropriate in order that such award shall conform to laws, regulations, and customs of the country in which the grantee is then a resident or primarily employed or providing services, or so that the value and other benefits of the award to the grantee, as affected by non–U.S. tax laws and other restrictions applicable as a result of the grantee's residence, employment, or providing services abroad, shall be comparable to the value of such award to a grantee who is a resident, or is primarily employed or providing services, in the United States. An award may be modified in a manner that is inconsistent with the express terms of the 2018 Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the grantee whose award is modified. Additionally, the Compensation Committee may adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the 2018 Plan by eligible persons who are non–U.S. nationals or are primarily employed or providing services outside the United States.
Data Privacy. As a condition of receipt of any award, each grantee explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data by and among, as applicable, the Company and its affiliates for the exclusive purpose of implementing, administering, and managing the 2018 Plan and awards. The Company and its affiliates may hold certain personal information about a grantee, including, but not limited to, the grantee’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company or any of its affiliates, and details of all Awards (the "Data"). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of the 2018 Plan and awards, the Company and its affiliates may each transfer the Data to any third parties assisting the Company in the implementation, administration, and management of the 2018 Plan and awards. Recipients of the Data may be located in the grantee's country or elsewhere, and the grantee's country and any given recipient's country may have different data privacy laws and protections. The Company may cancel the grantee’s eligibility to participate in the 2018 Plan, and in the Compensation Committee's discretion, the grantee may forfeit any outstanding awards if the grantee refuses or withdraws the consents described above.
U.S. Federal Income Tax Considerations
Awards of restricted stock under the 2018 Plan generally are not subject to federal income tax when awarded, unless the participant properly elects to accelerate the tax recognition. Restricted stock is generally subject to ordinary income tax at the time the restrictions lapse. We are entitled to a corresponding deduction at the time the participant recognizes taxable income on the restricted stock.
Stock options under the 2018 Plan may either be granted as incentive stock options, which are intended to comply with the requirements of Internal Revenue Code Section 422 or as non-qualified stock options. Generally, no federal income tax is payable by the recipient upon the grant of an incentive stock option and no deduction is taken by us. If certain holding periods are met, the exercise of an incentive stock option does not result in taxation to the recipient; rather, the recipient is taxed only at the time of sale. If the shares have been held for at least one year after the date of exercise and at least two years from the date of grant of the option, the recipient will be taxed on any appreciation in excess of the exercise price as long-term capital gains. In that event, we are not entitled to a deduction for the amount of the capital gains. Under current tax laws, if a recipient exercises a non-qualified stock option, the recipient will be taxed on the difference between the fair market value of the stock on the exercise date and the exercise price and, thereafter, the recipient would receive capital gains on any appreciation in stock value after the exercise date, depending upon the length of time the recipient held the stock after exercise. When the option is exercised, we will be entitled to corresponding tax deduction.
New Plan Benefits
It is not possible to state the persons who will receive options or awards under the 2018 Plan in the future or the amount of options or awards that will be granted under the 2018 Plan. The following table provides information with respect to awards granted under the 2018 Plan in the fiscal year ended July 3, 2020. This table does not include any grants made following the end of fiscal year 2020 as described in "Compensation Discussion and Analysis."

	Restricted Stock
Name and Position	Dollar Value(1)	Number
Mark Aslett, President and Chief Executive Officer	$3,819,504	46,107
Christopher C. Cambria, EVP, General Counsel, and Secretary	763,868	9,221
Michael D. Ruppert, EVP, Chief Financial Officer, and Treasurer	1,255,026	15,150
Didier M.C. Thibaud, EVP, Chief Operating Officer	1,255,026	15,150
All executive officers as a group	7,093,424	85,628
All non-employee directors as a group	1,229,022	16,855
Employees as a group (excluding executive officers)	23,191,655	290,356
(1) The dollar value of each restricted stock grant is estimated on the date of grant by multiplying the number of shares granted by the closing price of our common stock as reported on the Nasdaq Global Select Market on the date of grant.
Required Vote
Approval of the amended and restated 2018 Plan requires the affirmative FOR vote of a majority of the votes cast on the proposal. Unless marked to the contrary, proxies received will be voted FOR approval of the amended and restated 2018 Plan.
Recommendation
The Board of Directors recommends a vote FOR the amendment and restatement of the 2018 Plan.

PROPOSAL 4: APPROVAL OF AMENDED AND RESTATED 1997 EMPLOYEE STOCK PURCHASE PLAN
In August 2020, the Board of Directors adopted, subject to the approval of our shareholders, our amended and restated 1997 Employee Stock Purchase Plan (the "ESPP").
Summary of Changes
We offer eligible employees the opportunity to purchase shares of our common stock on a regular basis through payroll deductions under the ESPP. The purpose of the ESPP is to encourage ownership of our common stock by our employees. The ESPP is intended to be an "employee stock purchase plan" within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code").
The Board believes that the number of shares currently remaining available for issuance under the ESPP is not sufficient for future needs. We believe that continuing to offer eligible employees an opportunity to purchase shares of our common stock under the ESPP enables us to attract and retain key personnel, and helps to align employee and shareholder interests by encouraging employee stock ownership. Accordingly, our Board of Directors has adopted, and is seeking shareholder approval of, an amendment to the ESPP that would increase the aggregate number of shares of our common stock reserved and available for issuance under the ESPP by 500,000 shares. If the proposed amendment to the ESPP is not approved by shareholders, it is likely that all currently remaining shares available for issuance under the ESPP will be purchased in our current fiscal year.
Summary of the Amended and Restated ESPP
The following is a summary of certain major features of the amended and restated ESPP incorporating the changes to the plan discussed above. This summary is subject to the specific provisions contained in the full text of the amended and restated ESPP, which is attached as Appendix B to this proxy statement.
Term of the Plan. The ESPP will continue in effect until June 30, 2025. Our Board may terminate the ESPP at any time. The ESPP will terminate in any case when all or substantially all of the unissued shares of our common stock reserved for the purposes of the ESPP have been purchased.
Plan Administration. The Compensation Committee of our Board of Directors administers the ESPP and has full authority to make, administer, and interpret such equitable rules and regulations regarding the ESPP as it deems advisable.
Eligibility. Persons eligible to participate in the ESPP are full-time employees of Mercury or any of its subsidiaries designated as a participating employer who work at least 20 hours per week and more than five months per year, except for persons who are deemed for purposes of Section 423(b)(3) of the Code to own five percent or more of our voting stock. As of August 24, 2020 approximately 1,823 individuals were eligible to participate in the ESPP.
Purchase Periods; Exercise Price. The ESPP provides for two "purchase periods" within each calendar year, the first commencing on January 1 and ending on June 30, and the second commencing on July 1 and ending on December 31. Eligible employees may elect to become participants in the ESPP by enrolling prior to each semi-annual period. On the first day of each purchase period, subject to the terms of the ESPP, each eligible employee who is then a participant in the ESPP is granted an option to purchase on the last business day of the purchase period a number of shares of our common stock equal to (1) the aggregate payroll deductions in the purchase period authorized by the participant, divided by (2) the exercise price (as defined below). Shares are purchased through the accumulation of payroll deductions of not less than 1% nor more than 10% of each participant’s compensation, subject to an overall annual maximum of $25,000 per participant. The maximum number of shares that can be purchased by an individual participant in any purchase period is 833 shares (or such other number determined from time to time by the Compensation Committee).
The "exercise price" for each purchase period is equal to the lower of (1) 85% of the fair market value per share of our common stock on the first business day of the relevant purchase period, or (2) 85% of the fair market value per share of our common stock on the last business day of the relevant purchase period. As of August 24, 2020, the closing price per share of our common stock as reported by the Nasdaq Global Select Market was $76.29.
Participation/ Cancellation. A participant may only purchase shares under the ESPP during his or her lifetime and the ability to purchase shares under the ESPP is not transferable. A participant may cancel his or her participation in the ESPP with respect to any purchase period so long as the participant's notice of cancellation is received by us at least 10 days prior to the last business day of the purchase period. Participation in the ESPP automatically terminates upon a participant's termination of employment for any reason. Upon any such cancellation or termination, all accumulated payroll deductions are refunded in cash.

Shares Subject to the Plan. Of the 1,800,000 shares of our common stock, par value $.01 per share, authorized for issuance under the ESPP, there were only 28,779 shares remaining available for issuance as of August 24, 2020. If the proposed amendment to the ESPP is approved by shareholders, the aggregate number of shares reserved and available for issuance under the ESPP will be increased by 500,000 shares, and the total number of shares authorized for issuance under the ESPP from its inception will be increased from 1,800,000 shares to 2,300,000 shares. If our capital structure changes because of a stock dividend, stock split, or similar event, the number of shares that can be issued under the ESPP will be appropriately adjusted.
Amendments and Termination. Our Board of Directors may at any time amend or terminate the ESPP. However, any such termination by the Board will not affect a participant's ability to purchase shares then outstanding under the ESPP, and any such amendment will not adversely affect the ability to purchase shares then outstanding under the ESPP without the participant's consent. Certain amendments, such as an increase in the number of shares available for issuance under the ESPP, will not be effective without the approval of our shareholders.
U.S. Federal Income Tax Considerations
The ESPP is intended to qualify as an "employee stock purchase plan" as defined in Section 423(b) of the Code, which provides that an employee participating in the plan is not required to pay any federal income tax when joining the plan or when purchasing the shares of common stock at the end of the purchase period. The employee is, however, required to pay federal income tax on the difference, if any, between the price at which he or she sells the shares and the price he or she paid for them. If shares acquired under the ESPP are sold more than two years after the first day of the purchase period pursuant to which the shares were purchased, no taxable income results if the sale price is less than the price paid for the shares, and the employee will recognize a long-term capital loss for the difference between the sale price and the purchase price. If the proceeds of the sale are higher than the purchase price, the employee will recognize ordinary income for the year in which the sale occurs equal to the lesser of (a) fifteen percent (15%) of the fair market value of the common stock on the first day of the purchase period in which the shares were purchased, or (b) the excess of the amount actually received for the shares over the amount paid. In addition, the employee will recognize a long-term capital gain in an amount equal to the difference between the proceeds of the sale and the employee’s basis in the shares (i.e., the employee’s purchase price plus the amount taxed to the employee as ordinary income). No deduction is allowed to Mercury.
If shares acquired under the ESPP are sold within two years of the first day of the purchase period pursuant to which the shares were purchased, the employee will recognize ordinary income equal to the difference between the fair market value of the shares on the last business day of the purchase period in which the shares were purchased and the employee’s purchase price. This amount is reportable as ordinary income even if no profit was realized on the sale of shares or the shares were sold at a loss. Long-term or short-term (depending on the holding period for the shares) capital gain or loss will be recognized in an amount equal to the difference between the proceeds of sale and the employee's basis in the shares (i.e., the fair market value of the shares on the last business day of the purchase period in which the shares were purchased). The amount reportable as ordinary income for a sale made within two years of the first day of the purchase period pursuant to which the shares were purchased will generally be allowed as a tax deduction to Mercury.
New Plan Benefits
Since participation in the ESPP is voluntary, the benefits or amounts that will be received by or allocated to any individual or group of individuals under the amended and restated ESPP are not determinable.
Required Vote
Approval of the amended and restated ESPP requires the affirmative FOR vote of a majority of the votes cast on the proposal. Unless marked to the contrary, proxies received will be voted FOR approval of the amendment and restatement of the ESPP.
Recommendation
The Board of Directors recommends a vote FOR the amendment and restatement of the ESPP.

PROPOSAL 5: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending July 2, 2021. We are asking shareholders to ratify this appointment. Although ratification by shareholders is not required by law or by our by-laws, the Audit Committee believes that submission of its selection to shareholders is a matter of good corporate governance. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interests of Mercury and our shareholders. If our shareholders do not ratify the selection of KPMG, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of an independent registered public accounting firm.
Representatives of KPMG will attend the annual meeting, where they will have the opportunity to make a statement if they wish to do so and will be available to answer questions from shareholders.
Required Vote
Approval of the ratification of the appointment of KPMG as our independent registered public accounting firm for fiscal 2021 requires the affirmative FOR vote of a majority of the votes cast on the proposal. Unless marked to the contrary, proxies received will be voted FOR approval of the ratification of the appointment.
Recommendation
The Board of Directors recommends a vote FOR the ratification of the appointment of KPMG as our independent registered public accounting firm for fiscal 2021.

VOTING SECURITIES
Who owns more than 5% of our stock?
On August 24, 2020, there we 56,000,597 shares of our common stock outstanding. On that date, to our knowledge, there were two shareholders who owned beneficially more than 5% of our common stock. The table below contains information, as of the dates noted below, regarding the beneficial ownership of these persons or entities. The "Percent of Class" was calculated using the number of shares of our common stock outstanding as of August 24, 2020. Unless otherwise indicated, we believe that each of the persons or entities listed below has sole voting and investment power with respect to all of the shares of common stock indicated.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
BlackRock, Inc. (1)	8,328,195	14.9%
The Vanguard Group (2)	5,249,379	9.4

(1)Based on a Schedule 13G/A filed by Black Rock, Inc. with the SEC on February 4, 2020, reporting beneficial ownership as of December 31, 2019. The reporting entity's address is 55 East 52nd Street, New York, New York 10022.
(2)Based on a Schedule 13G/A filed by Vanguard Group, Inc. with the SEC on February 12, 2020, reporting beneficial ownership as of December 31, 2019. The reporting entity's address is 100 Vanguard Boulevard, Malvern, PA 19355.
How much stock does each of Mercury’s directors and executive officers own?
The following information is furnished as of August 24, 2020, with respect to common stock beneficially owned by: (1) our directors (including our chief executive officer); (2) our chief financial officer and the two most highly compensated executive officers other than the chief executive officer and the chief financial officer; and (3) all directors and executive officers as a group. Unless otherwise indicated, the individuals named below held sole voting and investment power over the shares listed.

	Number of Shares Beneficially Owned (1)	Percent of Class (1)
Mark Aslett (2)	291,458	**
James K. Bass (3)	62,166	**
Orlando P. Carvalho (4)	3,128	**
Michael A. Daniels (5)	75,898	**
Lisa S. Disbrow (6)	9,916	**
Mary Louise Krakauer (7)	9,916	**
Barry R. Nearhos (8)	6,545	**
William K. O'Brien (9)	57,647	**
Vincent Vitto (10)	84,392	**
Christopher C. Cambria (11)	75,540	**
Michael D. Ruppert (12)	121,255	**
Didier M.C. Thibaud (13)	245,629	**
All directors and executive officers as a group (12 persons) (14)	1,043,490	1.9%
 * The address for each director and executive officer is c/o Mercury Systems, Inc., 50 Minuteman Road, Andover, Massachusetts 01810.
** Less than 1.0%.
(1)The number and percent of the shares of common stock with respect to each beneficial owner are calculated by assuming that all shares which may be acquired by such person within 60 days of August 24, 2020 are outstanding.

(2)Includes (a) 170,975 shares owned by Mr. Aslett individually; and (b) 120,483 restricted shares awarded to Mr. Aslett under our stock-based plans (as to which Mr. Aslett has sole voting power, but which are subject to restrictions on transfer).
(3)Includes (a) 60,205 shares owned by Mr. Bass individually; and (b) 1,961 restricted shares awarded to Mr. Bass under our stock-based plans (as to which Mr. Bass has sole voting power, but which are subject to restrictions on transfer).
(4)Includes 3,128 restricted shares awarded to Mr. Carvalho under our stock-based plans (as to which Mr. Carvalho has sole voting power, but which are subject to restrictions on transfer).
(5)Includes (a) 73,937 shares owned by Mr. Daniels individually; and (b) 1,961 restricted shares awarded to Mr. Daniels under our stock-based plans (as to which Mr. Daniels has sole voting power, but which are subject to restrictions on transfer).
(6)Includes (a) 7,955 shares owned by Ms. Disbrow individually; and (b) 1,961 restricted shares awarded to Ms. Disbrow under our stock-based plans (as to which Ms. Disbrow has sole voting power, but which are subject to restrictions on transfer).
(7)Includes (a) 7,955 shares owned by Ms. Krakauer individually; and (b) 1,961 restricted shares awarded to Ms. Krakauer under our stock-based plans (as to which Ms. Krakauer has sole voting power, but which are subject to restrictions on transfer).
(8)Includes (a) 2,292 shares owned by Mr. Nearhos individually; and (b) 4,253 restricted shares awarded to Mr. Nearhos under our stock-based plans (as to which Mr. Nearhos has sole voting power, but which are subject to restrictions on transfer).
(9)Includes (a) 55,686 shares owned by family trusts controlled by Mr. O’Brien; and (b) 1,961 restricted shares awarded to Mr. O’Brien under our stock-based plans (as to which Mr. O’Brien has sole voting power, but which are subject to restrictions on transfer).
(10)Includes (a) 82,431 shares owned by Mr. Vitto individually; and (b) 1,961 restricted shares awarded to Mr. Vitto under our stock-based plans (as to which Mr. Vitto has sole voting power, but which are subject to restrictions on transfer).
(11)Includes (a) 48,728 shares owned by Mr. Cambria individually; and (b) 26,812 restricted shares awarded to Mr. Cambria under our stock-based plans (as to which Mr. Cambria has sole voting power, but which are subject to restrictions on transfer).
(12)Includes (a) 69,945 shares owned by Mr. Ruppert individually; and (b) 51,310 restricted shares awarded to Mr. Ruppert under our stock-based plans (as to which Mr. Ruppert has sole voting power, but which are subject to restrictions on transfer).
(13)Includes (a) 200,137 shares owned by Mr. Thibaud individually; and (b) 45,492 restricted shares awarded to Mr. Thibaud under our stock-based plans (as to which Mr. Thibaud has sole voting power, but which are subject to restrictions on transfer).
(14)Includes (a) 780,246 shares owned by directors and executive officers individually; and (b) 263,244 restricted shares awarded to the directors and executive officers under our stock-based plans (as to which each has sole voting power, but which are subject to restrictions on transfer).

EXECUTIVE OFFICERS
Who are Mercury’s executive officers?
The following persons are our executive officers:

Name	Age	Position
Mark Aslett	52	President and Chief Executive Officer
Christopher C. Cambria	62	Executive Vice President, General Counsel, and Secretary
Michael D. Ruppert	46	Executive Vice President, Chief Financial Officer, and Treasurer
Didier M.C. Thibaud	59	Executive Vice President, Chief Operating Officer
Our executive officers are appointed to office by the Board of Directors at the first board meeting following the Annual Meeting of Shareholders or at other board meetings as appropriate, and hold office until the first board meeting following the next Annual Meeting of Shareholders and until a successor is chosen, subject to prior death, resignation or removal. Information regarding our executive officers as of the date of filing of this proxy statement is presented below.

Mark Aslett
Mark Aslett joined Mercury in 2007 and has served as the President and Chief Executive Officer and as a member of the Board since 2007. Prior to joining Mercury, he was Chief Operating Officer and Chief Executive Officer of Enterasys Networks from 2003 to 2006, and held various positions with Marconi plc and its affiliated companies, including Executive Vice President of Marketing, Vice President of Portfolio Management, and President of Marconi Communications-North America, from 1998 to 2002. Mr. Aslett has also held positions at GEC Plessey Telecommunications, as well as other telecommunications-related technology firms.

Christopher C. Cambria
Christopher C. Cambria joined Mercury in 2016 as Senior Vice President, General Counsel, and Secretary and was appointed Executive Vice President, General Counsel, and Secretary in 2017. Prior to joining Mercury, he was Vice President, General Counsel, and Secretary of Aerojet Rocketdyne Holdings, Inc. from 2012 to 2016 and Vice President, General Counsel from 2011 to 2012. He was with L-3 Communications Holdings, Inc. from 1997 through 2009 serving as Senior Vice President and Senior Counsel, Mergers and Acquisitions from 2006 to 2009, Senior Vice President, Secretary and General Counsel from 2001 to 2006, and Vice President, General Counsel and Secretary from 1997 to 2001. Prior to L-3, Mr. Cambria was an Associate with Fried, Frank, Harris, Shriver & Jacobson and Cravath, Swaine & Moore.

Michael D. Ruppert
Michael D. Ruppert joined Mercury in 2014 as Senior Vice President, Strategy and Corporate Development and in 2017 was named Executive Vice President, Strategy and Corporate Development. In 2018 Mr. Ruppert was appointed the Company’s Executive Vice President, Chief Financial Officer and Treasurer. Prior to joining Mercury, from 2013 to 2014, Mr. Ruppert was Co-Founder and Managing Partner of RS Partners, LLC, a boutique advisory firm focused on the aerospace & defense industries. Prior to that, he was a Managing Director at UBS Investment Bank where he led the defense investment banking practice from 2011 to 2013. Mr. Ruppert also held positions in the investment banking divisions at Lazard Freres & Co from 2008 to 2011 and at Lehman Brothers from 2000 to 2008.

Didier M.C. Thibaud
Didier M.C. Thibaud joined Mercury in 1995, and has served as our Executive Vice President, Chief Operating Officer since 2016. He served as the President of our Mercury Commercial Electronics business unit from 2012 to 2016 and the President of our Advanced Computing Solutions business unit from 2007 to 2012. Prior to that, he was Senior Vice President, Defense & Commercial Businesses from 2005 to 2007 and Vice President and General Manager, Imaging and Visualization Solutions Group, from 2000 to 2005 and served in various capacities in sales and marketing from 1995 to 2000.

COMPENSATION DISCUSSION AND ANALYSIS
Fiscal 2020 Business Performance Highlights
At Mercury Systems, we deliver Innovation That Matters®. We make mission-critical technologies profoundly more accessible and affordable for aerospace and defense. Our fiscal 2020 results demonstrate that our customers trust us more than ever to meet their current and emerging technology and business needs. We delivered record bookings, revenue, net income, adjusted EBITDA, and adjusted EPS in fiscal 2020 against a challenging coronavirus backdrop. We continued to invest organically in the business for future growth, improved our performance in operations and manufacturing, acquired American Panel Corporation ("APC"), and concluded the year with zero debt and nearly $1 billion of financial capacity.
Our footprint has increased in recent years to more than 300 programs and platforms. Our top-line growth reflects this expansion. Revenue for fiscal 2020 increased 22% year-over-year to a new Company record of $797 million. Our largest revenue programs were SEWIP, F-35, P8, Filthy Buzzard and ARCI.
Organic revenue, excluding recent acquisitions, was up 14% from fiscal 2019. Bookings grew 22% to $954 million – our sixth straight record. Year-end backlog increased 33% to a record $831 million, positioning us to continue delivering above industry average growth in fiscal 2021. It was also a record year for new design wins, which amounted to more than $2 billion in total lifetime value.
Our business model continues to perform well, and Mercury delivered strong results on the bottom line in fiscal 2020. GAAP net income increased 83% from fiscal 2019, driven by improved operating performance and the positive impact of one-time, non-operating items. Adjusted EBITDA grew 21% to a record $176 million. It also was a record year for free cash flow, defined as operating cash flow less capital expenditures, at $72 million.
We are beginning fiscal 2021 in an excellent position strategically. The team is doing an outstanding job managing through the virus pandemic. Although the public health and economic risks remain elevated, we are positive about the business outlook.
We continue to believe that Mercury is targeting the right parts of the market. The wave of modernization occurring in radar, electronic warfare, and C4I continues to drive growth in the business. Demand in weapons systems, space, avionics processing, and mission computing, as well as secure rugged servers, remains healthy.
Our bookings and design win activity reflect the impacts of three industry trends that we have previously discussed: 1) supply chain delayering by the government and the defense primes; 2) the primes' flight to quality suppliers; and 3) increased outsourcing by the primes at the subsystem level. Potentially a fourth trend is the government's drive to create a domestic supply chain for secure and trusted advanced electronics capabilities designed and built in the U.S.
Protecting the health, safety and livelihoods of our employees has been the center of our decision making since the earliest days of the COVID pandemic. In return, our team has performed superbly in maintaining their productivity and overcoming our operational challenges.
We are optimistic about our ability to continue delivering organic revenue growth at a rate that exceeds the industry average, and confident that we can improve Mercury's financial performance by executing our plans in five areas:
•deliver robust organic revenue growth, supplemented by growth from acquisitions;
•invest in new technologies, in our manufacturing assets and business systems, and in our people;
•enhance margins and drive working capital efficiencies through manufacturing insourcing and performance improvements;
•create stronger operating leverage in the business by growing revenue faster than expenses; and
•fully integrate our acquired businesses to generate cost and revenue synergies.
This strategy has worked very well over the past six years. Given our ability to execute, we are confident that Mercury will extend this record of success. We anticipate another year of strong growth in revenue and adjusted EBITDA in fiscal 2021, driven by high single-digit to low double-digit organic revenue growth, in line with our long-term strategy.

Executive Compensation Highlights and Alignment of Compensation with Business Strategy
Pay for Performance
Our executive compensation program is designed to motivate, engage, and retain a talented leadership team and to appropriately reward them for their contributions to our business. Our performance framework consists of a combination of financial performance measures that provide a balance between short-term results and drivers of long-term value. We provide our executive officers with three primary elements of pay: base salary; a performance cash bonus opportunity; and long-term equity incentive compensation. By placing a substantial majority of our executives' compensation at risk through performance-based variable compensation, we align our compensation program with our business strategy. The following charts show the pay mix for our CEO and our other named executive officers for fiscal 2020.
        Performance-based variable compensation accounted for 88% and 79% of total compensation for our CEO and other named executive officers, respectively, for fiscal 2020. The foregoing percentages were calculated using the salary, annual cash bonuses, and the grant date fair value of equity awards as reported for fiscal 2020 in the Summary Compensation and Grants of Plan-Based Awards Tables below. All other compensation for our named executive officers for fiscal 2020, which consisted of a $12,000 allowance for tax and financial planning for executives, and a 401(k) match which is available to all employees, amounted to less than 1% of total compensation for named executive officers and is not reflected in the table above due to rounding.
Executive Bonus Program
For our fiscal 2020 executive bonus program, 100% of the total value was based on our achieving corporate financial performance objectives. Our fiscal 2020 executive bonus plan was split into two halves, with specific financial performance targets addressing the first half and the second half of the fiscal year. We used two semi-annual performance periods with two different performance targets in order to align our cash incentive program with our strategic operating plan ("SOP") review and midyear SOP update. We determined the potential total size of the annual cash incentive bonuses at the beginning of the fiscal year as well as set the first half financial performance target, and then set the second half and full year performance target in connection with our midyear SOP update. Potential over-achievement awards were based on exceeding the sum of the two half year corporate financial performance objectives. Our executive officers earned payouts at 100% of the first half target corporate financial performance bonus and 99% of the second half target corporate financial performance bonus. The target bonus was weighted 44% for the first half and 56% for the second half of the fiscal year, reflecting the fiscal 2020 adjusted EBITDA split between the first and second halves of the fiscal year in our SOP, with a catch-up feature for unearned first half cash incentives based on our full year performance. No over-achievement bonuses were earned for fiscal 2020. During the fourth quarter of fiscal 2020, we amended our adjusted EBITDA definition for external financial reporting to add back COVID-related costs as we believe these incremental expenses are outside the normal operations of the Company and are not indicative of ongoing operating results. The Compensation Committee maintained the original adjusted EBITDA target for the second half of the fiscal year and approved the use of the new adjusted EBITDA definition for the bonus plan for the second half of the fiscal year.
Executive Equity Awards
        Each fiscal 2020 restricted stock award for our named executive officers was 50% performance-based vesting and 50% time-based vesting. For the time-based vesting half of the fiscal 2020 awards, one-third vests on each of the first three anniversaries of the grant date. For the performance-based vesting half of the fiscal 2020 awards, the awards vest based on relative performance to our peer group for the three-year period ending in fiscal 2022. For fiscal 2020, we used two relative performance metrics for the performance-based awards: (i) a ratio of adjusted EBITDA to revenue, percentile ranked relative to our peer group (50% weighting); and (ii) revenue growth percentage, percentile ranked relative to our peer group (50% weighting).
Our fiscal 2018 performance-based restricted stock awards vested at 250% based on our performance for the three-year period ended in fiscal 2020. Our fiscal 2018 performance awards used a mix of the ratio of adjusted EBITDA to revenue, percentile ranked relative to our peer group (75% weighting), and revenue growth percentage, percentile ranked relative to our peer group (25% weighting). Our financial results for the fiscal 2018 performance awards were at the 80th and 95th percentiles, respectively, of EBITDA margin and revenue growth compared to our peer group.
Compensation Governance and Best Practices

What We Do
Provide short-term and long-term incentive plans with performance targets aligned to business objectives
Conduct an annual advisory vote for shareholders to approve executive compensation
Maintain a Compensation Committee composed entirely of independent directors
Require stock ownership for all executives
Conduct regular shareholder outreach and engagement
Retain an independent executive compensation consultant to the Compensation Committee
Maintain an insider trading policy requiring executives and directors to trade only during established window periods after contacting our General Counsel prior to any sales or purchases of Mercury shares
Use only double trigger change in control agreements for executives
Maintain a clawback policy for actions that result in a financial restatement

What We Don't Do
Provide gross-up payments to cover personal income taxes or excise taxes pertaining to executive or severance benefits
Allow employees, executives, and directors to engage in hedging or pledging of Mercury shares
Reward excessive, inappropriate, or unnecessary risk-taking
Allow the repricing or backdating of equity awards
Provide pension plans or supplemental executive retirement plans
Pay dividends or dividend equivalents on unvested equity awards
Compensation Philosophy and Objectives
We are a high-performing, results-driven organization made up of talented people:
•who are engaged, developed, and challenged to achieve their full potential;
•who are aligned to aggressive personal and business objectives; and
•who are rewarded for their contribution to the achievement of Mercury's goals as a leading aerospace and defense electronics company, positioned at the intersection of high-tech and defense.
        Total compensation is designed to reward employees who share our values and achieve outstanding results in our high-performance organization. Paying for performance is the guiding principle of our total compensation strategy. Our pay for performance strategy is aligned with the interests of our shareholders, with the ultimate goal of driving, improving, and enhancing shareholder value.
        Our intent is to deliver actual total compensation that is aligned with our performance and that is competitive with technology and aerospace and defense peer companies that we compete with for talent. We pay salaries and all incentives aligned with the market for strong performance. Our headquarters is located in the greater Boston area, where competition for talent is particularly intense for executives with the experience and aptitude to motivate and lead engineers in designing, developing, and managing new subsystems, as well as qualified sales and operations personnel familiar with the unique requirements of the A&D industry.

Say-On-Pay Shareholder Vote Results
        We have held an annual non-binding advisory vote on the compensation of our named executive officers in our proxy statements since our 2011 annual meeting of shareholders. The following table shows the percentage of shareholder approval for the compensation of our named executive officers for the past five years:

Historical Say-On-Pay Vote Results
% Voted For	97.54%	97.38%	99.39%	83.24%	99.46%
Year	2015	2016	2017	2018	2019
        As shown in this table, at our 2019 annual meeting of shareholders, the most recent non-binding shareholder vote on the compensation of our named executive officers, 99.46% of the votes cast by our shareholders were voted in favor of the compensation of our named executive officers.
        The Board of Directors has adopted a policy providing for an annual advisory vote on the compensation of our named executive officers. This policy is consistent with our shareholders’ preference as expressed at our 2017 annual meeting of shareholders on the frequency of holding future advisory votes on the compensation of our named executive officers.
How We Determine Executive Compensation
The Compensation Committee has responsibility for our executive compensation philosophy and the overall design of our executive compensation programs. The Compensation Committee is primarily responsible for setting executive compensation, which in the case of our CEO, is subject to ratification by a majority of the independent directors on the Board. Information about the Compensation Committee, including its composition, responsibilities, and processes, can be found earlier in this proxy statement under "Corporate Governance—What committees has the Board established? – Compensation Committee."
The compensation of our executive officers is reviewed and approved by the Compensation Committee (with ratification of the CEO's compensation by a majority of the independent directors on the Board). The Compensation Committee analyzes all elements of compensation separately and in the aggregate. In addition to evaluating our executives' contribution and performance in light of corporate financial performance objectives, we also base our compensation decisions on market considerations. The Compensation Committee benchmarks our cash and equity incentive compensation against programs available to employees in comparable roles at peer group companies and the Radford Global Technology Survey.
        The Compensation Committee has engaged the services of Mercer as an independent compensation consultant. Mercer assists the Compensation Committee in, among other things, applying our compensation philosophy for our executive officers and non-employee directors, analyzing current compensation conditions in the marketplace generally and among our peers specifically, and assessing the competitiveness and appropriateness of compensation levels for our executive officers. Representatives of Mercer periodically attend meetings of the Compensation Committee, both with and without members of management present, and interact with members of our human resources department with respect to its assessment of the compensation for our executive officers. In addition, Mercer may assist management in analyzing the compensation of our non-executive employees. For fiscal 2020, Mercer's services included providing compensation survey data for non-employee directors, executives, and non-executive employees. The Compensation Committee's expenditures for Mercer were $177,370 for fiscal 2020. For fiscal 2020, our human resources department expended $60,547 for Mercer market surveys for non-executive employees and selected job matches to market requests and other non-executive compensation related work.
In connection with its benchmarking efforts, the Compensation Committee uses data included in the Radford Global Technology Survey and also specific peer group data. The Compensation Committee annually reviews the companies included in our peer group and adds or removes companies as necessary to ensure that the peer group comparisons are meaningful.
Data with respect to the peer group listed below and the Radford Global Technology Survey was considered by the Compensation Committee in determining the base compensation, bonus targets, and the equity awards for fiscal 2020.

ADTRAN, Inc.	Ducommun Incorporated	Netgear Inc.
Astronics Corporation	II-VI Inc.	NetScout Systems, Inc.
Brooks Automation, Inc.	Infinera Corporation	Novanta Inc.
Cognex Corporation	iRobot Corporation	OSI Systems, Inc.
Comtech Telecommunications Corp.	Kratos Defense & Security Solutions, Inc.	Ribbon Communications, Inc.
Cray, Inc.	M/A-COM Technology Solutions Holdings, Inc.	Rogers Corp.
CTS Corp.	Methode Electronics, Inc.
Diodes Inc.	MKS Instruments, Inc.

During fiscal 2020, Mercer assisted us in reviewing our peer group. We retained the same peer group with the following exception: we removed Cray Inc. from our peer group due to it being acquired in an M&A transaction.
        Data with respect to the updated peer group listed below and the Radford Global Technology Survey was considered by the Compensation Committee in determining the base compensation, bonus targets, and the equity awards for fiscal 2021.

ADTRAN, Inc.	Ducommun Incorporated	MKS Instruments, Inc.
Astronics Corporation	II-VI Inc.	Netgear Inc.
Brooks Automation, Inc.	Infinera Corporation	NetScout Systems, Inc.
Cognex Corporation	iRobot Corporation	Novanta Inc.
Comtech Telecommunications Corp.	Kratos Defense & Security Solutions, Inc.	OSI Systems, Inc.
CTS Corp.	M/A-COM Technology Solutions Holdings, Inc.	Ribbon Communications, Inc.
Diodes Inc.	Methode Electronics, Inc.	Rogers Corp.
In selecting our peer group, the Compensation Committee focused on company size (as indicated by revenue, number of employees, and market capitalization) and on creating a balanced and blended mix of companies in the defense and technology sectors. The Compensation Committee included technology companies in our peer group given our business model and financial profile is more aligned with technology companies than defense companies and because we most often compete with technology companies for executive and senior management talent. In addition, if the Compensation Committee had chosen purely defense companies for our peer group, our performance versus the peer group could conceivably be at the high end of the range.
In particular, the Compensation Committee reviewed the following elements of compensation against the benchmarking data:
•base salary;
•target bonus;
•total target cash compensation (i.e., base salary plus target bonus);
•target long-term incentive compensation, which consists of equity awards; and
•target total direct compensation (i.e., target cash plus target long-term incentive compensation).
Each such element of compensation was compared to peer group data. The peer group used for fiscal 2020 had revenues generally between $474 million and $1.86 billion, with a median revenue of $781 million. By way of comparison, our revenue for fiscal 2020 was $797 million.
The Radford Global Technology Survey data and peer group data, as applicable, were reviewed together to form a final market data view. All forms of compensation were then evaluated relative to the market.
Our Elements of Total Compensation
Our total compensation program consists of fixed elements, such as base salary and benefits, and variable performance-based elements, such as annual and long-term incentives. Our fixed compensation elements are designed to provide a stable source of income and financial security to our executives. For fiscal 2020, our variable performance-based elements were designed to reward corporate financial performance compared to business goals for cash bonuses and growth and profitability relative to our peer group for performance-based equity awards.
The objective of this approach is to remain competitive with other companies in the same market for executive talent, while ensuring that our executives are given the appropriate incentives to deliver strong short- and long-term financial results. The Compensation Committee has chosen to put a substantial portion of each executive's total compensation at risk, contingent upon the achievement of our annual strategic operating plan profitability for performance-based cash bonuses, and growth and profitability relative to our peer group for performance-based equity awards.
Base salaries, target bonuses, and equity awards for our executive officers (other than the CEO) are set by the Compensation Committee following its review and approval of recommendations from the CEO. For the CEO, these elements of compensation are set by the Compensation Committee, and are subject to ratification by a majority of independent directors on the Board.

Base Salary
When the Compensation Committee annually considers executive base salaries, it takes into account each executive's role and level of responsibility. Individual compensation pay levels may vary relative to the market based on individual performance and other considerations, including the initial compensation levels required to attract qualified new hires and the compensation levels required to retain highly qualified executives.
For fiscal 2020, effective October 1, 2019, the Compensation Committee increased the base salaries for our named executive officers by 12% for our Chief Executive Officer, by 10% for our Chief Operating Officer, by 5% for our Chief Financial Officer, and by 3% for our General Counsel to the amounts below:

Named Executive Officer and Title	Fiscal 2020 Salary (effective October 1, 2019)
Mark Aslett, President and Chief Executive Officer	$692,000
Christopher C. Cambria, EVP, General Counsel, and Secretary	377,000
Michael D. Ruppert, EVP, Chief Financial Officer, and Treasurer	405,000
Didier M.C. Thibaud, EVP, Chief Operating Officer	448,000
These increases were consistent with market conditions and the growth in the size of the Company from acquisitions and organic growth.
A portion of Mr. Thibaud's salary is paid in Euros. The salary column in the Summary Compensation Table reflects the conversion of each monthly payment from Euros into U.S. Dollars (USD) based on the average conversion rate between Euros and USD for such month.
For fiscal 2021, effective September 26, 2020, the Compensation Committee increased the base salaries for our named executive officers by 6% for our Chief Executive Officer and by 3% for each of our General Counsel, Chief Financial Officer, and Chief Operating Officer to the amounts below:

Named Executive Officer and Title	Fiscal 2021 Salary (effective September 26, 2020)
Mark Aslett, President and Chief Executive Officer	$734,000
Christopher C. Cambria, EVP, General Counsel, and Secretary	388,310
Michael D. Ruppert, EVP, Chief Financial Officer, and Treasurer	417,150
Didier M.C. Thibaud, EVP, Chief Operating Officer	461,440
These increases were consistent with market conditions and the growth in the size of the Company from acquisitions and organic growth.
Base salary comprised 12% of our CEO's compensation for fiscal 2020 and 21% of the compensation for our other executives, on average, for fiscal 2020.

Executive Bonus Program for Fiscal 2020
In establishing the executive bonus program for fiscal 2020, the Compensation Committee reviewed our multi-year performance and noted that our annual financial goals have been very aggressive relative to the financial performance of our peer group, with achievement of our strategic operating plan consistently positioning us in the top quartile. In order to provide incentives for continued top quartile performance going forward, the Committee set the target bonus as a percentage of base salary for the Chief Executive Officer at 150%; for each of the Executive Vice President, Chief Financial Officer and the Executive Vice President, Chief Operating Officer at 110%; and for the Executive Vice President, General Counsel at 90%.
Our executive bonus program is a variable performance-based element of our overall compensation program. This bonus program provides the potential for cash compensation for our executive officers based on achieving the corporate financial performance goals contained in the annual strategic operating plan that is approved by our Board of Directors in the first month of the fiscal year. Participants in the program are senior executives who have a strategic function and are recommended by the CEO to the Compensation Committee for participation in the program. In general, executives with the highest level and amount of responsibility have the highest percentage of their total target compensation at risk. This program consists of two elements: (1) target bonuses; and (2) potential over-achievement awards. Each executive officer's target bonus is determined based on position, responsibilities, and total target cash compensation, and may be subject to change from year to year. For fiscal 2020, each executive officer's target bonus was determined based on actual adjusted EBITDA (defined below) achieving budgeted adjusted EBITDA as set in our strategic operating plan for the fiscal year. Each executive officer's potential over-achievement award was determined based on actual adjusted EBITDA exceeding budgeted adjusted EBITDA for the fiscal year.
Adjusted EBITDA is a non-GAAP measure and all references to actual adjusted EBITDA in this Compensation Discussion and Analysis refer to such non-GAAP measure. As used in our fiscal 2020 executive bonus plan, adjusted EBITDA for the first half of the year included net income (prior to the impact, if any, of a payout of any potential over-achievement award) and was adjusted for the following: interest income and expense; other non-operating income (expense) not otherwise adjusted for; income taxes; depreciation; amortization of acquired intangible assets; restructuring and other charges; impairment of long-lived assets; acquisition and financing costs; fair value adjustments from purchase accounting; litigation and settlement expenses; and stock-based and other non-cash compensation expense. During the fourth quarter of fiscal 2020, we amended our adjusted EBITDA definition for external financial reporting to add back COVID-related costs as we believe these incremental expenses are outside the normal operations of the Company and are not indicative of ongoing operating results. The Compensation Committee maintained the original adjusted EBITDA target for the second half of the fiscal year and approved the use of the new adjusted EBITDA definition for the bonus plan for the second half of the fiscal year.
A reconciliation between adjusted EBITDA and the most directly comparable GAAP financial measure is included as Appendix C to this proxy statement.
The following table indicates for fiscal 2020: (1) the target bonus for each named executive officer as a percentage of his base salary; and (2) the percentage of the target bonus tied to corporate financial performance objectives.

Named Executive Officer and Title	Target Bonus as a Percentage of Base Salary	Portion Related to Corporate Financial Performance Objectives
Mark Aslett, President and Chief Executive Officer	150%	100%
Christopher C. Cambria, EVP, General Counsel, and Secretary	90%	100%
Michael D. Ruppert, EVP, Chief Financial Officer, and Treasurer	110%	100%
Didier M.C. Thibaud, EVP, Chief Operating Officer	110%	100%
 Corporate Financial Performance Objectives
As part of our fiscal 2020 strategic operating plan, the Compensation Committee set the financial portion of our executive bonus plan for the first half of fiscal 2020 at the July 2019 meeting of the Board of Directors. The Compensation Committee set the financial portion of our executive bonus plan for the second half and full year for fiscal 2020 at the January 2020 meeting of the Board of Directors as part of our mid-year strategic operating plan review. At its April 2020 meeting, the Compensation Committee amended the definition of adjusted EBITDA in the bonus plan to add back COVID-related expenses but otherwise maintained the financial targets for the second half and full fiscal year that were approved at the January 2020 meeting. Payouts for corporate financial performance for fiscal 2020 were based on objectives for the fiscal year broken into the first half of the year and the full fiscal year, with a catch-up feature for unearned first half cash incentives based on our full year performance. The table below is a summary of the thresholds, targets, and maximums for the fiscal 2020 executive bonus plan, including the payout percentages for each element of the plan.

Fiscal 2020 Executive Bonus Plan
	Fiscal 2020 H1 (44%)		Fiscal 2020 H2 (56%)		Full Year (100%) (1) Total Company
	Adj. EBITDA ($ millions)		Adj. EBITDA ($ millions)		Adj. EBITDA ($ millions)
Achievement	H1 Target/ Result	Bonus Payout as % of Target	H2 Target/ Result	Bonus Payout as % of Target	Full Year Target/ Result	Bonus Payout as % of Target
Possible (Maximum)					$195.8	150%
Actual Result	$79.5	100%	$96.7	98.2%	$176.2	99%
Probable (Target)	$74.8	100%	$98.5	100%	$178	100%
Threshold	$56.1	75%	$73.8	75%	$133.5	75%
(1) The bonus targets for the second half and full year fiscal 2020 were set in January 2020. As a result, the first half and second half targets will not add up to the full fiscal year. We approved the second half and full fiscal year financial targets in January 2020 in connection with the Board of Director's review of our mid-year strategic operating plan, which reflects the completion of our acquisition of American Panel Corporation during the first half of the year.
Our executive officers earned payouts at 100% and 99%, respectively, for the first half and second half and full fiscal year corporate financial performance bonuses for fiscal 2020. No over-achievement bonuses were earned for fiscal 2020.
Performance-based bonuses comprised 19% of our CEO's compensation for fiscal 2020 and 22% of the compensation for our other executives, on average, for fiscal 2020.
Executive Bonus Program for Fiscal 2021
For fiscal 2021, the target bonus as a percentage of base salary for the Chief Executive Officer under the executive bonus program will be 150%; for each of the Chief Operating Officer and the Chief Financial Officer will be 110%; and for the General Counsel will be 90%. For fiscal 2021, the performance targets are based on our growth goals and margin expansion plans that are translated into a target level of adjusted EBITDA measured in dollars compared to budgeted adjusted EBITDA as set forth in our strategic operating plan for fiscal 2021, with targets again relating to the first and second halves of the fiscal year. Due to the increased risks associated with the coronavirus pandemic, we have reduced the bonus payment threshold for fiscal 2021 to 60% of plan compared to our prior fiscal year threshold of 75% of plan.
Equity Compensation
We believe that compensation in the form of Mercury stock should be a significant portion of our executive officers’ total compensation in order to align with shareholder interests. Equity compensation creates a link to the creation of shareholder value. Our 2018 Stock Incentive Plan allows for several types of equity instruments, including stock options, stock appreciation rights, restricted stock, and deferred stock awards. The Compensation Committee determines which instruments to use on a grant-by-grant basis. When approving equity awards for an executive officer, the Compensation Committee considers the executive's current contribution to Mercury, the anticipated contribution to meeting our long-term strategic performance goals, and industry practices and norms. Long-term incentives granted in prior years, existing levels of stock ownership by executive officers, and aggregate grants to all executive officers are also taken into consideration. The Compensation Committee also considers the other elements of incentive compensation available to the executive officers and the performance metrics associated with those incentives, with a view toward providing an appropriately diverse set of different performance criteria and objectives to incent different aspects and time periods of performance and avoid multiple forms of reward for the same achievement.
In considering the executive’s current contribution to Mercury, the Compensation Committee reviews the executive's role within Mercury, the contribution that the executive is currently making to Mercury, the results achieved by the executive, and input from the CEO with respect to executive officers other than the CEO. In general, executives with higher levels and amounts of responsibility receive larger equity awards. As a result, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, and General Counsel tend to have larger equity awards than our other executives.
In terms of the executive's anticipated contribution to meeting long-term strategic performance goals, the Compensation Committee reviews the potential role of the executive in achieving the long-term strategic goals set forth in our strategic operating plan, again with input from the CEO with respect to executives other than the CEO. The Compensation Committee considers the incentive and retention value that equity awards may provide.
Finally, the Compensation Committee reviews proposed equity awards to executives against benchmarking and peer group data. The Compensation Committee believes that equity awards create an incentive in addition to the executive bonus program in order to attract and retain senior executives who would contribute to our future success. As a result, the Compensation Committee intends for equity awards granted to executives as part of their long-term incentive compensation to generally be in line with industry practices and norms, both in terms of the type of equity award (e.g., restricted stock versus stock options) and the amount of the award.
The Compensation Committee has adopted an equity compensation awards policy that describes how equity awards are granted, including that any award granted to the CEO is subject to ratification by a majority of the independent directors on the Board.
Fiscal 2020 Equity Awards
The target number of shares awarded for the executive grant effective as of August 15, 2019 for each named executive officer was determined by dividing the dollar value fixed for such executive grant by the average closing price of our common stock during the 30 calendar days prior to August 15, 2019. The grant date of the fiscal 2020 equity awards was August 15, 2019.
Each fiscal 2020 restricted stock award for our named executive officers has 50% performance-based vesting and 50% time-based vesting. For the time-based vesting half of the fiscal 2020 awards, one-third vests on each of the first three anniversaries of the grant date. For the performance-based vesting half of the fiscal 2020 awards, the award vests based on relative performance to our peer group for the three-year period ending in fiscal 2022. For the fiscal 2020 performance-based awards, we used two relative performance metrics: (i) a ratio of adjusted EBITDA to revenue, percentile ranked relative to our peer group (50% weighting); and (ii) revenue growth percentage, percentile ranked relative to our peer group (50% weighting). These metrics were chosen to incent strong relative long-term growth in revenue and profitability. If we do not achieve at least the 25th percentile for a given performance metric, no vesting will occur for the performance-based shares tied to that metric. The maximum combined grant date value of the time and performance-based elements of the grant is capped at two times the award value.
Our fiscal 2020 executive compensation program utilized a diverse set of performance elements to drive different performance objectives over multiple time frames. Our fiscal 2020 executive cash bonus plan used adjusted EBITDA, expressed as a dollar amount, to drive profitability for fiscal 2020 in line with our strategic operating plan for the year. Our fiscal 2020 performance equity grant used a mix of the ratio of adjusted EBITDA to revenue, percentile ranked relative to our peer group (50% weighting), and revenue growth percentage, percentile ranked relative to our peer group (50% weighting), as performance measures to drive revenue growth and profitability over a three-year period. This is different from the absolute profitability measure used for our fiscal 2020 annual executive cash bonus plan, which cash plan was aligned with our fiscal 2020 strategic operating plan. Our fiscal 2020 performance equity grant was aligned with relative performance compared with our peer group, an important factor in the creation of long term value for Mercury and its shareholders.

Named Executive Officer and Title	Performance-Based Restricted Shares (# of shares) (1)	Time-Based Restricted Shares (# of shares)	Total (# of shares)
Mark Aslett, President and Chief Executive Officer	23,053	23,054	46,107
Christopher C. Cambria, EVP, General Counsel, and Secretary	4,610	4,611	9,221
Michael D. Ruppert, EVP, Chief Financial Officer, and Treasurer	7,575	7,575	15,150
Didier M.C. Thibaud, EVP, Chief Operating Officer	7,575	7,575	15,150
(1) The number of performance-based restricted shares in the table above reflects the probable number (calculated as of the grant date) of shares that the executive is expected to earn for the three-year performance period ending in fiscal 2022. The maximum potential number of shares (assuming the highest level of performance achievement) that could be earned is: Mr. Aslett – 69,159 shares; Mr. Cambria – 13,830 shares; Mr. Ruppert – 22,725 shares; and Mr. Thibaud – 22,725 shares.
These equity grants were made based on the Compensation Committee’s assessment of both competitive annual grant levels and its determination of retention needs reflected by the pre-existing unvested long-term incentive awards previously granted to the executives.
Equity awards comprised 69% of our CEO's compensation for fiscal 2020 and 57% of the compensation for our other executives, on average, for fiscal 2020, in each case with half of the award using performance-based equity and the other half using time-based equity.
Fiscal 2018 Performance-Based Restricted Stock Awards
For the fiscal 2018 performance-based restricted stock awards, the performance period was calculated for the three-year period ended in fiscal 2020. Our fiscal 2018 performance equity grant used a mix of the ratio of adjusted EBITDA to revenue, percentile ranked relative to our peer group (75% weighting), and revenue growth percentage, percentile ranked relative to our peer group (25% weighting). Based on our relative performance compared with our peer group, the fiscal 2018 performance awards vested at 250%. Our financial results for the fiscal 2018 performance awards were at the 80th and 95th percentiles, respectively, of EBITDA margin and revenue growth compared to our peer group.
Fiscal 2019 Performance-Based Restricted Stock Awards
For the fiscal 2019 performance-based restricted stock awards, the performance period is the three-year period ending in fiscal 2021. Accordingly, none of these awards was eligible to vest for the period ended July 3, 2020.
Fiscal 2020 Performance-Based Restricted Stock Awards
For the fiscal 2020 performance-based restricted stock awards, the performance period is the three-year period ending in fiscal 2022. Accordingly, none of these awards was eligible to vest for the period ended July 3, 2020.

Fiscal 2021 Equity Awards
Since these awards occurred during fiscal 2021, they are not reflected in the Outstanding Equity Awards at Fiscal Year-End Table for fiscal 2020 included in this proxy statement. The target number of shares awarded for the executive grant effective as of August 17, 2020 for each named executive officer was determined by dividing the dollar value fixed for such executive grant by the average closing price of our common stock during the 30 calendar days prior to August 17, 2020. The grant date of the fiscal 2021 equity awards was August 17, 2020.
Each fiscal 2021 restricted stock award for our named executive officers is 50% performance-based vesting and 50% time-based vesting. For the time-based vesting half of the fiscal 2021 awards, one-third vests on each of the first three anniversaries of the grant date. For the performance-based vesting half of the fiscal 2021 awards, the award vests based on relative performance to our peer group for the three-year period ending in fiscal 2023. For the fiscal 2021 performance-based awards, we are using two relative performance metrics: (i) a ratio of adjusted EBITDA to revenue, percentile ranked relative to our peer group (50% weighting); and (ii) revenue growth percentage, percentile ranked relative to our peer group (50% weighting). These metrics were chosen to incent strong relative long-term growth in revenue and profitability. The maximum combined value of the time and performance-based elements of the grant is capped at two times the award value.
Our fiscal 2021 executive compensation program utilizes a diverse set of performance elements to drive different performance objectives over multiple time frames. Our fiscal 2021 executive cash bonus plan uses adjusted EBITDA, expressed as a dollar amount, to drive profitability for fiscal 2021 in line with our strategic operating plan for the year. Our fiscal 2021 performance equity grant uses a mix of the ratio of adjusted EBITDA to revenue, percentile ranked relative to our peer group (50% weighting), and revenue growth percentage, percentile ranked relative to our peer group (50% weighting), as performance measures to drive revenue growth and profitability over a three-year period. This is different from the absolute profitability measure used for our fiscal 2021 annual executive bonus plan, which cash plan is aligned with our fiscal 2021 strategic operating plan. Our fiscal 2021 performance equity grant is aligned with relative performance compared with our peer group, an important factor in the creation of long term value for the Company and its shareholders.
Fiscal 2021 Restricted Stock Awards

Named Executive Officer and Title	Performance-Based Restricted Shares (# of shares) (1)	Time-Based Restricted Shares (# of shares)	Total (# of shares)
Mark Aslett, President and Chief Executive Officer	23,968	23,968	47,936
Christopher C. Cambria, EVP, General Counsel, and Secretary	4,474	4,474	8,948
Michael D. Ruppert, EVP, Chief Financial Officer, and Treasurer	7,350	7,350	14,700
Didier M.C. Thibaud, EVP, Chief Operating Officer	8,948	8,948	17,896
(1) The number of annual performance-based restricted shares in the table above reflects the probable number (calculated as of the grant date) of shares that the executive is expected to earn for the three-year performance period ending in fiscal 2023. The maximum potential number of shares (assuming the highest level of performance achievement) that could be earned is: Mr. Aslett –71,904 shares; Mr. Cambria –13,422 shares; Mr. Ruppert – 22,050 shares; and Mr. Thibaud – 26,844 shares.
These equity grants were made based on the Compensation Committee’s assessment of both competitive annual grant levels and its determination of retention needs reflected by the pre-existing unvested long-term incentive awards previously granted to the executives.
Employee Benefits
We offer employee benefit programs that are intended to provide financial protection and security for our employees and to reward them for the total commitment we expect from them in service to Mercury. All of our named executive officers are eligible to participate in these programs on the same basis as our other employees. These benefits include the following: (1) medical, dental, and vision insurance, with employees sharing a percentage of the cost that may be adjusted from year to year; (2) Company-paid group life and accident insurance of one times base salary (up to $350,000); (3) employee-paid supplemental group life and accident insurance up to five times base salary (overall combined basic company-paid insurance plus supplemental insurance is $1,350,000); (4) short- and long-term disability insurance; (5) a qualified 401(k) retirement savings plan with a 50% company match up to 6% of eligible pay as contributed by the individual to the 401(k) plan (subject to IRS limits on contributions); and (6) an employee stock purchase plan, which entitles participants to purchase our common stock at a 15% discount.

Perquisites and Personal Benefits
For fiscal 2020, based on a market analysis performed by Mercer, the Compensation Committee's independent compensation consultant, we provided our executive officers with a $12,000 annual allowance for personal tax and financial planning. We plan to maintain the same executive perquisites for fiscal 2021.
Employment and Severance Agreements
We have entered into an employment agreement with Mr. Aslett and a severance agreement with each of our other executive officers as described below. The Compensation Committee consulted with Mercer regarding the market parameters of similar compensation arrangements for executive officers in connection with entering into these agreements. For more details, please refer to "Agreements with Named Executive Officers."
Change in Control Severance Agreements
We recognize that Mercury, as a publicly-traded company, may become the target of a proposal which could result in a change in control, and that such possibility and the uncertainty and questions which such a proposal may raise among management could cause our executive officers to leave or could distract them in the performance of their duties, to the detriment of Mercury and our shareholders. Our named executive officers have agreements intended to reinforce and encourage the continued attention of our executives to their assigned duties without distraction and to ensure the continued availability to Mercury of each of our executives in the event of a proposed change in control transaction. We believe that these objectives are in the best interests of Mercury and our shareholders. Provisions of these agreements relating to termination and change in control are summarized under "Potential Payments to Named Executive Officers upon Termination of Employment Following a Change in Control."
Tax Considerations
        Generally, Section 162(m) of the Internal Revenue Code disallows a federal income tax deduction for public corporations with respect to remuneration in excess of $1 million paid in any fiscal year to certain specified executive officers. For taxable years beginning before January 1, 2018, (i) these executive officers consisted of a public corporation's chief executive officer and up to three other executive officers (other than the chief financial officer) whose compensation is required to be disclosed to stockholders under the Securities Exchange Act of 1934, as amended, because they are our most highly-compensated executive officers, and (ii) qualifying "performance-based compensation" was not subject to this deduction limit if specified requirements were met.
        Pursuant to the Tax Cuts and Jobs Act of 2017, which was signed into law on December 22, 2017 (the Tax Act), for taxable years beginning after December 31, 2017, the remuneration of a public corporation's chief financial officer is also subject to the deduction limit. In addition, subject to certain transition rules (which apply to remuneration provided pursuant to written binding contracts that were in effect on November 2, 2017 and are not subsequently modified in any material respect), for taxable years beginning after December 31, 2017, the exemption from the deduction limit for "performance-based compensation" is no longer available. Consequently, for fiscal years beginning after December 31, 2017, no remuneration in excess of $1 million paid to a specified executive will be deductible (unless paid pursuant to an arrangement in effect on November 2, 2017).
        In designing our executive compensation program and determining the compensation of our executive officers, the Compensation Committee considers a variety of factors, including the potential impact of the Section 162(m) deduction limit. However, the Compensation Committee will not limit executive compensation to that which is or may be deductible under Section 162(m). The deductibility of some types of compensation depends upon the timing of an executive officer's vesting or exercise of previously granted rights. Further, interpretations of and changes in the tax law and other factors beyond the Compensation Committee's control also affect the deductibility of compensation.
        To maintain flexibility to compensate our executive officers in a manner designed to promote our short-term and long-term corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible. The Compensation Committee believes that our stockholders' interests are best served if its discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in nondeductible compensation expense.
Does Mercury have stock ownership guidelines and holding requirements for its Chief Executive Officer?
The CEO is expected to own or control, directly or indirectly, shares of Mercury common stock with a value of at least five times the CEO's base salary. The CEO is expected to meet this guideline within five years of first becoming CEO and is expected to retain such investment in the Company as long as he or she is the CEO. Prior to meeting the five times holding requirement per this guideline, after applicable tax withholding on the vesting of an equity award, the CEO is required to retain 50% of the net, after tax award until he or she is in compliance with the stock ownership guideline. Exceptions to this stock ownership guideline may be approved from time to time by the Board as it deems necessary to address individual circumstances. Mr. Aslett's holdings of our common stock satisfy the stock ownership guidelines.
Does Mercury have stock ownership guidelines and holding requirements for its executives who report to the Chief Executive Officer?
Each of the executives who report directly to the CEO is expected to own or control, directly or indirectly, shares of the Mercury common stock with a value of at least three times the individual's base salary. Each such executive is expected to meet this guideline within five years of first becoming a direct report to the CEO, or within five years of January 22, 2019, whichever is later. Each such executive is expected to retain such investment in the Company as long as he or she is a direct report to the CEO. Prior to meeting the three times holding requirement per this guideline, after applicable tax withholding on the vesting of an equity award, the executive is required to retain 50% of the net, after tax award until he or she is in compliance with the stock ownership guideline. Exceptions to this stock ownership guideline may be approved from time to time by the Board as it deems necessary to address individual circumstances. Each of our executive's holdings of our common stock satisfy the stock ownership guidelines.
Does Mercury have a clawback policy?
        Yes. We have adopted a clawback policy applicable to our executive officers. This policy is posted on our website at www.mrcy.com on the "Investor Relations" page under "Corporate Governance." Pursuant to our policy, the Board of Directors shall, in all appropriate circumstances, require reimbursement of any annual incentive payment or long-term incentive payment to an executive officer where: (1) the payment was predicated upon achieving certain financial results that were subsequently the subject of a substantial restatement of Company financial statements filed with the SEC; (2) the Board determines the executive engaged in intentional misconduct that caused or substantially caused the need for the substantial restatement; and (3) a lower payment would have been made to the executive based upon the restated financial results.
Does Mercury have a short sale and hedging policy?
        Yes. Pursuant to our insider trading policy, no employee, executive officer, or director may at any time sell any securities of Mercury that are not owned by such person at the time of the sale. Also, no such employee, executive officer, or director may buy or sell puts, calls, or other derivative securities of Mercury at any time. In addition, no such employee, executive officer, or director may hold Mercury securities in a brokerage margin account.

How were the executive officers compensated for fiscal 2018, 2019, and 2020?
The following table sets forth all compensation paid to our Chief Executive Officer, our Chief Financial Officer, and each of our other most highly compensated executive officers, who are collectively referred to as the "named executive officers," for the last three fiscal years.
Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards (1)	Option Awards	Non-Equity Incentive Plan Compensation (2)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings (3)	All Other Compensation (4)	Total
Mark Aslett President and Chief Executive Officer	2020	$672,077	$—	$3,819,504	$—	$1,032,187	$—	$20,550	$5,544,318
	2019	613,233	—	2,530,223	—	1,034,532	—	13,000	4,190,988
	2018	589,231	—	4,062,458	—	806,850	—	11,800	5,470,339
Christopher C. Cambria EVP, General Counsel, and Secretary	2020	374,065	—	763,868	—	337,400	—	20,550	1,495,883
	2019	363,219	—	754,846	—	367,711	—	13,000	1,498,776
	2018	352,600	—	728,834	—	286,754	—	12,311	1,380,499
Michael D. Ruppert (5) EVP, Chief Financial Officer and Treasurer	2020	399,696	—	1,255,026	—	443,005	—	20,550	2,118,277
	2019	370,604	—	832,549	—	386,995	—	74,683	1,664,831
	2018	352,600	—	2,369,164	—	286,754	—	82,830	3,091,348
Didier M.C. Thibaud (6) EVP, Chief Operating Officer	2020	433,102	—	1,255,026	—	490,040	—	20,550	2,198,718
	2019	404,438	—	1,110,050	—	499,510	—	13,000	2,026,998
	2018	398,966	—	1,929,872	—	389,529	—	12,674	2,731,041

(1)Represents the aggregate grant date fair value for equity awards made to our named executive officers in fiscal years 2018, 2019, and 2020. The amounts reported in this table do not reflect whether the named executive officer has actually realized a financial benefit from the award. Grant date fair value of equity awards is computed in accordance with Accounting Standards Codification Topic 718 (ASC Topic 718). For a discussion of the assumptions and methodologies used to calculate grant date fair value in this proxy statement, please refer to Note B of the financial statements in our annual report on Form 10-K for the fiscal year ended July 3, 2020. For the performance-based restricted stock awards, these amounts reflect the grant date fair value of such awards based upon the probable outcome at the time of grant. The maximum potential value of the fiscal 2020 performance-based restricted stock awards (assuming the highest level of performance achievement) that could be earned in the performance period was: Mr. Aslett – $5,729,132; Mr. Cambria – $1,145,677; Mr. Ruppert – $1,882,539; and Mr. Thibaud – $1,882,539.
(2)The aggregate amounts in this column reflect payments under our executive bonus program. The table below shows the components of our executive bonus program earned for fiscal 2020:

Name	Corporate Financial Performance Bonus	Over- Achievement Award	Total Non-Equity Incentive Plan Compensation
Mark Aslett	$1,032,187	$—	$1,032,187
Christopher C. Cambria	337,400	—	337,400
Michael D. Ruppert	443,005	—	443,005
Didier M.C. Thibaud	490,040	—	490,040

  (3) The amounts in this column reflect the aggregate change in the actuarial present value of Mr. Thibaud's accumulated benefit under the retirement indemnities pension plan for our French national employees. Amounts under the plan are payable in Euros and the amounts listed in the table above have been converted to dollars using the exchange rate in effect at the end of the applicable fiscal year.

(4) The table below shows the components of this column for fiscal 2020:

Name	401(k) Plan Matching Contribution(a)	Perquisites and Other Personal Benefits(b)	Total All Other Compensation
Mark Aslett	$8,550	$12,000	$20,550
Christopher C. Cambria	8,550	12,000	20,550
Michael D. Ruppert	8,550	12,000	20,550
Didier M.C. Thibaud	8,550	12,000	20,550

(a)The amounts in this column represent our matching contributions allocated to each of the named executive officers who participate in our 401(k) retirement savings plan (subject to IRS limits on contributions to the 401(k) plan). All such matching contributions vest based upon the same vesting schedule used for all other employees.
(b)The amounts in this column include payments we made to the named executive officers for personal tax and financial planning.
(5)  Mr. Ruppert joined Mercury in 2014 as Senior Vice President of Strategy and Corporate Development and was appointed to the position of Executive Vice President, Chief Financial Officer, and Treasurer in February 2018.
(6) A portion of Mr. Thibaud's salary in fiscal years 2018, 2019, and 2020 was paid in Euros. The salary column reflects the conversion of each monthly payment from Euros into U.S. Dollars (USD) based on the average conversion rate between Euros and USD for such month. The amounts in the "Non-Equity Incentive Plan Compensation" column were paid in USD.
Grants of Plan-Based Awards
The following table reflects: (i) the grant date fair value of equity awards granted to the named executive officers under the 2018 Plan during fiscal 2020; and (ii) the possible cash amounts that could have been earned under each element (i.e., corporate financial performance and over-achievement awards) of our executive bonus program for fiscal 2020. The actual payouts for fiscal 2020 under our annual executive bonus program are reflected in the column titled "Non-Equity Incentive Plan Compensation" in the Summary Compensation Table.

Grants of Plan-Based Awards—Fiscal 2020

Name		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards(1)
	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mark Aslett
Restricted Stock (2)	8/15/19	—	—	—	—	—	—	23,054	—	—	$1,909,793
Performance Stock (2)	8/15/19	—	—	—	—	23,053	69,159	—	—	—	1,909,711
Corporate Financial Performance Bonus	(3)	778,500	1,038,000	1,038,000	—	—	—	—	—	—	—
Over-Achievement Award	(4)	—	—	519,000	—	—	—	—	—	—	—
Christopher C. Cambria
Restricted Stock (2)	8/15/19	—	—	—	—	—	—	4,611	—	—	381,975
Performance Stock (2)	8/15/19	—	—	—	—	4,610	13,830	—	—	—	381,892
Corporate Financial Performance Bonus	(3)	254,475	339,300	339,300	—	—	—	—	—	—	—
Over-Achievement Award	(4)	—	—	169,650	—	—	—	—	—	—	—
Michael D. Ruppert
Restricted Stock (2)	8/15/19	—	—	—	—	—	—	7,575	—		627,513
Performance Stock (2)	8/15/19	—	—	—	—	7,575	22,725	—	—	—	627,513
Corporate Financial Performance Bonus	(3)	334,125	445,500	445,500	—	—	—	—	—	—	—
Over-Achievement Award	(4)	—	—	222,750	—	—	—	—	—	—	—
Didier M.C. Thibaud (5)
Restricted Stock (2)	8/15/19	—	—	—	—	—	—	7,575	—	—	627,513
Performance Stock (2)	8/15/19	—	—	—	—	7,575	22,725	—	—	—	627,513
Corporate Financial Performance Bonus	(3)	369,600	492,800	492,800	—	—	—	—	—	—	—
Over-Achievement Award	(4)	—	—	246,400	—	—	—	—	—	—	—

(1) The amounts shown in this column have been calculated in accordance with FASB ASC Topic 718.
(2) These time-based restricted stock awards and performance restricted stock awards were granted under the 2018 Plan with an August 15, 2019 grant date approved by the Compensation Committee at a meeting on July 23, 2019. The time-based restricted share awards vest in three equal installments on each of the first three anniversaries of the grant date (August 15, 2019), contingent in each case on the executive remaining an employee as of each such date. The fiscal 2020 annual performance-based restricted stock awards vest based on relative performance to our peer group for the three-year period ending in fiscal 2022. The vesting formula for the fiscal 2020 annual performance-based restricted stock awards is as set forth in the tables below but with the following performance periods and weightings: (i) a ratio of adjusted EBITDA to revenue for the three-year period ending in fiscal 2022, percentile ranked relative to our peer group (50% weighting); and (ii) revenue growth percentage for the three-year period ending in fiscal 2022, percentile ranked relative to our peer group (50% weighting). As with the time-

based awards, vesting for the performance awards is contingent in each case on the executive remaining an employee as of each vesting date.
Vesting Formulas for the Fiscal 2020 Annual Performance-Based Restricted Share Awards

Fiscal 2020-2022 Company Adjusted EBITDA/ Revenue Percentile Compared to Peer Group Adjusted EBITDA/ Revenue Percentile (a)	Vesting %	Threshold/Cap
Less than 25th percentile	—%	Below Threshold
Between 25th percentile and 75th percentile	Straight line interpolation between 0% and 200%	Threshold
Between 75th percentile and 90th percentile	Straight line interpolation between 200% and 300%
Equal to 90th percentile	300%	Cap
Greater than 90th percentile	300%	Capped at 300%
(a) The term "adjusted EBITDA" for the each of the peer group companies shall mean "Adjusted EBITDA" as reported by Bloomberg for the applicable company. The term "adjusted EBITDA" for Mercury shall mean the non-GAAP measure defined as income (loss) from continuing operations before interest income and expense, other non-operating income (expense) not otherwise adjusted for, income tax expense (benefit), depreciation, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition and financing costs, fair value adjustments from purchase accounting, non-cash compensation expense, and litigation and settlement expenses. Adjusted EBITDA for Mercury for purposes of this equity award shall be calculated without adjusting for stock based compensation expense.

Fiscal 2020-2022 Company Revenue Growth Percentile Compared to Peer Group	Vesting %	Threshold/Cap
Less than 25th percentile	—%	Below Threshold
Between 25th percentile and 75th percentile	Straight line interpolation between 0% and 200%	Threshold
Between 75th percentile and 90th percentile	Straight line interpolation between 200% and 300%
Equal to 90th percentile	300%	Cap
Greater than 90th percentile	300%	Capped at 300%

The grant date fair value of the restricted stock award has been calculated by multiplying the number of shares granted by the closing price of our common stock as reported on the Nasdaq Global Select Market on the date of grant.
(3)  The amounts shown in these rows reflect the possible cash amounts that could have been earned under the corporate financial performance portion of our executive bonus program for fiscal 2020 upon achievement of the threshold, target, and maximum performance objectives for that program. Payouts for corporate financial performance for fiscal 2020 were subject to the payout formula included in the Compensation Discussion & Analysis. The actual payouts for fiscal 2020 are reflected in the column titled "Non-Equity Incentive Plan Compensation" in the Summary Compensation Table.
(4) The amounts shown in these rows reflect the maximum cash amounts that could have been earned under the over-achievement portion of our executive bonus program for fiscal 2020. There are no minimum or target payouts under the over-achievement portion of our bonus program, only a cap.
(5) Mr. Thibaud's threshold, target, and maximum performance targets under our executive bonus program for fiscal 2020 were based on a notional annual base salary of $448,000, and payments, if any, would have been made in USD. As explained in note 6 to the Summary Compensation Table, a portion of Mr. Thibaud's salary is paid in Euros, and the amount of base salary reported in that table reflects fluctuations in the conversion rate between Euros and USD. These fluctuations are not taken into consideration in determining Mr. Thibaud's target bonus or bonus payments.
Discussion of Summary Compensation and Grants of Plan-Based Awards Tables
Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan-Based Awards Table was paid or awarded, are described above under "Compensation Discussion and Analysis."
Our total compensation program consists of fixed elements, such as base salary and benefits, and variable performance-based elements, such as annual incentives and performance-based restricted shares. The Summary Compensation Table sets forth the base salary for each named executive officer, the value of any stock awards, payouts under our executive bonus program (in the "Non-Equity Incentive Plan Compensation" column), and all other compensation payable to the named executive officer.
The potential payouts under our executive bonus program are set forth in the Grants of Plan-Based Awards Table. The corporate financial performance portion and the over-achievement portion of our executive bonus program are shown as separate line items as the threshold, target, and maximum amounts differ. The threshold targets for the corporate financial performance portion of the executive bonus program for fiscal 2020 were met, and corporate financial performance bonuses were paid under the terms of the program. No over-achievement awards were earned for fiscal 2020.
Outstanding Equity Awards at 2020 Fiscal Year-End
The following table shows information on all outstanding stock options and unvested restricted stock awards held by the named executive officers at the end of the last fiscal year. The table also shows the market value of unvested restricted stock awards at the end of the last fiscal year. This represents the number of unvested restricted shares at fiscal year-end, multiplied by the $80.27 closing price of our common stock on the Nasdaq Global Select Market on July 2, 2020, the last trading day of fiscal 2020.
Effective July 1, 2019, our fiscal year changed to the 52-week or 53-week period ending on the Friday closest to the last day in June. All references to fiscal 2020 are to the 53-week period from July 1, 2019 to July 3, 2020.

Outstanding Equity Awards at Fiscal Year-End 2020

	Option Awards(1)				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Mark Aslett	—	—	—	—	7,107	(2)	$570,479
	—	—	—	—	21,323	(3)	1,711,597
	—	—	—	—	17,062	(4)	1,369,567
	—	—	—	—	25,594	(5)	2,054,430
	—	—	—	—	23,054	(6)	1,850,545
	—	—	—	—	23,053	(7)	1,850,464
Christopher C. Cambria	—	—	—	—	2,550	(2)	204,689
	—	—	—	—	7,651	(3)	614,146
	—	—	—	—	5,090	(4)	408,574
	—	—	—	—	7,635	(5)	612,861
	—	—	—	—	4,611	(6)	370,125
	—	—	—	—	4,610	(7)	370,045
Michael D. Ruppert	—	—	—	—	2,550	(2)	204,689
	—	—	—	—	7,651	(3)	614,146
	—	—	—	—	5,614	(4)	450,636
	—	—	—	—	8,421	(5)	675,954
	—	—	—	—	7,575	(6)	608,045
	—	—	—	—	7,575	(7)	608,045
	—	—	—	—	3,189	(8)	255,981
	—	—	—	—	9,568	(9)	768,023
Didier M.C. Thibaud	—	—	—	—	3,376	(2)	270,992
	—	—	—	—	10,129	(3)	813,055
	—	—	—	—	7,486	(4)	600,901
	—	—	—	—	11,228	(5)	901,272
	—	—	—	—	7,575	(6)	608,045
	—	—	—	—	7,575	(7)	608,045

(1)Securities underlying stock options are shares of our common stock.
(2)These restricted share awards vest in three equal installments on each of the first three anniversaries of the grant date (August 15, 2017), contingent in each case on the executive remaining an employee as of each such date.
(3)The fiscal 2018 annual performance-based restricted stock awards vest based on relative performance to our peer group for the three-year period ending with fiscal 2020. The vesting formula for the fiscal 2018 annual performance-based restricted stock awards is as set forth in the tables below but with the following performance periods and weightings: (i) a ratio of adjusted EBITDA to revenue for the three-year period ending with fiscal 2020, percentile ranked relative to our peer group (75% weighting); and (ii) revenue growth percentage for the three-year period ending with fiscal 2020, percentile ranked relative to our peer group (25% weighting). As with the time-based awards, vesting for the performance awards is contingent in each case on the executive remaining an employee as of each vesting date.

Vesting Formulas for the Fiscal 2018 Annual Performance-Based Restricted Share Awards

Fiscal 2018-2020 Company Adjusted EBITDA/ Revenue Percentile Compared to Peer Group Adjusted EBITDA/ Revenue Percentile (a)	Vesting %	Threshold/Cap
Less than 25th percentile	—%	Below Threshold
Equal to 25th percentile	100%	Threshold
Between 25th percentile and 90th percentile	Straight line interpolation between 100% and 300%
Equal to 90th percentile	300%	Cap
Greater than 90th percentile	300%	Capped at 300%
(a) The term "adjusted EBITDA" for the each of the peer group companies shall mean "Adjusted EBITDA" as reported by Bloomberg for the applicable company. The term "adjusted EBITDA" for Mercury shall mean the non-GAAP measure defined as income (loss) from continuing operations before interest income and expense, income tax expense (benefit), depreciation, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition and financing costs, fair value adjustments from purchase accounting, and litigation and settlement expenses. Adjusted EBITDA for Mercury for purposes of this equity award shall be calculated without adjusting for stock based compensation expense.

Fiscal 2018-2020 Company Revenue Growth Percentile Compared to Peer Group	Vesting %	Threshold/Cap
Less than 25th percentile	—%	Below Threshold
Equal to 25th percentile	100%	Threshold
Between 25th percentile and 90th percentile	Straight line interpolation between 100% and 300%
Equal to 90th percentile	300%	Cap
Greater than 90th percentile	300%	Capped at 300%
(4)These restricted share awards vest in three equal installments on each of the first three anniversaries of the grant date (August 15, 2018), contingent in each case on the executive remaining an employee as of each such date.
(5)The fiscal 2019 annual performance-based restricted stock awards vest based on relative performance to our peer group for the three-year period ending with fiscal 2021. The vesting formula for the fiscal 2019 annual performance-based restricted stock awards is as set forth in the tables below but with the following performance periods and weightings: (i) a ratio of adjusted EBITDA to revenue for the three-year period ending with fiscal 2021, percentile ranked relative to our peer group (75% weighting); and (ii) revenue growth percentage for the three-year period ending with fiscal 2021, percentile ranked relative to our peer group (25% weighting). As with the time-based awards, vesting for the performance awards is contingent in each case on the executive remaining an employee as of each vesting date.
Vesting Formulas for the Fiscal 2019 Annual Performance-Based Restricted Share Awards

Fiscal 2019-2021 Company Adjusted EBITDA/ Revenue Percentile Compared to Peer Group Adjusted EBITDA/ Revenue Percentile (a)	Vesting %	Threshold/Cap
Less than 25th percentile	—%	Below Threshold
Between 25th percentile and 75th percentile	Straight line interpolation between 0% and 200%	Threshold
Between 75th percentile and 90th percentile	Straight line interpolation between 200% and 300%
Equal to 90th percentile	300%	Cap
Greater than 90th percentile	300%	Capped at 300%
(a) The term "adjusted EBITDA" for the each of the peer group companies shall mean "Adjusted EBITDA" as reported by Bloomberg for the applicable company. The term "adjusted EBITDA" for Mercury shall mean the non-GAAP measure defined as income (loss) from continuing operations before interest income and expense, other non-operating income (expense) not otherwise adjusted for, income tax expense (benefit), depreciation, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition and financing costs, fair value adjustments from purchase accounting, and litigation and settlement expenses. Adjusted EBITDA for Mercury for purposes of this equity award shall be calculated without adjusting for stock based compensation expense.

Fiscal 2019-2021 Company Revenue Growth Percentile Compared to Peer Group	Vesting %	Threshold/Cap
Less than 25th percentile	—%	Below Threshold
Between 25th percentile and 75th percentile	Straight line interpolation between 0% and 200%	Threshold
Between 75th percentile and 90th percentile	Straight line interpolation between 200% and 300%
Equal to 90th percentile	300%	Cap
Greater than 90th percentile	300%	Capped at 300%
(6)These restricted share awards vest in three equal installments on each of the first three anniversaries of the grant date (August 15, 2019), contingent in each case on the executive remaining an employee as of each such date.
(7)The fiscal 2020 performance-based restricted stock awards vest based on relative performance to our peer group for the three-year period ending with fiscal 2022. The vesting formula for the fiscal 2020 annual performance-based restricted stock awards is as set forth in the tables below but with the following performance periods and weightings: (i) a ratio of adjusted EBITDA to revenue for the three-year period ending with fiscal 2022, percentile ranked relative to our peer group (50% weighting); and (ii) revenue growth percentage for the three-year period ending with fiscal 2022, percentile ranked relative to our peer group (50% weighting). As with the time-based awards, vesting for the performance awards is contingent in each case on the executive remaining an employee as of each vesting date.
Vesting Formulas for the Fiscal 2020 Annual Performance-Based Restricted Share Awards

Fiscal 2020-2022 Company Adjusted EBITDA/ Revenue Percentile Compared to Peer Group Adjusted EBITDA/ Revenue Percentile (a)	Vesting %	Threshold/Cap
Less than 25th percentile	—%	Below Threshold
Between 25th percentile and 75th percentile	Straight line interpolation between 0% and 200%	Threshold
Between 75th percentile and 90th percentile	Straight line interpolation between 200% and 300%
Equal to 90th percentile	300%	Cap
Greater than 90th percentile	300%	Capped at 300%

(a) The term "adjusted EBITDA" for the each of the peer group companies shall mean "Adjusted EBITDA" as reported by Bloomberg for the applicable company. The term "adjusted EBITDA" for Mercury shall mean the non-GAAP measure defined as income (loss) from continuing operations before interest income and expense, other non-operating income (expense) not otherwise adjusted for, income tax expense (benefit), depreciation, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition and financing costs, fair value adjustments from purchase accounting, non-cash compensation expense, and litigation and settlement expenses. Adjusted EBITDA for Mercury for purposes of this equity award shall be calculated without adjusting for stock based compensation expense.

Fiscal 2020-2022 Company Revenue Growth Percentile Compared to Peer Group	Vesting %	Threshold/Cap
Less than 25th percentile	—%	Below Threshold
Between 25th percentile and 75th percentile	Straight line interpolation between 0% and 200%	Threshold
Between 75th percentile and 90th percentile	Straight line interpolation between 200% and 300%
Equal to 90th percentile	300%	Cap
Greater than 90th percentile	300%	Capped at 300%
(8)These restricted share awards vest in three equal installments on each of the first three anniversaries of the grant date (February 15, 2018), contingent in each case on the executive remaining an employee as of each such date.
(9)Mr. Ruppert was appointed as Executive Vice President, Chief Financial Officer, and Treasurer in February 2018. His promotion performance-based restricted stock awards vest based on relative performance to our peer group for the three-year period ending with the first half of fiscal 2021. The vesting formula for these promotion performance-based restricted stock awards is as set forth in the tables below but with the following performance periods and weightings: (i) a ratio of adjusted EBITDA to revenue for the three-year period ending in the first half of fiscal 2021, percentile ranked relative to our peer group (75% weighting); and (ii) revenue growth percentage for the three-year period ending in the first half of fiscal

2021, percentile ranked relative to our peer group (25% weighting). As with the time-based awards, vesting for the performance awards is contingent in each case on the executive remaining an employee as of each vesting date.
Vesting Formulas for the Promotion Performance-Based Restricted Share Awards

January 1, 2018 - January 1, 2021 Company Adjusted EBITDA/ Revenue Percentile Compared to Peer Group Adjusted EBITDA/ Revenue Percentile (a)	Vesting %	Threshold/Cap
Less than 25th percentile	—%	Below Threshold
Between 25th percentile and 50th percentile	Straight line interpolation between 0% and 100%	Threshold
Equal to 50th percentile	100%	Cap
Greater than 50th percentile	100%	Capped at 100%
(a) The term "adjusted EBITDA" for the each of the peer group companies shall mean "Adjusted EBITDA" as reported by Bloomberg for the applicable company. The term "adjusted EBITDA" for Mercury shall mean the non-GAAP measure defined as income (loss) from continuing operations before interest income and expense, income tax expense (benefit), depreciation, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition and financing costs, fair value adjustments from purchase accounting, and litigation and settlement expenses. Adjusted EBITDA for Mercury for purposes of this equity award shall be calculated without adjusting for stock based compensation expense.

January 1, 2018 - January 1, 2021 Company Revenue Growth Percentile Compared to Peer Group	Vesting %	Threshold/Cap
Less than 25th percentile	—%	Below Threshold
Between 25th percentile and 50th percentile	Straight line interpolation between 0% and 100%	Threshold
Equal to 50th percentile	100%	Cap
Greater than 50th percentile	100%	Capped at 100%
Options Exercised and Stock Vested
The following table shows stock option exercises by our named executive officers during the last fiscal year, including the aggregate value realized upon exercise. This represents the excess of the fair market value, at the time of exercise, of the common stock acquired at exercise over the exercise price of the options. In addition, the table shows the number of shares of restricted stock held by the named executive officers that vested during the last fiscal year, including the aggregate value realized upon vesting. This represents, as of each vesting date, the number of shares vesting on such date, multiplied by the closing price of our common stock on the Nasdaq Global Select Market on such date.
Option Exercises and Stock Vested - Fiscal 2020

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mark Aslett	—	$—	131,116	$10,861,637
Christopher C. Cambria	—	—	55,096	4,564,153
Michael D. Ruppert	—	—	48,965	4,066,491
Didier M.C. Thibaud	—	—	61,972	5,133,766
Pension Benefits
The following table shows the actuarial present value of the pension benefit for the named executive officers as of July 3, 2020, the measurement date used for financial statement reporting purposes with respect to our audited financial statements for fiscal 2020. The retirement indemnities pension plan covers eligible French national employees as required by French law. During fiscal 2020, Mr. Thibaud was the only named executive officer to participate in the plan.

Pension Benefits—Fiscal 2020

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit(1)	Payments During Fiscal 2020
Didier M.C. Thibaud	Retirement Indemnities Pension Plan	22.9	$63,468	$—
(1)The actuarial present value of Mr. Thibaud's pension benefit as of July 3, 2020 is calculated in Euros. The dollar amount set forth above reflects the exchange rate at July 3, 2020. The actuarial present value assumes a 1.3% discount rate and an age of retirement of 63 years.
Potential Payments upon Termination of Employment, Change in Control, or Death or Disability
Potential Payments to Mr. Aslett upon Termination of Employment
We have entered into an employment agreement with Mr. Aslett, a description of which, as amended to date, can be found under the heading "Agreements with Named Executive Officers" below. Mr. Aslett's employment agreement provides for termination and severance benefits in the case of a termination of Mr. Aslett's employment by us without "cause" or by Mr. Aslett for "good reason."
"Cause" is defined in the employment agreement to include: (1) conduct constituting a material act of willful misconduct in connection with the performance of Mr. Aslett's duties, including, without limitation, misappropriation of funds or property of the Company; (2) conviction of, or plea of "guilty" or "no contest" to, any felony or any conduct by Mr. Aslett that would reasonably be expected to result in material injury to the Company if he were retained in his position; (3) continued, willful, and deliberate non-performance by Mr. Aslett of his duties under the agreement which continues for 30 days following notice; (4) breach by Mr. Aslett of certain non-competition and non-disclosure covenants; (5) a violation by Mr. Aslett of the Company's employment policies which continues following written notice; or (6) willful failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, or the willful destruction or failure to preserve documents or other materials known to be relevant to such investigation or the willful inducement of others to fail to cooperate or to produce documents or other materials in connection with such investigation. For purposes of clauses (1), (3), and (6), no act, or failure to act, on Mr. Aslett's part will be deemed "willful" unless done, or omitted to be done, by him without reasonable belief that his act, or failure to act, was in the best interest of the Company.
"Good Reason" is defined in the employment agreement to include: (1) a material diminution in Mr. Aslett's responsibilities, authority, or duties; (2) a material diminution in Mr. Aslett's base salary, except for across-the-board salary reductions based on our financial performance similarly affecting all or substantially all senior management employees of the Company; (3) a material change in the geographic location at which Mr. Aslett provides services to the Company; or (4) the material breach of the agreement by the Company. To terminate his employment for "good reason," Mr. Aslett must follow a specified process described in the employment agreement.
Upon the termination of Mr. Aslett’s employment by us without "cause" or by him for "good reason," Mr. Aslett will be entitled to receive: (i) 18 months of base salary continuation; (ii) a lump sum payment of his target non-equity incentive; (iii) up to $45,000 of executive outplacement; and (iv) continued benefits under the Company's medical, dental, and vision plans for 24 months at the same portion of the premium as the Company pays with respect to active employees, or until he obtains benefits with another employer, whichever occurs first.
The following chart illustrates the benefits that would have been received by Mr. Aslett under his employment agreement had his employment been terminated by us without "cause" or voluntarily terminated by him with "good reason." These amounts are estimates only and do not necessarily reflect the actual amounts that would be payable to Mr. Aslett upon the occurrence of such events, which amounts would only be known at the time that Mr. Aslett became entitled to such benefits.

	Salary Continuation	Target Bonus	Outplacement	Health Benefits (1)	Total
Involuntary Termination Without Cause or Voluntary Termination for Good Reason	$1,038,000	$1,038,000	$45,000	$34,533	$2,155,533

(1)The value of health, dental, and vision insurance benefits is based on the type of coverage we carried for Mr. Aslett as of July 3, 2020, and the costs associated with such coverage on that date.

Potential Payments to Messrs. Cambria, Ruppert, and Thibaud upon Termination of Employment
We have agreed to provide certain severance benefits to each of our non-CEO named executive officers, a description of which agreement can be found under the heading "Agreements with Named Executive Officers" below. Such agreement provides for termination and severance benefits in the case of a termination of the executive's employment by us without "cause" or by the executive for "good reason."
"Cause" is defined to include: (1) the willful and continued failure by the executive to perform substantially the duties and responsibilities of his position with the Company after written demand; (2) the conviction of the executive by a court of competent jurisdiction for felony criminal conduct or a plea of nolo contendere to a felony; or (3) the willful engaging by the executive in fraud, dishonesty, or other misconduct which is demonstrably and materially injurious to the Company or our reputation, monetarily, or otherwise. No act, or failure to act, on the executive’s part will be deemed "willful" unless committed or omitted by the executive in bad faith and without reasonable belief that his act or failure to act was in, or not opposed to, the best interest of the Company.
"Good Reason" is defined in the agreement to include: (1) a material diminution in the executive's responsibilities, authority, or duties as in effect on the date of the agreement; (2) a material diminution in the executive's annual base salary, except for across-the-board salary reductions based on our financial performance similarly affecting all or substantially all senior management employees of the Company; or (3) a material change in the geographic location at which the executive provides services to the Company.
Under the agreement, if we terminate the executive's employment without "cause" or the executive terminates his employment for "good reason," then the executive will be entitled to receive: (i) 12 months of base salary continuation; (ii) a lump sum payment of the executive's target non-equity incentive; (iii) up to $30,000 of executive outplacement; and (iv) continued benefits under the Company's medical, dental, and vision plans for 12 months at the same portion of the premium as the Company pays with respect to active employees, or until the executive obtains benefits with another employer, whichever occurs first.
The following chart illustrates the benefits that would have been received by each of our non-CEO named executive officers under his agreement had either his employment been terminated by us without "cause" or by him with "good reason." These amounts are estimates only and do not necessarily reflect the actual amounts that would be payable to the executive upon the occurrence of such events, which amounts would only be known at the time that the executive became entitled to such benefits.

Name	Salary Continuation	Target Bonus	Outplacement Services	Health Benefits (1)	Total
Christopher C. Cambria	$377,000	$339,300	$30,000	$20,845	$767,145
Michael D. Ruppert	405,000	445,500	30,000	20,845	901,345
Didier M.C. Thibaud	448,000	492,800	30,000	14,641	985,441
(1)The value of health, dental, and vision insurance benefits is based on the type of coverage we carried for the executive as of July 3, 2020, and the costs associated with such coverage on that date.
Potential Payments to Named Executive Officers upon Termination of Employment following a Change in Control
We have entered into change in control severance agreements with our CEO and certain of our other executive officers. For fiscal 2020, we had such agreements in effect with the following named executive officers: Mr. Aslett; Mr. Cambria; Mr. Ruppert; and Mr. Thibaud.
A change in control includes, among other events and subject to certain exceptions, the acquisition by any person of beneficial ownership of 30% or more of our outstanding common stock. If a tender offer or exchange offer is made for more than 30% of our outstanding common stock, the executive has agreed not to leave our employ, except in the case of disability or retirement and certain other circumstances, and to continue to render services to the Company until such offer has been abandoned or terminated or a change in control has occurred.
The Compensation Committee worked with Mercer as compensation consultant to provide market data and analysis of market practices for such agreements in the period of time since the Company's prior forms of such agreements were adopted.
Chief Executive Officer
The CEO is entitled to severance benefits if, within 24 months after a change in control of the Company (or during a potential change in control period provided that a change in control takes place within 24 months thereafter), the CEO's employment is terminated (1) by us other than for "cause" or disability or (2) by the CEO for "good reason." "Cause" is defined in the agreement to include the CEO's willful failure to perform his duties, conviction of the executive for a felony, and the CEO's willful engaging in fraud, dishonesty, or other conduct demonstrably and materially injurious to the Company. "Good Reason" is defined in the agreement to include an adverse change in the CEO's status or position with the Company, a reduction in base salary or annual target bonus, failure to maintain the CEO's participation in existing or at least equivalent health and benefit plans, and a significant relocation of the CEO's principal office.
Severance benefits under the agreement include the following, in addition to the payment of any earned or accrued but unpaid compensation for services previously rendered:
•a lump sum cash payment equal to two times (2x) the sum of the CEO's then current annualized base salary and bonus target under our annual executive bonus plan (excluding any over-achievement awards);
•payment of the cost of providing the executive with outplacement services up to a maximum of $45,000; and
•payment of the cost of providing the CEO with health and dental insurance up to 24 months following such termination on the same basis as though the CEO had remained an active employee.
•In addition, if the CEO’s employment is terminated within 24 months after a change in control (or during a potential change in control period provided that a change in control takes place within 24 months thereafter), vesting of all his then outstanding stock options and other stock-based awards immediately accelerates and all such awards become exercisable or non-forfeitable.
Payment of the above-described severance benefits is subject to the CEO releasing all claims against the Company other than claims that arise from the Company's obligations under the severance agreement. In addition, if the CEO is party to an employment agreement with the Company providing for change in control payments or benefits, the CEO will receive the benefits payable under this agreement and not under the employment agreement.
The agreement provides for a reduction of payments and benefits payable under the agreement to a level where the CEO would not be subject to the excise tax pursuant to section 4999 of the Code, but only if such reduction would put the CEO in a better after-tax position than if the payments and benefits were paid in full. In addition, the agreement provides for the payment by the Company of the CEO's legal fees and expenses incurred in connection with good faith disputes under the agreement.
The agreement continues in effect through July 2, 2021, subject to automatic one-year extensions thereafter unless notice is given of our or the CEO's intention not to extend the term of the agreement; provided, however, that the agreement continues in effect for not less than 24 months following a change in control that occurs during the term of the agreement. Except as otherwise provided in the agreement, we and the CEO may terminate the CEO’s employment at any time.
Non-CEO Executives
The executive is entitled to severance benefits if, within 18 months after a change in control of the Company (or during a potential change in control period provided that a change in control takes place within 18 months thereafter), the executive's employment is terminated (1) by us other than for "cause" or disability or (2) by the executive for "good reason." "Cause" is defined in each agreement to include the executive's willful failure to perform his duties, conviction of the executive for a felony, and the executive's willful engaging in fraud, dishonesty, or other conduct demonstrably and materially injurious to the Company. "Good Reason" is defined in each agreement to include an adverse change in the executive's status or position with the Company, a reduction in base salary or annual target bonus, failure to maintain the executive's participation in existing or at least equivalent health and benefit plans, and a significant relocation of the executive's principal office.
Severance benefits under each agreement include the following, in addition to the payment of any earned or accrued compensation for services previously rendered:
•a lump sum cash payment equal to one and one-half times (1.5x) the sum of the executive's then current annualized base salary and bonus target under our annual executive bonus plan (excluding any over-achievement awards);
•payment of the cost of providing the executive with outplacement services up to a maximum of $45,000; and
•payment of the cost of providing the executive with health and dental insurance up to 18 months following such termination on the same basis as though the executive had remained an active employee.
•In addition, if the executive’s employment is terminated within 18 months after a change in control (or during a potential change in control period provided that a change in control takes place within 18 months thereafter), vesting of all his then outstanding stock options and other stock-based awards immediately accelerates and all such awards become exercisable or non-forfeitable.
Payment of the above-described severance benefits is subject to the executive releasing all claims against the Company other than claims that arise from the Company's obligations under the severance agreement. In addition, if the executive is party to an employment agreement with the Company providing for change in control payments or benefits, the executive will receive the benefits payable under this agreement and not under the employment agreement.
Each agreement provides for a reduction of payments and benefits payable under the agreement to a level where the executive would not be subject to the excise tax pursuant to section 4999 of the Code, but only if such reduction would put the executive in a better after-tax position than if the payments and benefits were paid in full. In addition, each agreement provides for the payment by the Company of the executive's legal fees and expenses incurred in connection with good faith disputes under the agreement.
The agreements continue in effect through July 2, 2021, subject to automatic one-year extensions thereafter unless notice is given of our or the executive's intention not to extend the term of the agreement; provided, however, that the agreement continues in effect for not less than 18 months following a change in control that occurs during the term of the agreement. Except as otherwise provided in the agreement, we and each executive may terminate the executive's employment at any time.
The following table sets forth an estimate of the aggregate severance benefits for each of our named executive officers assuming the triggering event occurred on July 3, 2020, all pursuant to the terms of each executive’s change in control severance agreement as described above:

Name	Salary Continuation	Target Bonus	Restricted Stock Acceleration (1)	Outplacement Services	Health Benefits (2)	Total
Mark Aslett	$1,384,000	$2,076,000	$9,407,082	$45,000	$34,533	$12,946,615
Christopher C. Cambria	565,500	508,950	2,580,440	45,000	31,268	3,731,158
Michael D. Ruppert	607,500	668,250	4,185,519	45,000	31,268	5,537,537
Didier M.C. Thibaud	672,000	739,200	3,802,310	45,000	21,962	5,280,472
(1)The amounts shown in this column represent the closing price of our common stock on the Nasdaq Global Select Market on July 2, 2020 ($80.27) multiplied by the number of restricted shares held by the executive as reflected in the Outstanding Equity Awards at Fiscal Year-End 2020 above. The maximum potential value of the restricted stock awards (assuming the highest level of performance achievement for the performance-based awards and the $80.27 closing price on July 2, 2020) that could be earned in a change in control was: Mr. Aslett – $20,640,066; Mr. Cambria – $5,774,544; Mr. Ruppert – $7,981,808; and Mr. Thibaud – $8,447,053. For performance restricted stock awards, upon a change in control, the performance equity converts to time-based equity with the conversion ratio based on performance of the Company up to the time of the change in control. Effective for performance restricted stock awards granted in fiscal 2021, the conversion ratio is based on the greater of target performance and the actual performance of the Company up to the time of the change in control.
(2)The value of health and dental insurance benefits is based on the type of coverage we carried for the named executive officer as of July 3, 2020 and the costs associated with such coverage on such date.
Accelerated Vesting of Restricted Stock Awards upon Death or Disability
Our award agreements under the 2018 Plan issued after April 2019 provide for the accelerated vesting of awards automatically upon a grantee's death or disability. A grantee who is disabled is one who (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company. Any performance-vesting conditions in an award would be measured based on our performance through the end of the fiscal quarter preceding the grantee’s death or disability.
The following table sets forth an estimate of the accelerated vesting of restricted stock awards upon death or disability for each of our named executive officers assuming the triggering event occurred on July 3, 2020, all pursuant to the terms of our restricted stock award agreements:

Name	Restricted Stock Acceleration Upon Death or Disability (1)
Mark Aslett	$9,407,082
Christopher C. Cambria	2,580,440
Michael D. Ruppert	4,185,519
Didier M.C. Thibaud	3,802,310
(1)The amounts shown in this column represent the closing price of our common stock on the Nasdaq Global Select Market on July 2, 2020 ($80.27) multiplied by the number of restricted shares held by the executive as reflected in the Outstanding Equity Awards at Fiscal Year-End 2020 above. The maximum potential value of the restricted stock awards (assuming the highest level of performance achievement for the performance-based awards and the $80.27 closing price on July 2, 2020) that could be earned in a change in control was: Mr. Aslett – $20,640,066; Mr. Cambria – $5,774,544; Mr. Ruppert – $7,981,808; and Mr. Thibaud – $8,447,053. While only award agreements issued after April 2019 contain the provision on accelerated vesting upon death or disability, for calculation purposes we have assumed that all outstanding awards contain such provision.
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information on the relationship of the annual total compensation of Mark Aslett, our Chief Executive Officer, to the annual total compensation of our median compensated employee. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with rules promulgated by the SEC.
        Determining our Median Employee: As of April 1, 2020, the measurement date, we employed 1,924 employees. Employees were located in the United States (1,765), Switzerland (126), United Kingdom (12), Canada (8), Spain (9), France (3) and Japan (1). This includes all full-time, part-time, and temporary employees. It does not include independent contractors.
        The SEC rules required us to identify our median employee by use of a consistently applied compensation measure ("CACM"). We chose a CACM that closely approximates the annual total cash compensation of our employees. Specifically, we identified the median employee by aggregating total wages and bonuses paid in fiscal 2020 and ranking all employees according to this measure, from lowest to highest.
        Calculating the Pay Ratio: As required by the SEC rules, we then calculated our median employee’s total annual compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K (which is the calculation method for reporting CEO compensation in the Summary Compensation Table).
        The compensation of our median employee was $92,264. Our CEO's compensation as reported in the Summary Compensation Table was $5,544,318. Therefore, our CEO to median employee pay ratio is approximately 60:1.
        This information is being provided solely for compliance purposes. The Compensation Committee does not consider this ratio when evaluating compensation arrangements.
        The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee's annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.
Agreements with Named Executive Officers
Employment Agreement with Mr. Aslett
Mr. Aslett's employment agreement, as amended to date, provides for termination and severance benefits in the case of a termination of Mr. Aslett's employment by the Company without "cause" or by Mr. Aslett for "good reason." Upon the termination of Mr. Aslett's employment by the Company without "cause" or by him for "good reason," Mr. Aslett will be entitled to receive: (i) 18 months of base salary continuation; (ii) a lump sum payment of his target non-equity incentive; (iii) up to $45,000 of executive outplacement; and (iv) continued benefits under the Company’s medical, dental, and vision plans for 24 months at the same portion of the premium as the Company pays with respect to active employees, or until he obtains benefits with another employer, whichever occurs first. A description of these benefits can be found above under the heading "Potential Payments upon Termination or Change in Control—Potential Payments to Mr. Aslett upon Termination of Employment."
Severance Agreements with Non-CEO Named Executive Officers
Each of the Company's executives who reports directly to the Chief Executive Officer has a severance benefits agreement that provides for termination and severance benefits in the case of a termination of the executive's employment by the Company without "cause" or by the executive for "good reason." Upon the termination of the executive's employment by the Company without "cause" or by the executive for "good reason," the executive will be entitled to receive: (i) 12 months of base salary continuation; (ii) a lump sum payment of the executive's target non-equity incentive; (iii) up to $30,000 of executive outplacement; and (iv) continued benefits under the Company's medical, dental, and vision plans for 12 months at the same portion of the premium as the Company pays with respect to active employees, or until the executive obtains benefits with another employer, whichever occurs first. A description of these benefits can be found above under the heading "Potential Payments upon Termination or Change in Control—Potential Payments to Messrs. Cambria, Ruppert, and Thibaud upon Termination of Employment."
Change-in-Control Agreements
We also have entered into agreements with each named executive officer providing for certain benefits in the event of a change in control of the Company. A description of these benefits can be found above under the heading "Potential Payments upon Termination or Change in Control—Potential Payments to Named Executive Officers upon Termination of Employment following a Change in Control."

REPORT OF THE COMPENSATION COMMITTEE
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement, and based on such review and discussion, the Compensation Committee recommended to Mercury's Board that the Compensation Discussion and Analysis be included in this proxy statement and be incorporated by reference into Mercury's annual report on Form 10-K for the fiscal year ended July 3, 2020.
By the Compensation Committee of the Board of
Directors of Mercury Systems, Inc.
Michael A. Daniels, Chairman
Orlando P. Carvalho
Mary Louise Krakauer
Vincent Vitto

REPORT OF THE AUDIT COMMITTEE
No portion of this Audit Committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be "soliciting material" or filed under either the Securities Act or the Exchange Act.
The Mercury Systems, Inc. (the "Company") Board of Directors appointed us as an Audit Committee to oversee the Company's accounting and financial reporting processes on behalf of the Board of Directors, including review of the Company's consolidated financial statements, its system of internal controls, and the independence and performance of its internal auditor and independent registered public accounting firm. As an Audit Committee, we select the independent registered public accounting firm. The Audit Committee has robust policies and procedures in place for selecting and monitoring the independent registered public accounting firm and its independence, including: an annual evaluation process; review of auditor and team member qualifications; rotation of lead engagement and concurring partners every five years; hiring restrictions for auditor employees; pre-approval of non-audit services; review of results from internal quality reviews, peer reviews, and Public Company Accounting Oversight Board ("PCAOB") inspections; and private meetings between the Audit Committee and the independent registered public accounting firm throughout the year.
We are governed by a written charter adopted by the Audit Committee and our Board of Directors, which is available through the Investor Relations page of our website at www.mrcy.com.
The Audit Committee consisted of four members, Messrs. O'Brien, Bass, and Nearhos, and Ms. Disbrow, all non-employee directors at the time that the actions of the Committee described in this report were undertaken during the Company's fiscal year ended July 3, 2020. None of the members of the Audit Committee is an officer or employee of the Company, and the Board of Directors has determined that each member of the Audit Committee meets the independence requirements promulgated by The NASDAQ Stock Market, Inc. and the Securities and Exchange Commission ("SEC"), including Rule 10A-3(b)(1) under the Exchange Act. All members of the Audit Committee are "audit committee financial experts" as is currently defined under SEC rules.
The Company's management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent registered public accounting firm is responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. However, we are not professionally engaged in the practice of accounting or auditing. We have relied, without independent verification, on the information provided to us and on the representations made by the Company's management and the independent registered public accounting firm.
In fulfilling our oversight responsibilities, we discussed with representatives of KPMG LLP, the independent registered public accounting firm for the Company's fiscal year ended July 3, 2020, the overall scope and plans for their audit of the consolidated financial statements for the fiscal year ended July 3, 2020. At the end of each quarter and financial year, we have met with the Company's independent registered public accounting firm, KPMG LLP, with and without the Company's management present, to discuss the results of their examinations, their evaluations of the Company's internal control over financial reporting and the overall quality of the Company's financial reporting. We reviewed and discussed the audited consolidated financial statements for the fiscal year ended July 3, 2020 with management and the independent registered public accounting firm.
We also reviewed the report of management contained in the Annual Report on Form 10-K for the fiscal year ended July 3, 2020, filed with the SEC, on its assessment of the effectiveness of the Company's internal control over financial reporting, as well as the Reports of Independent Registered Public Accounting Firm included in the Annual Report on Form 10-K related to KPMG's audit of (i) the consolidated financial statements and (ii) the effectiveness of internal control over financial reporting. We continue to oversee the Company's efforts related to its internal control over financial reporting and management's preparations for the evaluation in the Company's fiscal year ending July 2, 2021.
We discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as amended, as adopted by the PCAOB, including a discussion of the Company's accounting principles, the application of those principles, and the other matters required to be discussed with Audit Committees under generally accepted auditing standards.
We have reviewed the permitted services under rules of the SEC as currently in effect and discussed with KPMG their independence from management and the Company, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence. In evaluating the independence of our independent registered public accountant, we considered whether the services they provided beyond their audit and review of the consolidated financial statements were compatible with maintaining their independence. We also considered the amount of fees they received for audit and non-audit services.

Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee charter, we recommended to the Board of Directors that the audited consolidated financial statements for the fiscal year ended July 3, 2020 be included in the Annual Report on Form 10-K for the fiscal year ended July 3, 2020.
By the Audit Committee of the Board of
Directors of Mercury Systems, Inc.
William K. O'Brien, Chairman
James K. Bass
Lisa S. Disbrow
Barry R. Nearhos

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed KPMG LLP as the independent registered public accounting firm to audit Mercury's consolidated financial statements for the fiscal year ending July 2, 2021. KPMG served as our independent registered public accounting firm for the fiscal years ended July 3, 2020 and June 30, 2019. A representative of KPMG is expected to be present at the annual meeting of shareholders and will have the opportunity to make a statement if he or she desires and to respond to appropriate questions.
What were the fees of our independent registered public accounting firm for services rendered to us during the last two fiscal years?
The aggregate fees for professional services rendered to us by KPMG, our independent registered public accounting firm, for the fiscal years ended July 3, 2020 and June 30, 2019 were as follows:

	Fiscal 2020	Fiscal 2019
Audit	$2,113,000	$2,254,000
Audit-Related	126,000	—
Tax	46,000	73,000
All Other	—	—
	$2,285,000	$2,327,000

Audit fees for fiscal years 2020 and 2019 were for professional services provided for the audits of our consolidated financial statements and our internal control over financial reporting, reviews of the consolidated financial statements included in each of our quarterly reports on Form 10-Q, as well as the statutory audit of a foreign subsidiary. Audit fees for fiscal years 2020 and 2019 also were for professional services provided for consents issued relating to registration statements in each fiscal year and for the auditor comfort letters provided in connection with the Company's underwritten follow-on common stock offering in fiscal 2019 and the Company's At-The-Market offering in fiscal years 2020 and 2019.
For fiscal year 2020, audit-related fees included professional service fees principally related to potential acquisition targets.
For fiscal 2020 and 2019, tax fees were for professional services for transfer pricing studies.
What is the Audit Committee's pre-approval policy?
The Audit Committee pre-approves all auditing services and the terms of non-audit services provided by our independent registered public accounting firm, but only to the extent that the non-audit services are not prohibited under applicable law and the Committee determines that the non-audit services do not impair the independence of the independent registered public accounting firm.
In situations where it is impractical to wait until the next regularly scheduled quarterly meeting, the Chairman of the Committee has been delegated authority to approve audit and non-audit services to be provided by our independent registered public accounting firm. Fees payable to our independent registered public accounting firm for any specific, individual service approved by the Chairman pursuant to the above-described delegation of authority may not exceed $100,000, and the Chairman is required to report any such approvals to the full Committee at its next scheduled meeting.
The Audit Committee has considered and determined that the provision of the non-audit services described is compatible with maintaining the independence of our registered public accounting firm.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During fiscal 2020, Michael A. Daniels, Mary Louise Krakauer, and Vincent Vitto served on the Compensation Committee for the entire fiscal year and Orlando P. Carvalho served on the Committee from his election to the Board in January 2020. No member of the Committee is a present or former officer or employee of Mercury or any of its subsidiaries or had any business relationship or affiliation with Mercury or any of its subsidiaries (other than his service as a director) requiring disclosure in this proxy statement.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our officers and directors and persons beneficially owning more than 10% of our outstanding common stock to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Officers, directors, and beneficial owners of more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
Based solely on copies of such forms furnished as provided above, or written representations that no Forms 5 were required, we believe that during the fiscal year ended July 3, 2020, all Section 16(a) filing requirements applicable to our officers, directors, and beneficial owners of greater than 10% of our common stock were complied with, except that a Form 4 reporting the sale of 6,250 shares on May 21, 2020 and the sale of 6,250 shares on May 22, 2020 by Mark Aslett, our President and Chief Executive Officer, was filed late on May 28, 2020.
SHAREHOLDER PROPOSALS FOR THE 2021 ANNUAL MEETING
Under regulations adopted by the SEC, any shareholder proposal submitted for inclusion in Mercury's proxy statement relating to the 2021 annual meeting of shareholders must be received at our principal executive offices on or before May 6, 2021. In addition to the SEC requirements regarding shareholder proposals, our by-laws contain provisions regarding matters to be brought before shareholder meetings. If shareholder proposals, including proposals relating to the election of directors, are to be considered at the 2021 annual meeting, notice of them, whether or not they are included in Mercury's proxy statement and form of proxy, must be given by personal delivery or by United States mail, postage prepaid, to the Secretary no earlier than May 31, 2021 and no later than June 30, 2021. The notice must include the information set forth in our by-laws. Proxies solicited by the Board will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.
It is suggested that any shareholder proposal be submitted by certified mail, return receipt requested.
OTHER MATTERS
We know of no matters which may properly be and are likely to be brought before the meeting other than the matters discussed in this proxy statement. However, if any other matters properly come before the meeting, the persons named in the accompanying proxy card will vote in accordance with their best judgment.

ANNUAL REPORT ON FORM 10-K
You may obtain a copy of our annual report on Form 10-K for the fiscal year ended July 3, 2020 (without exhibits) without charge by writing to: Investor Relations, Mercury Systems, Inc., 50 Minuteman Road, Andover, Massachusetts 01810.

By Order of the Board of Directors

Christopher C. Cambria
Secretary
Andover, Massachusetts
September 3, 2020

Appendix A

MERCURY SYSTEMS, INC.

AMENDED AND RESTATED
2018 STOCK INCENTIVE PLAN

SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Mercury Systems, Inc. 2018 Stock Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and other key persons (including consultants and qualified individuals who have received offers of employment) of Mercury Systems, Inc. (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company and to induce qualified individuals who have received offers of employment to enter and remain in the employ of the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its shareholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” is defined in Section 2(a).

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Deferred Stock Awards and Restricted Stock Awards.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Committee” means the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non‑Employee Directors who are independent, or the Board as a whole acting as the compensation committee.

“Deferred Stock Award” means Awards granted pursuant to Section 8.

“Effective Date” means the date on which the Plan is approved by shareholders as set forth in Section 18.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means if the shares of Stock are listed on any national securities exchange, or traded on the National Association of Securities Dealers Automated Quotation System (“Nasdaq”) Global Market or another national securities exchange, the closing price reported on Nasdaq or such other exchange on such date. If the market is closed on such date, the determination shall be made by reference to the last date preceding such date for which the market is open. If the fair market value cannot be determined under the preceding two sentences, it shall be determined in good faith by the Administrator.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more performance criteria will be measured for the purpose of determining a grantee’s right to and the payment of an Award.

“Restricted Stock Award” means Awards granted pursuant to Section 7.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Stock” means the Common Stock, par value $0.01 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means any Award granted pursuant to Section 6.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has a controlling interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent (10%) of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

SECTION 2. ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a) Committee. The Plan shall be administered by the Committee (the “Administrator”).

(b) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) To select the individuals to whom Awards may from time to time be granted;

(ii) To determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards and Deferred Stock Awards, or any combination of the foregoing, granted to any one or more grantees;

(iii) To determine the number of shares of Stock to be covered by any Award;

(iv) To determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards;

(v) Subject to the provisions of Sections 5(h), 6(e), 7(d) and 8(a), to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi) Subject to the provisions of Section 5(c) and 6(c), to extend at any time the period in which Stock Options and Stock Appreciation Rights may be exercised; and

(vii) At any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

Notwithstanding the foregoing, the Administrator’s power and authority to make grants under the Plan shall be subject to the right of the Board, upon its request, to ratify Awards granted to the Chairman and other individuals specified by the Board, and in such event, the date of grant shall be the date of Board ratification.

(c) Delegation of Authority to Grant Awards. The Administrator, in its discretion, may delegate to the Company’s Chief Executive Officer, Chief Financial Officer, General Counsel, or Chief Human Resources Officer, or any person designated by the Board as an “executive officer” as defined in Rule 3b-7 under the Exchange Act all or part of the Administrator’s authority and duties with respect to the granting of Awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. Any such delegation by the Administrator shall include a limitation as to the amount of Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price of any Stock Option or Stock Appreciation Right, the conversion ratio or price of other Awards and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(d) Detrimental Activity. Unless the award agreement specifies otherwise, the Administrator may cancel, rescind, suspend, withhold or otherwise limit or restrict any Award (whether vested or unvested, exercised or unexercised) at any time if the recipient is not in compliance with all applicable provisions of the award agreement and the Plan, or if the recipient engages in any “Detrimental Activity.” For purposes of this Section 2, “Detrimental Activity” shall include: (i) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company; (ii) the disclosure to anyone outside the Company, or the use in other than the Company’s business, without prior written authorization from the Company, of any confidential information or material, as defined in the Company’s employee confidentiality agreement or such other agreement regarding confidential information and intellectual property that the recipient and the Company may enter into (collectively, the “Confidentiality Agreement”), relating to the business of the Company, acquired by the recipient either during or after employment with the Company; (iii) the failure or refusal to disclose promptly and to assign to the Company, pursuant to the Confidentiality Agreement or otherwise, all right, title and interest in any invention or idea, patentable or not, made or conceived by the recipient during employment by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company or the failure or refusal to do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in other countries; (iv) activity that results in termination of the recipient’s employment for cause; (v) a material violation of any rules, policies, procedures or guidelines of the Company; (vi) any attempt directly or indirectly to induce any employee of the Company to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company; or (vii) the recipient being convicted of, or entering a guilty plea with respect to, a crime, whether or not connected with the Company.

(e) Indemnification. Neither the Board nor the Committee, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

SECTION 3. STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 5,862,000, plus the number of shares of Stock reserved and available for issuance under the Mercury Systems, Inc. Amended and Restated 2005 Stock Incentive Plan (the “2005 Stock Incentive Plan”) as of the date of shareholder approval of this Plan, subject to adjustment as provided in Section 3(c). For purposes of this limitation, the shares of Stock underlying any Awards that are forfeited, are canceled, expire or are terminated (other than by exercise) under (i) this Plan or (ii) from and after shareholder approval of this Plan, the 2005 Stock Incentive Plan shall be added to the shares of Stock available for issuance under this Plan. Shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding shall not be available for future issuance under the Plan. In addition, upon exercise of Stock Appreciation Rights, the gross number of shares exercised shall be deducted from the total number of shares remaining available for issuance under the Plan. Also, shares purchased in the open market using proceeds received upon the exercise of an Option shall not be available for future issuance under the Plan. Subject to such overall limitations and Section 3(c), shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 500,000 shares of Stock may be granted to any one individual grantee during any one calendar year period and provided, further, that in no event may Incentive Stock Options granted under the Plan exceed 5,862,000 shares of Stock. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b) Effect of Awards. The grant of any full value Award (i.e., an Award other than an Option or a Stock Appreciation Right) shall be deemed, for purposes of determining the number of shares available for issuance under Section 3(a), as an Award of two (2) shares of Stock for each such share actually subject to the Award. The grant of an Option or a Stock

Appreciation Right shall be deemed, for purposes of determining the number of shares available for issuance under Section 3(a), as an Award of one (1) share of Stock for each such share actually subject to the Award.

(c) Changes in Stock. Subject to Section 3(d) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (v) the price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

(d) Mergers and Other Transactions. In the case of and subject to the consummation of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for a different kind of securities of the successor entity and the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iv) the sale of all of the Stock of the Company to an unrelated person or entity (in each case, a “Sale Event”), the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder). In the event of such termination, each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding vested and exercisable Options and Stock Appreciation Rights held by such grantee.

Notwithstanding anything to the contrary in this Section 3(d), in the event of a Sale Event pursuant to which holders of the Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Sale Event, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the grantees holding vested and exercisable Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the value as determined by the Administrator of the consideration payable per share of Stock pursuant to the Sale Event (the “Sale Price”) times the number of shares of Stock subject to such outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights.

(e) Substitute Awards. The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

SECTION 4. ELIGIBILITY

Grantees under the Plan will be such full- or part-time officers and other employees, Non-Employee Directors and key persons (including consultants and qualified individuals who have received offers of employment) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5. STOCK OPTIONS

(a) Grant of Stock Options. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish. No dividends or dividend equivalents shall be paid on Options.

(b) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Administrator at the time of grant but shall not be less than 100 percent (100%) of the Fair Market Value on the date of grant.

(c) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than seven (7) years after the date the Stock Option is granted.

(d) Exercisability; Rights of a Shareholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(e) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased; provided, however, that no Stock Option may be partially exercised with respect to fewer than 50 (fifty) shares. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award agreement:

(i) In cash, by certified or bank check or other instrument acceptable to the Administrator;

(ii) Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that are beneficially owned by the optionee and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(iii) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; or

(iv) By the optionee delivering to the Company a properly executed net exercise notice. Such shares withheld by the Company in the net exercise shall be valued at Fair Market Value on the exercise date.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award agreement or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of shares attested to.

(f) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed one hundred thousand dollars ($100,000). To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

(g) Restrictions. Stock Options may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Option Award agreement. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 15 below, in writing after the Award agreement is issued, if any, if a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Stock Options that have not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship).

(h) Vesting of Stock Options. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Stock Options and the Company’s right of repurchase or risk of forfeiture shall lapse. In the event that any such Stock Options granted to employees shall have a performance-based goal, the vesting period with respect to such options shall not be less than one (1) year, and in the event that any such Stock Options granted to employees shall have a time-based restriction, the total vesting period with respect to such options shall not be less than three years; provided, however, that Stock Options granted to employees with a time-based restriction may become vested incrementally over such three-year period. No portion of any Stock Options granted to employees may vest prior to the first anniversary of the grant date. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the rights on which all restrictions have lapsed shall no longer be restricted and shall be deemed “vested.” Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 15 below, in writing after the Award agreement is issued, a grantee’s rights in any Stock Options that have not vested shall automatically terminate upon the grantee’s termination of employment (or other service relationship) with the Company and its Subsidiaries and such options shall be subject to the provisions of Section 5(g) above.

Notwithstanding the foregoing, the Administrator may accelerate the vesting of Stock Options granted to an employee in the case of retirement, death or disability.

SECTION 6. STOCK APPRECIATION RIGHTS

(a) Nature of Stock Appreciation Rights. A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right, which price shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant (or more than the option exercise price per share, if the Stock Appreciation Right was granted in tandem with a Stock Option) multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised. No dividends or dividend equivalents shall be paid on Stock Appreciation Rights.

(b) Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator in tandem with, or independently of, any Stock Option granted pursuant to Section 5 of the Plan. In the case of a Stock Appreciation Right granted in tandem with a Non-Qualified Stock Option, such Stock Appreciation Right may be granted either at or after the time of the grant of such Option. In the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option, such Stock Appreciation Right may be granted only at the time of the grant of the Option.

A Stock Appreciation Right or applicable portion thereof granted in tandem with a Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Option.

(c) Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator, subject to the following:

(i) Stock Appreciation Rights granted in tandem with Options shall be exercisable at such time or times and to the extent that the related Stock Options shall be exercisable; provided, however, that no Stock Appreciation Right may be partially exercised with respect to fewer than fifty (50) shares.

(ii) Upon exercise of a Stock Appreciation Right granted in tandem with an Option, the applicable portion of any related Option shall be surrendered.

(iii) The term of a Stock Appreciation Right may not exceed seven (7) years.

(d) Restrictions. Stock Appreciation Rights may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Stock Appreciation Rights Award agreement. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 15 below, in writing after the Award agreement is issued, if any, if a grantee’s employment (or other service relationship) with the Company and its

Subsidiaries terminates for any reason, any Stock Appreciation Rights that have not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship).

(e) Vesting of Stock Appreciation Rights. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Stock Appreciation Rights and the Company’s right of repurchase or risk of forfeiture shall lapse. In the event that any such Stock Appreciation Rights granted to employees shall have a performance-based goal, the vesting period with respect to such rights shall not be less than one (1) year, and in the event that any such Stock Appreciation Rights granted to employees shall have a time-based restriction, the total vesting period with respect to such rights shall not be less than three years; provided, however, that Stock Appreciation Rights granted to employees with a time-based restriction may become vested incrementally over such three-year period. No portion of any Stock Appreciation Rights granted to employees may vest prior to the first anniversary of the grant date. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the rights on which all restrictions have lapsed shall no longer be restricted and shall be deemed “vested.” Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 15 below, in writing after the Award agreement is issued, a grantee’s rights in any Stock Appreciation Rights that have not vested shall automatically terminate upon the grantee’s termination of employment (or other service relationship) with the Company and its Subsidiaries and such rights shall be subject to the provisions of Section 6(d) above.

Notwithstanding the foregoing, the Administrator may accelerate the vesting of Stock Appreciation Rights granted to an employee in the case of retirement, death or disability.

SECTION 7. RESTRICTED STOCK AWARDS

(a) Nature of Restricted Stock Awards. A Restricted Stock Award is an Award entitling the recipient to acquire, at such purchase price (which may be zero) as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant (“Restricted Stock”). Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the grantee executing the Restricted Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

(b) Rights as a Shareholder. Upon execution of a written instrument setting forth the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a shareholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock are vested as provided in Section 7(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe. Cash dividends and stock dividends, if any, with respect to the Restricted Stock shall be withheld by the Company for the grantee’s account, and shall be subject to forfeiture to the same degree as the shares of Restricted Stock to which such dividends relate. Except as otherwise determined by the Committee, no interest will accrue or be paid on the amount of any cash dividends withheld.

(c) Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award agreement. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 15 below, in writing after the Award agreement is issued, if any, if a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a shareholder. Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(d) Vesting of Restricted Stock. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or risk of forfeiture shall lapse. In the event that any such Restricted Stock granted to employees shall have a performance-based goal, the restriction period with respect to such shares shall not be less than one (1) year, and in the event that any such Restricted Stock granted to employees shall have a time-based restriction, the total restriction period with respect to such shares shall not be less than three years; provided, however, that Restricted Stock granted to employees with a time-based restriction may become vested incrementally over such three-year period. No portion of any Restricted Stock granted to employees may vest prior to the first anniversary of the grant date. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 15 below, in writing after the Award agreement is issued, a grantee’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee’s termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the provisions of Section 7(c) above.

Notwithstanding the foregoing, the Administrator may accelerate the vesting of Restricted Stock granted to an employee in the case of retirement, death or disability.

SECTION 8. DEFERRED STOCK AWARDS

(a) Nature of Deferred Stock Awards. A Deferred Stock Award is an Award of phantom stock units to a grantee, subject to restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Deferred Stock Award is contingent on the grantee executing the Deferred Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. In the event that any such Deferred Stock Award granted to employees shall have a performance-based goal, the restriction period with respect to such award shall not be less than one (1) year, and in the event any such Deferred Stock Award shall have a time-based restriction, the total restriction period with respect to such award shall not be less than three (3) years; provided, however, that any Deferred Stock Award with a time-based restriction may become vested incrementally over such three (3) year period. No portion of any Deferred Stock Award granted to employees may vest prior to the first anniversary of the grant date. At the end of the deferral period, the Deferred Stock Award, to the extent vested, shall be paid to the grantee in the form of shares of Stock.

Notwithstanding the foregoing, the Administrator may accelerate the vesting of a Deferred Stock Award granted to an employee in the case of retirement, death or disability.

(b) Election to Receive Deferred Stock Awards in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of a Deferred Stock Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any deferred compensation shall be converted to a fixed number of phantom stock units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid but for the deferral.

(c) Rights as a Shareholder. During the deferral period, a grantee shall have no rights as a shareholder; provided, however, that the grantee may be credited with dividend equivalent rights with respect to the phantom stock units underlying his Deferred Stock Award, subject to such terms and conditions as the Administrator may determine, but shall not be entitled to dividends, if any, or dividend equivalents prior to settlement.

(d) Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 15 below, in writing after the Award agreement is issued, a grantee’s right in all Deferred Stock Awards that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 9. PERFORMANCE-BASED AWARDS

(a) Performance Criteria. The performance criteria used in performance goals governing Performance-based Awards may include any or all of the following criteria at the Company, Subsidiary, business unit or business segment level as appropriate: (i) the Company’s return on equity, assets, capital or investment: (ii) pre-tax or after-tax profit levels or EBITDA or adjusted EBITDA; (iii) bookings or revenue growth; (iv) bookings or revenues; (v) operating income as a percentage of sales; (vi) total shareholder return; (vii) changes in the market price of the Stock; (viii) sales or market share; (ix) earnings per share; (x) improvements in operating margins; (xi) operating cash flow or free cash flow; (xii) working capital improvements; (xiii) design wins or entering into contracts with key customers; and (xiv) any combination of such performance metrics, comparisons of such performance metrics to corresponding metrics used by other companies or comparison of such performance metrics to industry data.

(b) Grant of Performance-based Awards. With respect to each Performance-based Award, the Committee shall select, within the first ninety (90) days of a Performance Cycle the performance criteria for such grant, and the achievement targets with respect to each performance criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The performance criteria established by the Committee may be (but need not be) different for each Performance Cycle and different goals may be applicable to Performance-based Awards to different grantees.

(c) Payment of Performance-based Awards. Following the completion of a Performance Cycle, the Committee shall meet to review and certify in writing whether, and to what extent, the performance criteria for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-based Awards earned for the Performance Cycle. The Committee shall then determine the actual size of each grantee’s Performance-based Award.

SECTION 10. TRANSFERABILITY OF AWARDS

(a) Transferability. Except as provided in Section 10(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b) Committee Action. Notwithstanding Section 10(a), the Administrator, in its discretion, may provide either in the Award agreement regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Awards (other than any Incentive Stock Options) to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award.

(c) Family Member. For purposes of Section 10(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than fifty percent (50%) of the voting interests.

(d) Designation of Beneficiary. Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 11. TAX WITHHOLDING

(a) Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state, or local taxes of any kind required or permitted by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

(b) Payment in Stock. Subject to approval by the Administrator, depending on the withholding method, a grantee may elect to have such grantee’s tax withholding obligation satisfied at the minimum or other applicable withholding rate in the grantee’s applicable jurisdiction, including maximum applicable rates that may be utilized without creating adverse accounting treatment under Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto) and permitted under applicable withholding rules promulgated by the Internal Revenue Service or another applicable governmental entity, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy such withholding amount, or (ii) transferring to the Company shares of Stock owned by the grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy such withholding amount.

SECTION 12. CHANGE OF CONTROL

(a) Occurrence of Change of Control. If within six months following the consummation of a Change of Control of the Company, as defined in Section 12(b)(i), the employment of a grantee with a minimum of six months of service with the Company or any of its Subsidiaries as of the effective date of such Change of Control (the “Effective Date”) is involuntarily terminated, then (i) if such Change in Control does not constitute a Sale Event, 50% of the unvested Awards of such grantee will automatically be fully vested, (ii) if such Change in Control constitutes a Sale Event and provision is made for the assumption or continuation of Awards hereunder, or the substitution of such Awards with new Awards of the successor entity or parent thereof, 50% of the unvested assumed, continued or substituted Awards will automatically be fully vested, and (iii) if such Change in Control constitutes a Sale Event and provision is not made for the assumption, continuation or substitution of Awards hereunder, such that all of the unvested Awards of such grantee terminated upon consummation of the Sale Event without any payment with respect thereto, the grantee will be entitled to receive a cash payment equal to the difference between (x) the Sale Price multiplied by the number of shares of Stock subject to 50% of such grantee’s unvested Awards as of the consummation of the Sale Event and (y) the aggregate exercise price of such unvested Awards. Notwithstanding the foregoing, in the event that the fair market value (less any exercise price) of the Awards subject to automatic vesting or any cash payment to which the grantee may become entitled in accordance with the preceding sentence exceeds $25,000 as of the date of termination of employment, then such vesting or payment shall be conditioned upon the grantee executing and failing to revoke during any applicable revocation period a general release of all claims against the Company and its Subsidiaries and affiliates in a form acceptable to the Company or its successor within 60 days of such termination. For purposes hereof, a grantee’s employment with the Company or any Subsidiary is considered “involuntarily terminated” if the Company or any Subsidiary terminates such grantee’s employment with the Company or such Subsidiary without Cause, as defined in Section 12(b)(ii), or such grantee resigns his or her employment with the Company or such Subsidiary for Good Reason, as defined in Section 12(b)(iii). Notwithstanding the foregoing, in the event the Change of Control of the Company is not approved by the Board of Directors, all of the outstanding Awards will automatically become fully vested upon the consummation of the Change of Control of the Company. Further, all of the outstanding Awards held by Non-Employee Directors will automatically become fully vested upon the consummation of a Change of Control of the Company.

(b) Definitions. For purposes of the Plan:

(i) A “ Change of Control of the Company ” shall be deemed to have occurred upon the occurrence of any of the following events:

(A) Any “Person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any of its subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its subsidiaries), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Company’s Board of Directors (“Voting Securities”) (in such case other than as a result of an acquisition of securities directly from the Company or an acquisition of securities involving a Corporate Transaction of the type described in the exclusion set forth in clause (C) below); or

(B) Persons who, as of the date hereof, constitute the Company’s Board of Directors (the “Incumbent Directors”) cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to the date hereof shall be considered an Incumbent Director if such person’s election was approved by or such person was nominated for election by either (x) a vote of at least a majority of the Incumbent Directors or (y) a vote of at least a majority of the Incumbent Directors who are members of a nominating committee comprised, in the majority, of Incumbent Directors; but provided further, that any such person whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director; or

(C) The consummation of a consolidation, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction in which the shareholders of the Company immediately prior to the Corporate Transaction, would, immediately after the Corporate Transaction, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate more than fifty percent (50%) of the voting shares of the corporation issuing cash or securities in the Corporate Transaction (or of its ultimate parent corporation, if any).

Notwithstanding the foregoing, a “ Change of Control of the Company ” shall not be deemed to have occurred for purposes of the foregoing clause (A) solely as the result of an acquisition of securities by the Company that, by reducing the number of shares of Voting Securities outstanding, increases the proportionate number of shares of Voting Securities beneficially owned by any person to fifty percent (50%) or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in this sentence shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the Company) and immediately thereafter beneficially owns fifty percent (50%) or more of the combined voting power of all then outstanding Voting Securities, then a “Change of Control of the Company” shall be deemed to have occurred for purposes of the foregoing clause (A).

(ii) “Cause” shall mean (A) conduct by the grantee constituting a material act of willful misconduct in connection with the performance of his or her duties, including, without limitation, misappropriation of funds or property of the Company or any of its Subsidiaries other than the occasional, customary and de minimis use of the Company or its Subsidiaries’ property for personal purposes; (B) the commission by the grantee of any felony or a misdemeanor involving moral turpitude, deceit, dishonesty or fraud, or any conduct by the grantee that would reasonably be expected to result in material injury to the Company or any of its Subsidiaries; (C) the grantee’s willful and continued failure to perform his or her duties with the Company and its Subsidiaries (other than any failure resulting from incapacity due to physical or mental illness), which continues thirty (30) days after a written demand of performance is delivered to the grantee by any Senior Vice President or Vice President of the Company, which identifies the manner in which such person believes that the grantee has not performed his or her duties; (D) a violation by the grantee of the employment policies of the Company and its Subsidiaries which has continued following written notice of such violation from any Senior Vice President or Vice President of the Company; or (E) the grantee’s willful failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by the Company or any of its Subsidiaries to cooperate, or the willful destruction or failure to preserve documents or other materials known to be relevant to such investigation or the willful inducement of others to fail to cooperate or to produce documents or other materials.

(iii) “Good Reason ” shall mean (A) a reduction in the grantee’s annual cash base salary as in effect on the Effective Date, except for across-the-board reductions similarly affecting all or substantially all Company employees; or (B) a relocation whereby the Company or any Subsidiary requires the grantee to be principally based at any office or location that is more than fifty (50) miles from the grantee’s office on the Effective Date; provided that the reasons set forth above will not constitute “Good Reason” unless, within thirty (30) days after the first occurrence of such Good Reason event, the grantee shall have given written notice to the Company specifically identifying the event that the grantee believes constitutes Good Reason and the Company, or, if applicable, its Subsidiary, has not remedied such event within a reasonable cure period of not less than thirty (30) days after the Company’s receipt of such notice.

SECTION 13. Additional Conditions Applicable to Nonqualified Deferred Compensation Under Section 409A.

In the event any Stock Option or Stock Appreciation Right under the Plan is granted with an exercise price of less than one hundred percent (100%) of the Fair Market Value on the date of grant (regardless of whether or not such exercise price is intentionally or unintentionally priced at less than Fair Market Value), or such grant is materially modified and deemed a new grant at a time when the Fair Market Value exceeds the exercise price, or any other Award is otherwise determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (a “409A Award”), the following additional conditions shall apply and shall supersede any contrary provisions of this Plan or the terms of any agreement relating to such 409A Award.

(a) Exercise and Distribution. Except as provided in Section 13(b) hereof, no 409A Award shall be exercisable or distributable earlier than upon one of the following:

(i) Specified Time. A specified time or a fixed schedule set forth in the written instrument evidencing the 409A Award.

(ii) Separation from Service. Separation from service (within the meaning of Section 409A) by the 409A Award grantee; provided, however, that if the 409A Award grantee is a “key employee” (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) and any of the Company’s Stock is publicly traded on an established securities market or otherwise, exercise or distribution under this Section 13(a)(ii) may not be made before the date that is six months after the date of separation from service.

(iii) Death. The date of death of the 409A Award grantee.

(iv) Disability. The date the 409A Award grantee becomes disabled (within the meaning of Section 13(c)(ii) hereof).

(v) Unforeseeable Emergency. The occurrence of an unforeseeable emergency (within the meaning of Section 13(c)(iii) hereof), but only if the net value (after payment of the exercise price) of the number of shares of Stock that become issuable does not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the exercise, after taking into account the extent to which the emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the grantee’s other assets (to the extent such liquidation would not itself cause severe financial hardship).

(vi) Change of Control Event. The occurrence of a Change of Control Event (within the meaning of Section 13(c)(i) hereof), including the Company’s discretionary exercise of the right to accelerate vesting of such grant upon a Change of Control Event or to terminate the Plan or any 409A Award granted hereunder within twelve (12) months of the Change of Control Event.

(b) No Acceleration. A 409A Award may not be accelerated or exercised prior to the time specified in Section 13(a) hereof, except in the case of one (1) of the following events:

(i) Domestic Relations Order. The 409A Award may permit the acceleration of the exercise or distribution time or schedule to an individual other than the grantee as may be necessary to comply with the terms of a domestic relations order (as defined in Section 414(p)(1)(B) of the Code).

(ii) Conflicts of Interest. The 409A Award may permit the acceleration of the exercise or distribution time or schedule as may be necessary to comply with the terms of a certificate of divestiture (as defined in Section 1043(b)(2) of the Code).

(iii) Change of Control Event. The Administrator may exercise the discretionary right to accelerate the vesting of such 409A Award upon a Change of Control Event or to terminate the Plan or any 409A Award granted thereunder within twelve (12) months of the Change of Control Event and cancel the 409A Award for compensation.

(c) Definitions. Solely for purposes of this Section 13 and not for other purposes of the Plan, the following terms shall be defined as set forth below:

(i) “Change of Control Event” means the occurrence of a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company (as defined in regulations promulgated under Section 409A).

(ii) “Disabled” means a grantee who (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 (twelve) months, or (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) (twelve) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company or its Subsidiaries.

(iii) “Unforeseeable Emergency” means a severe financial hardship to the grantee resulting from an illness or accident of the grantee, the grantee’s spouse, or a dependent (as defined in Section 152(a) of the Code) of the grantee, loss of the grantee’s property due to casualty, or similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the grantee.

SECTION 14. TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment:
(a) A transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(b) An approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 15. AMENDMENTS AND TERMINATION

(a) Amendments in General. The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(c) or 3(d), in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights, effect repricing through cancellation and re-grants, or repurchase out-of-the-money Stock Options or Stock Appreciation Rights for cash, unless the Administrator proposes for shareholder vote, and shareholders approve, such reduction, cancellation and re-grant, repricing, or repurchase. Any material Plan amendments (other than amendments that curtail the scope of the Plan), including any Plan amendments that (i) increase the number of shares reserved for issuance under the Plan, (ii) expand the type of Awards available under, materially expand the eligibility to participate in, or materially extend the term of, the Plan, or (iii) materially change the method of determining Fair Market Value, shall be subject to approval by the Company shareholders entitled to vote at a meeting of shareholders. In addition, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company shareholders entitled to vote at a meeting of shareholders. Nothing in this Section 15 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(c) or 3(d).

(b) No Repricing of Awards Without Stockholder Approval. Notwithstanding any other provision of the Plan, the repricing of Awards shall not be permitted without stockholder approval. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (1) changing the terms of an Award to lower its exercise or base price (other than on account of capital adjustments resulting from share splits, etc., as described herein, (2) any other action that is treated as a repricing under GAAP, and (3) repurchasing for cash or canceling an Award in exchange for another Award at a time when its exercise or base price is greater than the Fair Market Value of the underlying share of Stock, unless the cancellation and exchange occurs in connection with an event set forth in Section 3 hereof.

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 16. GENERAL PROVISIONS

(a) No Distribution; Compliance with Legal Requirements. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

(b) Delivery of Stock Certificates. Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Stock Certificates or uncertified Stock for any Restricted Stock Award shall be delivered to the Secretary of the Company to be held in escrow until the Award becomes vested.

(c) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(d) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to such Company’s applicable insider trading policy and procedures, as in effect from time to time.

(e) Grantees Outside of the United States. The Committee may modify the terms of any Award under the Plan made to or held by a grantee who is then a resident, or is primarily employed or providing services, outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the grantee is then a resident or primarily employed or providing services, or so that the value and other benefits of the Award to the grantee, as affected by non–U.S. tax laws and other restrictions applicable as a result of the grantee’s residence, employment, or providing services abroad, shall be comparable to the value of such Award to a grantee who is a resident, or is primarily employed or providing services, in the United States. An Award may be modified under this Section 17(e) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the grantee whose Award is modified. Additionally, the Committee may adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Eligible Persons who are non–U.S. nationals or are primarily employed or providing services outside the United States.

(f) Data Privacy. As a condition of receipt of any Award, each grantee explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this Section 17(f) by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering, and managing the Plan and Awards and the grantee’s participation in the Plan. In furtherance of such implementation, administration, and management, the Company and its Affiliates may hold certain personal information about a grantee, including, but not limited to, the grantee’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company or any of its Affiliates, and details of all Awards (the “Data”). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of the Plan and Awards and the grantee’s participation in the Plan, the Company and its Affiliates may each transfer the Data to any third parties assisting the Company in the implementation, administration, and management of the Plan and Awards and the grantee’s participation in the Plan. Recipients of the Data may be located in the grantee’s country or elsewhere, and the grantee’s country and any given recipient’s country may have different data privacy laws and protections. By accepting an Award, each grantee authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration, and management of the Plan and Awards and the grantee’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the grantee may elect to deposit any shares of Stock. The Data related to a grantee will be held only as long as is necessary to implement, administer, and manage the Plan and Awards and the grantee’s participation in the Plan. A grantee may, at any time, view the Data held by the Company with respect to such grantee, request additional information about the storage and processing of the Data with respect to such grantee, recommend any necessary corrections to the Data with respect to the grantee, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel the grantee’s eligibility to participate in the Plan, and in the Committee’s discretion, the grantee may forfeit any outstanding Awards if the grantee refuses or withdraws the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, grantees may contact their local human resources representative.

SECTION 17. EFFECTIVE DATE OF PLAN

This Plan shall become effective upon approval by the holders of a majority of the votes cast at a meeting of shareholders at which a quorum is present. Subject to such approval by the shareholders and to the requirement that no Stock may be issued hereunder prior to such approval, Stock Options and other Awards may be granted hereunder on and after adoption of this Plan by the Board. No grants of Stock Options and other Awards may be made hereunder after July 23, 2028 and no grants of Incentive Stock Options may be made hereunder after the tenth (10th) anniversary of the date the Plan is approved by the Board.

SECTION 18. GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, applied without regard to conflict of law principles.

DATE INITIALLY APPROVED BY BOARD OF DIRECTORS: July 23, 2018

DATE INITIALLY APPROVED BY SHAREHOLDERS: October 24, 2018

DATE RESTATEMENT APPROVED BY BOARD OF DIRECTORS: January 22, 2019

DATE RESTATEMENT APPROVED BY BOARD OF DIRECTORS: August 31, 2020

Appendix B

MERCURY SYSTEMS, INC.

1997 EMPLOYEE STOCK PURCHASE PLAN
(as amended and restated through August 31, 2020)

1. PURPOSE.

It is the purpose of this 1997 Employee Stock Purchase Plan to provide a means whereby eligible employees may purchase Common Stock of Mercury Systems, Inc. (the “Company”) and any subsidiaries as defined below through after-tax payroll deductions. It is intended to provide a further incentive for employees to promote the best interests of the Company and to encourage stock ownership by employees in order that they may participate in the Company’s economic growth.

It is the intention of the Company that the Plan qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code and the provisions of this Plan shall be construed in a manner consistent with the Code and Treasury Regulations promulgated thereunder.

2. DEFINITIONS.

The following words or terms, when used herein, shall have the following respective meanings:

a.“Plan” shall mean the 1997 Employee Stock Purchase Plan.

b.“Company” shall mean Mercury Systems, Inc., a Massachusetts corporation.

c.“Account” shall mean the Employee Stock Purchase Account established for a Participant under Section 7 hereunder.

d.“Basic Compensation” shall mean the regular rate of salary or wages in effect during a Purchase Period, before any deductions or withholdings, and including overtime, bonuses and sales commissions, but excluding amounts paid in reimbursement of expenses.

e.“Board of Directors” shall mean the Board of Directors of Mercury Systems, Inc.

f.“Code” shall mean the Internal Revenue Code of 1986, as amended.

g.“Committee” shall mean the Compensation Committee appointed by the Board of Directors.

h.“Common Stock” shall mean shares of the Company’s common stock, $.01 par value per share.

i. “Eligible Employees” shall mean all persons employed by the Company or its Subsidiaries, but excluding:
(1) Persons whose customary employment is less than twenty hours per week or five months or less per year; and
(2) Persons who are deemed for purposes of Section 423(b)(3) of the Code to own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or a subsidiary.

For purposes of the Plan, employment will be treated as continuing intact while a Participant is on military leave, sick leave, or other bona fide leave of absence, for up to 90 days or so long as the Participant’s right to re-employment is guaranteed either by statute or by contract, if longer than 90 days.

j. “Exercise Date” shall mean the last day of a Purchase Period; provided, however, that if such date is not a business day, “Exercise Date” shall mean the immediately preceding business day.

k. “Participant” shall mean an Eligible Employee who elects to participate in the Plan under Section 6 hereunder.

l. There shall be two “Purchase Periods” in each full calendar year during which the Plan is in effect, one commencing on January 1 of each calendar year and continuing through June 30 of such calendar year, and the second commencing on July 1 of each calendar year and continuing through December 31 of such calendar year. The last Purchase Period shall commence on January 1, 2025 and end on June 30, 2025.

m. “Purchase Price” shall mean the lower of (i) 85% of the fair market value of a share of Common Stock for the first business day of the relevant Purchase Period, or (ii) 85% of such value on the relevant Exercise Date. If the shares of

Common Stock are listed on any national securities exchange, including without limitation the Nasdaq Stock Market, the fair market value per share of Common Stock on a particular day shall be the closing price, if any, on the largest such exchange on such day, and, if there are no sales of the shares of Common Stock on such particular day, the fair market value of a share of Common Stock shall be determined by taking the weighted average of the means between the highest and lowest sales on the nearest date before and the nearest date after the particular day in accordance with Treasury Regulations Section 25.2512-2. If the shares of Common Stock are not then listed on any such exchange, the fair market value per share of Common Stock on a particular day shall be the mean between the closing “Bid” and the closing “Asked” prices, if any, as reported in the National Daily Quotation Service for such day. If the fair market value cannot be determined under the preceding sentences, it shall be determined in good faith by the Board of Directors.

n. “Subsidiary” shall mean any present or future corporation which (i) would be a “subsidiary corporation” of the Company as that term is defined in Section 424(f) of the Code and (ii) is designated as a participating employer in the Plan by the Board.

3. GRANT OF OPTION TO PURCHASE SHARES.

Each Eligible Employee shall be granted an option effective on the first business day of each Purchase Period to purchase shares of Common Stock. The term of the option shall be the length of the Purchase Period. The number of shares subject to each option shall be the quotient of the aggregate payroll deductions in the Purchase Period authorized by each Participant in accordance with Section 6 divided by the Purchase Price, but in no event greater than 833 shares per option, or such other number as determined from time to time by the Board of Directors or the Committee (the “Share Limitation”). Notwithstanding the foregoing, no employee shall be granted an option which permits his right to purchase shares under the Plan to accrue at a rate which exceeds in any one calendar year $25,000 of the fair market value of the Common Stock as of the date the option to purchase is granted.

4. SHARES.

There shall be 2,300,000 shares of Common Stock reserved for issuance to and purchase by Participants under the Plan, subject to adjustment as herein provided. The shares of Common Stock subject to the Plan shall be either shares of authorized but unissued Common Stock or shares of Common Stock reacquired by the Company and held as treasury shares. Shares of Common Stock not purchased under an option terminated pursuant to the provisions of the Plan may again be subject to options granted under the Plan.

The aggregate number of shares of Common Stock which may be purchased pursuant to options granted hereunder, the number of shares of Common Stock covered by each outstanding option, and the purchase price for each such option shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of Common Stock resulting from a stock split or other subdivision or consolidation of shares of Common Stock or for other capital adjustments or payments of stock dividends or distributions or other increases or decreases in the outstanding shares of Common Stock effected without receipt of consideration by the Company.

5. ADMINISTRATION.

The Plan shall be administered by the Board of Directors or the Compensation Committee appointed from time to time by the Board of Directors. The Board of Directors or the Committee, if one has been appointed, is vested with full authority to make, administer and interpret such equitable rules and regulations regarding the Plan as it may deem advisable. The Board of Directors’, or the Committee’s, if one has been appointed, determinations as to the interpretation and operation of the Plan shall be final and conclusive. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under the Plan.

6. ELECTION TO PARTICIPATE.

An Eligible Employee may elect to become a Participant in the Plan for a Purchase Period by completing a “Stock Purchase Agreement” form prior to the first day of the Purchase Period for which the election is made. Such Stock Purchase Agreement shall be in such form as shall be determined by the Board of Directors or the Committee. The election to participate shall be effective for the Purchase Period for which it is made. There is no limit on the number of Purchase Periods for which an Eligible Employee may elect to become a Participant in the Plan. In the Stock Purchase Agreement, the Eligible Employee shall authorize regular payroll deductions of any full percentage of his Basic Compensation, but in no event less than one percent (1%) nor more than ten percent (10%) of his Basic Compensation, not to exceed $25,000 per year. An Eligible Employee may not change his authorization except as otherwise provided in Section 9. Options granted to Eligible Employees who have failed to execute a Stock Purchase Agreement within the time periods prescribed in the Plan will automatically lapse.

7. EMPLOYEE STOCK PURCHASE AGREEMENT.

An Employee Stock Purchase Account will be established for each Participant in the Plan for bookkeeping purposes, and payroll deductions made under Section 6 will be credited to such Accounts. However, prior to the purchase of shares in accordance with Section 8 or withdrawal from or termination of the Plan in accordance with provisions hereof, the Company may use for any valid corporate purpose all amounts deducted from a Participant’s wages under the Plan and credited for bookkeeping purposes to his Account.

The Company shall be under no obligation to pay interest on funds credited to a Participant’s Account, whether upon purchase of shares in accordance with Section 8 or upon distribution in the event of withdrawal from or termination of the Plan as herein provided.

8. PURCHASE OF SHARES.

Each Eligible Employee who is a Participant in the Plan automatically and without any act on his part will be deemed to have exercised his option on each Exercise Date to the extent that the balance then in his Account under the Plan is sufficient to purchase at the Purchase Price whole shares of the Common Stock subject to his option, subject to the Share Limitation and the Section 423(b)(8) limitation described in Section 3. Any balance remaining in the Participant’s Account shall be retained in the Participant’s Account and added to the aggregate payroll deductions during the next Purchase Period for purposes of determining the number of shares which may be acquired by such Participant pursuant to Section 3, unless a refund is requested by the Participant. No interest shall be paid on the balance remaining in any Participant’s Account.

9. WITHDRAWAL.

A Participant who has elected to authorize payroll deductions for the purchase of shares of Common Stock may cancel his election by written notice of cancellation (“Cancellation”) delivered to the office or person designated by the Company to receive Stock Purchase Agreements, but any such notice of Cancellation must be so delivered not later than ten (10) days before the relevant Exercise Date.

A Participant will receive in cash, as soon as practicable after delivery of the notice of Cancellation, the amount credited to his Account. Any Participant who so withdraws from the Plan may again become a Participant at the start of the next Purchase Period in accordance with Section 6.

Upon dissolution or liquidation of the Company every option outstanding hereunder shall terminate, in which event each Participant shall be refunded the amount of cash then in his Account. If the Company shall at any time merge into or consolidate with another corporation, the holder of each option then outstanding will thereafter be entitled to receive at the next Exercise Date, upon exercise of such option and for each share as to which such option was exercised, the securities or property which a holder of one share of Common Stock was entitled upon and at such time of such merger or consolidation. In accordance with this paragraph and this Plan, the Board of Directors or Compensation Committee, if any, shall determine the kind or amount of such securities or property which such holder of an option shall be entitled to receive. A sale of all or substantially all of the assets of the Company shall be deemed a merger or consolidation for the foregoing purposes.

10. ISSUANCE OF STOCK CERTIFICATES.

The shares of Common Stock purchased by a Participant shall, for all purposes, be deemed to have been issued and sold at the close of business on the Exercise Date. Prior to that date none of the rights or privileges of a shareholder of the Company, including the right to vote or receive dividends, shall exist with respect to such shares.

Within a reasonable time after the Exercise Date, the Company shall notify the transfer agent and registrar of the Common Stock of the Participant’s ownership of the number of shares of Common Stock purchased by a Participant for the Purchase Period, which shall be registered either in the Participant’s name or jointly in the names of the Participant and his spouse with right of survivorship as the Participant shall designate in his Stock Purchase Agreement. Such designation may be changed at any time by filing notice thereof with the party designated by the Company to receive such notices.

11. TERMINATION OF EMPLOYMENT.

(a) Upon a Participant’s termination of employment for any reason, other than death, no payroll deduction may be made from any compensation due him and the entire balance credited to his Account shall be automatically refunded, and his rights under the Plan shall terminate.

(b) Upon the death of a Participant, no payroll deduction shall be made from any compensation due him at time of death, the entire balance in the deceased Participant’s Account shall be paid in cash to the Participant’s designated beneficiary, if any, under a group insurance plan of the Company covering such employee, or otherwise to his estate, and his rights under the Plan shall terminate.

12. RIGHTS NOT TRANSFERABLE.

The right to purchase shares of Common Stock under this Plan is exercisable only by the Participant during his lifetime and is not transferable by him. If a Participant attempts to transfer his right to purchase shares under the Plan, he shall be deemed to have requested withdrawal from the Plan and the provisions of Section 9 hereof shall apply with respect to such Participant.

13. NO GUARANTEE OF CONTINUED EMPLOYMENT.

Granting of an option under this Plan shall imply no right of continued employment with the Company for any Eligible Employee.

14. NOTICE.

Any notice which an Eligible Employee or Participant files pursuant to this Plan shall be in writing and shall be delivered personally or by mail addressed to Mercury Systems, Inc., 50 Minuteman Road, Andover, MA 01810, Attn: ESPP Administrator. Any notice to a Participant or an Eligible Employee shall be conspicuously posted in the Company’s principal office or shall be mailed addressed to the Participant or Eligible Employee at the address designated in the Stock Purchase Agreement or in a subsequent writing.

15. APPLICATION OF FUNDS.

All funds deducted from a Participant’s wages in payment for shares purchased or to be purchased under this Plan may be used for any valid corporate purpose provided that the Participant’s Account shall be credited with the amounts of all payroll deductions as provided in Section 7.

16. GOVERNMENT APPROVALS OR CONSENTS.

This Plan and any offering and sales to Eligible Employees under it are subject to any governmental approvals or consents that may be or become applicable in connection therewith. Subject to the provisions of Section 17, the Board of Directors of the Company may make such changes in the Plan and include such terms in any offering under this Plan as may be necessary or desirable, in the opinion of counsel, to comply with the rules or regulations of any governmental authority, or to be eligible for tax benefits under the Code or the laws of any state.

17. AMENDMENT OF THE PLAN.

The Board of Directors may, without the consent of the Participants, amend the Plan at any time, provided that no such action shall adversely affect options theretofore granted hereunder, and provided that no such action by the Board of Directors without approval of the Company’s shareholders may (a) increase the total number of shares of Common Stock which may be purchased by all Participants, (b) change the class of employees eligible to receive options under the Plan, or (c) make any changes to the Plan which require shareholder approval under applicable law or regulations, including Section 423 of the Code and the regulations promulgated thereunder.

For purposes of this Section 17, termination of the Plan by the Board of Directors pursuant to Section 18 shall not be deemed to be an action which adversely affects options theretofore granted hereunder.

18. TERM OF THE PLAN.

The Plan shall become effective on the Effective Date, provided that it is approved within twelve months after adoption by the Board of Directors by the affirmative vote of holders of a majority of the stock of the Company present or represented and entitled to vote at a duly held shareholders’ meeting. The Plan shall continue in effect through June 30, 2025, provided, however, that the Board of Directors shall have the right to terminate the Plan at any time, but such termination shall not affect options then outstanding under the Plan. It will terminate in any case when all or substantially all of the unissued shares of Common Stock reserved for the purposes of the Plan have been purchased. If at any time shares of Common Stock reserved for the purposes of the Plan remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares shall be apportioned among Participants in proportion to the amount of payroll deductions accumulated on behalf of each Participant that would otherwise be used to purchase Common Stock and the Plan shall terminate. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase stock will be refunded, without interest.

19. NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.

By electing to participate in the Plan, each Participant agrees to notify the Company in writing immediately after the Participant transfers Common Stock acquired under the Plan, if such transfer occurs within two years after the first business day of the Purchase Period in which such Common Stock was acquired. Each Participant further agrees to provide any information about such a transfer as may be requested by the Company or any subsidiary corporation in order to assist it in complying with the tax laws. Such dispositions generally are treated as “disqualifying dispositions” under Sections 421 and 424 of the Code, which have certain tax consequences to Participants and to the Company and its participating Subsidiaries. The Participant acknowledges that the Company may send a Form W-2, or substitute therefor, as appropriate, to the Participant with respect to any income recognized by the Participant upon a disqualifying disposition of Common Stock.

20. WITHHOLDING OF ADDITIONAL INCOME TAXES.

By electing to participate in the Plan, each Participant acknowledges that the Company and its participating Subsidiaries are required to withhold taxes with respect to the amounts deducted from the Participant’s compensation and accumulated for the benefit of the Participant under the Plan and each Participant agrees that the Company and its participating Subsidiaries may deduct additional amounts from the Participant’s compensation, when amounts are added to the Participant’s account, used to purchase Common Stock or refunded, in order to satisfy such withholding obligations.

21. GENERAL.

Whenever the context of this Plan permits, the masculine gender shall include the feminine and neuter genders.

Approved by the Board of Directors: November 19, 1997; June 15, 1998; June 11, 1999; April 17, 2001; June 20, 2005; July 24, 2006; September 14, 2009; September 13, 2011; July 29, 2015; August 31, 2020

Approved by the Shareholders: December 18, 1997; November 13, 2006; October 21, 2009; October 21, 2011; December 8, 2015

Appendix C

Below is a reconciliation between adjusted EBITDA and the most comparable GAAP financial metric.

(in thousands)	Fiscal 2020
Net income (loss)	$85,712
Other non-operating adjustments, net	(5,636)
Interest (income) expense, net	(1,145)
Tax provision	8,221
Depreciation	18,770
Amortization of intangible assets	30,560
Restructuring and other charges	1,805
Impairment of long-lived assets	—
Acquisition and financing costs	5,645
Fair value adjustments from purchase accounting	1,801
Litigation and settlement expenses	944
COVID related expenses	2,593
Stock-based and other non-cash compensation expense	26,972
Adjusted EBITDA	$176,242

Copyright © 2020 Mercury Systems Inc. All rights reserved. The Mercury Systems logo and the following are trademarks or registered trademarks of Mercury Systems Inc.: Mercury Systems, Innovation That Matters. Other marks used herein may be trademarks or registered trademarks of their respective holders. Mercury believes this information is accurate as of its publication date and is not responsible for any inadvertent errors. The information contained herein is subject to change without notice.

PROVEN. PURPOSE-BUILT. PROFOUNDLY ACCESSIBLE.

Mercury Systems is the leader in making trusted, secure mission-critical technologies profoundly more accessible to Aerospace & Defense. We deliver pre-integrated subsystems and modules with faster design cycles, purpose-built to withstand extreme environments and meet our customers' most pressing needs for performance, safety, security and affordability. From system scale to chip scale, we deliver solutions critical to a safe and secure world. Innovation That Matters® for People Who Matter.

mrcy.com

mercury systems® VOTE

000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.envisionreports.com/MRCY** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/MRCY

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 3, 4 and 5.

Class II Directors:

	For	Withhold
01 - Mark Aslett	☐	☐
02 - Mary Louise Krakauer	☐	☐
03 - William K. O'Brien	☐	☐

Class III Director:

	For	Withhold
04 - Orlando P. Carvalho	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name(s) appear(s) on this proxy card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 JNT

1 U P X 4 7 5 2 8 8

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

03BF0A

The 2020 Annual Meeting of Shareholders of Mercury Systems, Inc. will be held on Wednesday, October 28, 2020, 10:00 a.m. Eastern Time, virtually via the internet at http://www.meetingcenter.io/258596499.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

The password for this meeting is - MRCY2020.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on October 28, 2020: The Notice of Annual Meeting, Proxy Statement and 2020 Annual Report to Shareholders are available at: www.edocumentview.com/MRCY.

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/MRCY

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Mercury Systems, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Mark Aslett, Christopher C. Cambria, and Michael D. Ruppert, and each of them singly, with full power of substitution, proxies to represent the undersigned at the Annual Meeting of Shareholders of Mercury Systems, Inc. to be held on October 28, 2020 at 10:00 a.m., local time, and at any adjournments or postponements thereof, to vote in the name and place of the undersigned, with all powers which the undersigned would possess if personally present, upon the proposals set forth on the reverse side of this proxy card.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice or the Annual Meeting of Shareholders and the Proxy Statement with respect thereto and hereby revoke(s) any proxy or proxies heretofore given.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR PROPOSALS 2, 3, 4 AND 5, AND IN ACCORDANCE WITH THE PROXIES' DISCRETION ON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.

PLEASE VOTE, DATE AND SIGN THIS PROXY IN THE SPACE PROVIDED AND RETURN IT IN THE ENCLOSED ENVELOPE.

C **Non-Voting Items**

Change of Address — Please print new address below.

Comments — Please print your comments below.